UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant  [   ]

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[   ]      Soliciting Material Pursuant to ss.240.14a-12

Telemetrix Inc.
__________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

Not Applicable
___________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TELEMETRIX INC.
7105 LaVista Place, Suite 100
Longmont, CO 80503

Dear Shareholders:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders and Proxy Statement for the Annual Meeting of Shareholders of Telemetrix Inc. (the “Company”) to be held at 10:00 a.m. on September __, 2006, at the company offices at 7105 LaVista Place, Suite 100, Longmont, CO 80503.

     At the Annual Meeting, you will be asked to: (i) elect five (5) nominees to serve as directors of the Company; (ii) ratify the appointment of Stark Winter Schenkein and Co., LLP as the independent accountants of the Company for the current fiscal year ending December 31, 2005; (iii) increase the number of authorized shares of common stock of the Company from the present 25 million to 750 million; (iv) increase the number of authorized shares of preferred stock from 5 million to 25 million; (v) approve the Settlement Agreement between the Company and the majority Shareholders of the Company and Nyssen LP (“Nyssen”), and TowerGate Finance Limited. (“TowerGate”); and (vi) approve an employee stock option plan with 18 million common shares or approximately 10% of our authorized common stock (assuming the Company’s Shareholders approve an increase in the Company’s authorized common stock) to incentivize the performance of our existing and new management.

     The Board of Directors hopes that you will be able to attend the Shareholders’ Annual Meeting. We look forward to meeting each of you and discussing with you the events that occurred during the Company’s past fiscal year and its current prospects. If you are unable to attend in person or to otherwise be represented, we urge you to vote by signing the enclosed Proxy and mailing it to the Company in the accompanying stamped envelope at your earliest convenience. Please be sure to sign it exactly as the name or names appear on the Proxy. We urge you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the Annual Meeting.

Sincerely yours, William W. Becker Chairman of the Board and Chief Executive Officer

Date: August 11, 2006

Enclosures

TELEMETRIX INC.
Notice of Annual Meeting of Shareholders
to be Held September __, 2006

TO OUR SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of the Shareholders of Telemetrix Inc. (the “Company”) will be held on September __, 2006, at 10:00 a.m. (MST) at 7105 LaVista Place, Suite 100, Longmont, CO 80503, for the following purposes:

     1. to elect a Board of Directors consisting of five (5) persons to serve until the next Annual Meeting of the Shareholders or until their respective successors have been duly elected and qualified;

     2. to consider and vote upon the ratification of the appointment by the Board of Directors of Stark Winter Schenkein and Co., LLP, accountants for the Company for the fiscal year ending December 31, 2005;

     3. to increase the number of authorized shares of common stock of the Company from the present 25 million to 750 million;

     4. to increase the number of authorized shares of preferred stock from 5 million to 25 million;

     5. to approve the Settlement Agreement, dated as of November 30, 2004, among the Company, certain of the Company’s majority Shareholders, Nyssen LP and TowerGate Finance Limited;

     6. to approve an employee stock option plan with 18 million common shares or ten percent (10%) of our authorized common stock (assuming the Company’s Shareholders approve an increase in the Company’s authorized common stock as set forth in Item 3, above) to incentivize the performance of our existing management; and

     7. to transact such other business as may properly come before this meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed July 31, 2006, as the record date for the determination of Shareholders entitled to vote at the annual meeting. Only Shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Dated: August 11, 2006	By Order of the Board of Directors,
William W. Becker, Chief Executive Officer

TELEMETRIX INC.
7105 LaVista Place, Suite 100
Longmont, CO 80503

Proxy Statement for Annual Meeting of Shareholders

INTRODUCTION

     The Board of Directors of Telemetrix Inc. (the “Company”), whose executive offices are located at 7105 LaVista Place, Suite 100, Longmont, CO 80503, hereby solicits your Proxy in the form enclosed for use at the Annual Meeting of Shareholders to be held on September __, 2006, 10:00 a.m. (Mountain Time) at the Company’s executive offices, or at any postponement or adjournment thereof (“Annual Meeting”). The expense of soliciting your Proxy will be borne by the Company. The approximate day on which this Proxy Statement and the accompanying form of Proxy will be first mailed or given to Shareholders is June, 2006.

     At the Annual Meeting, you will be asked to (i) elect five (5) nominees to serve as the directors of the Company; (ii) ratify the appointment of Stark Winter Schenkein and Co., LLP, as the independent accountants for the Company for the current fiscal year ending December 31, 2005; (iii) increase the number of authorized shares of common stock of the Company from the present 25 million to 750 million; (iv) increase the number of authorized shares of preferred stock from 5 million to 25 million; (v) approve the Settlement Agreement, dated as of November 30, 2004 (“Settlement Agreement”), among the Company and certain of its majority Shareholders and Nyssen LP (“Nyssen”) and TowerGate Finance Limited (“TowerGate”); and (vi) approve an employee incentive stock option plan with 18 million common shares or approximately 10% of our authorized common stock (assuming Shareholder approval of an increase in our capitalization as set forth in Item (iii) above) to incentivize the performance of our existing and new management.

     Shareholder approval of Proposals Two and Four is not conditioned on any other proposal. Shareholder approval of Proposal One to elect new directors is conditioned upon shareholder approval of the Settlement Agreement in Proposal Five. Shareholder approval of Proposal Three to increase the number of shares of authorized common stock is not conditioned on approval of any other proposal, but is very closely related to shareholder approval of the Settlement Agreement in Proposal Five. Thus, if the shareholders approve the increase in the authorized shares of common stock but do not approve the Settlement Agreement, Telemetrix will still be able to use the increased number of authorized shares of common stock for corporate purposes. For example, while Telemetrix has no specific plan at this time to use the newly-authorized shares of common stock, other than to implement the terms of the Settlement Agreement, Telemetrix has developed a business plan in which its objectives are to add new telecommunications services. In this regard, Telemetrix will need additional capital. Accordingly, Telemetrix could either conduct a private placement of securities or a secondary offering of securities utilizing the newly-authorized common stock to accomplish this objective.

     Shareholder approval of Proposal Five is conditioned, however, upon shareholder approval of Proposal Three to increase the number of authorized shares of common stock. If shareholders do not approve the proposal to increase the number of authorized shares of common stock, the Company would be unable to implement the Settlement Agreement, including the election of the directors who were nominated by the Becker Entities and by Nyssen/TowerGate, the conversion of the loans made to the Company by Becker Capital Management and Nyssen into shares of common stock, as set forth in the Settlement Agreement, and the issuance of shares to Michael J. Tracy, Michael L. Gates and Becker Capital Management.

     As a consequence, the Company would have to carry these loans as current liabilities in its financial statements. Furthermore, the loans by Becker Capital Management and Nyssen were made on demand notes. If either Becker Capital Management or Nyssen made demand for payment of the loans, the Company would be unable to make payment, and unless the Company were able to restructure these loans with an acceptable repayment plan, the Company would have to consider filing bankruptcy. In addition, the Company would be unable to meet its obligations to other shareholders who have made loans to the Company that are convertible with common stock. These loans were also made on demand notes. Unless the Company were able restructure these loans to include an acceptable repayment plan, the Company would be unable to pay them if demand for payment were made, the Company would likely file bankruptcy.

     We urge you to sign, date and return your Proxy in the enclosed envelope promptly to make certain that your shares will be voted at the Annual Meeting.

DATE, TIME AND PLACE

     The Annual Meeting will be held on September __, 2006, at 10:00 a.m. (Mountain time), at the executive offices of the Company at 7105 LaVista Place, Suite 100, Longmont, CO 80503, for the following purposes:

RECORD DATE; VOTING RIGHTS

     The Company had 24,999,682 shares of Class A common stock, $0.001 par value (the “Common Stock”) outstanding at the close of business on July 31, 2006, the record date (the “Record Date”). Only Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. The Company has determined that those Shareholders who are signatories to the Settlement Agreement among Telemetrix and certain of its majority Shareholders and Nyssen and TowerGate, which our Shareholders are being requested to approve, will not be entitled to vote at the Annual Meeting on the approval of the Settlement Agreement. The signatory Shareholders have concurred with the Company’s determination on this matter.

     The number and percentage of shares that will not be entitled to vote on the approval of the Settlement Agreement are set forth in the table below.

TELEMETRIX INC.
Number of Common Shares Not Entitled to Vote on the Proposal to Approve the
Settlement Agreement (Proposal 5)

Name of Shareholder	Number of Shares Held Not Entitled to Vote on Proposal 5	Percent (%)
Ardara Investments Ltd.	750,000	3.00%
Becker Capital Management LLC	659,006	2.64%
Becker, William W.	87,500	0.35%
Becker, Christine	50,000	0.20%
BCG Holdings Inc.	174,259	0.70%
Glaser, Michael	1,432,554	5.73%
Hartford Holdings Ltd.	4,136,263	16.55%
Ionian Investments Ltd.	750,000	3.00%
Tracy, Michael	4,885,504	19.54%
Vintage Investment Ltd.	1,725,000	6.90%
Wyse Investments Ltd.	500,000	2.00%

Total Shares	15,150,086	60.61%

     Delaware law, 8 Del. Code §216 states that, absent provision in a corporation’s articles or by-laws, a majority of shareholders of a Delaware corporation entitled to vote present and in person or by proxy for a specific action shall constitute a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Section 1.4 of Telemetrix’s Bylaws, entitled “Quorum”, states that the holders of record of a majority of the shares of stock entitled to vote present or in person or represented by a proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum, the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is obtained. Any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

     Accordingly, under 8 Del. Code §216 and Telemetrix’s Bylaws, referred to above, a majority of shares entitled to vote present and in person or by proxy for a specific action, shall constitute a quorum for a meeting of stockholders. Telemetrix has 24,999,682 shares outstanding. Thus, 12,524,841 shares shall constitute a quorum to vote for the transaction of business at Telemetrix’s annual meeting. This number of shares constitutes a quorum to vote on the specific proposals for: (1) election of directors; (2) ratification of the appointment of the Company’s independent auditors for the fiscal year ended December 31, 2005; (3) an increase in the authorized number of the Company’s common shares; (4) an increase in the authorized number of the Company’s preferred shares; and (5) adoption of an employee stock option plan to incentivize the performance of existing and new management. The number of shares constituting a quorum to vote on the specific proposal to approve the Settlement Agreement in Proposal Five is calculated differently. Excluding the 15,150,086 shares not entitled to vote on the approval of the Settlement Agreement, there will be 9,849,596 shares entitled to vote on the approval of the Settlement Agreement. Thus a majority of these shares or 4,934,648 shares present and in person or represented by proxy at the annual meeting will constitute a quorum to enable a vote on the specific proposal for approval of the Settlement Agreement.

     As stated above, the presence, in person or by proxy, of holders of a majority of all the shares of common stock outstanding entitled to vote at the Annual Meeting or 12,524,841 shares constitutes a quorum of the Company’s Shareholders to vote on the transactions of business at the Annual Meeting except for the proposal for approval of the Settlement Agreement as set forth above. Each share of common stock outstanding that constitutes a quorum for each such matter is entitled to one vote on each matter that may be brought before our Annual Meeting. Votes withheld from director-nominees, abstentions, and broker-non-votes will be counted in determining whether a quorum has been reached.

     Directors will be elected by plurality of the votes cast in person or represented by a Proxy at the Annual Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of the majority of the votes cast in person or represented by Proxy at the Annual Meeting and entitled to vote on the matter will be the act of the Shareholders. Under Delaware law, the act of “voting” does not include either recording the fact of abstention or failing to vote for a candidate or for approval or disapproval of a proposal, whether the person entitled to vote characterizes his or her or its act as voting. In other words, only those Shareholders who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily abstention or a mere absence or failure to vote is not equivalent to a negative decision.

     A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Broker non-votes, if any, will not be counted in the calculation of the majority of votes cast and will not have an effect on the outcome of the vote on a matter.

     The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not described in the enclosed Notice of Annual Meeting.

VOTING AND REVOCATION OF PROXY

     A form of Proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed Proxy will be voted as indicated in accordance with the directions thereon. If no directions to the contrary are indicated on the Proxy, the persons named in the enclosed Proxy will vote all shares of the Company’s common stock for: (i) the election of all nominees for directors; (ii) ratification of the appointment of Stark Winter Schenkein and Co., LLP as independent accountants of the Company for the fiscal year ending December 31, 2005; (iii) an increase in the number of authorized shares of common stock of the Company from the present 25 million to 750 million; (iv) an increase in the number of authorized shares of preferred stock from 5 million to 25 million; and (v) approval of the Settlement Agreement among the Company and certain of the majority Shareholders of the Company and Nyssen and TowerGate; and (vi) approve an employee incentive stock option plan with 18 million common shares or ten percent (10%) of our authorized common stock (assuming the Shareholders approve the increase in the Company’s authorized capital as set forth in Item iii above) to incentivize the performance of our existing and new management.

     Sending in a signed Proxy will not affect a Shareholder’s right to attend the Annual Meeting, nor will it preclude a Shareholder from voting in person because the Proxy is revocable at any time prior to the voting on such Proxy. Any Shareholder given a Proxy has the power to revoke it by giving written notice to the Secretary of the Company at any time before the Proxy is exercised, including by filing a later-dated Proxy with the Secretary or by appearing in person at the Annual Meeting and making a written demand to vote in person.

SOLICITATION OF PROXY

     The expense of Proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or by directors, officers or employees of the Company without additional compensation. Upon request by record holders of the Common Stock who are brokers, dealers, banks, or voting trustees, or their nominees, the Company is required to pay the reasonable expenses incurred by such record holders for mailing Proxy material and annual Shareholder reports to any beneficial owners of Common Stock.

FISCAL YEARS

     As used in this Proxy Statement, “fiscal 2005” means the Company’s fiscal year ended December 31, 2005. “Fiscal 2006” means the Company’s fiscal year ending December 31, 2006.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

     The following tables set forth certain information regarding the beneficial ownership of the Company’s Common Stock as of July 31, 2006, by: (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table which follows; and (iv) all current directors and executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock have sole investment and voting powers with respect to such shares.

Title of Class	Name, Position and Address	Amount as of 7/31/06	Nature	Percent
Common	William W. Becker(1)	6,273,763	Direct and	25.10
	Chairman of the Board and		Indirect
	Acting CEO and CFO
	Park Lane, West Bay Road
	Georgetown,
	Grand Cayman Islands,
	British West Indies

Common	Gary R. Brown (2)	2,000	Direct	Less than 1%
	Director, and Secretary-Treasurer
	211 Long Canyon Court
	Richardson, TX

Common	Larry L. Becker (3) (4)	659,006	Indirect	2.64
	Nominee for Director
	6828 Cheney Court
	Longmont, CO 80503

Common	Piers Linney (4)	--	--	--
	Nominee for Director
	18 Busby Place
	London, England,
	United Kingdom NW5 2SR

Common	Christopher Fitzsimmons (4)	--	--	--
	Nominee for Director
	28 Frogge Street
	Ickleton, Saffron Walden
	England, United Kingdom
	CB10 1SH

Common	As a group (five persons)	6,934,769	Direct and	27.74
			Indirect

     (1) William W. Becker’s beneficial ownership of 6,273,763 shares of common stock is composed of: (a) 4,136,263 shares held in the name of Hartford Holdings Ltd., a wholly-owned company of William W. Becker; (b) 87,500 shares of common stock that he individually owns; (c) 50,000 of common stock that are owned by Christine Becker, wife of William W. Becker; (d) 2 million shares held in the name of the following entities located at The Harbor Trust Co., Ltd., One Capital Place, P.O. Box 1787, Grand Cayman Islands, British West Indies, in which William W. Becker has voting power over such shares: (i) 750,000 shares owned by Ardara Investments Ltd., a trust that is maintained for the benefit of one of William W. Becker’s sons; (ii) 500,000 shares owned by Wyse Investments, Ltd., a trust that is maintained for the benefit of one William W. Becker’s grandsons; and (iii) 750,000 shares owned by Ionian Investments Ltd., a trust that is maintained for the benefit of one of William W. Becker’s sons. Mr. William W. Becker will not receive any shares in the Settlement. Thus, his beneficiary ownership does not include any such shares.

     (2) Gary R. Brown owns 2,000 shares of our common stock individually. Mr. Brown will not receive any shares in the Settlement. Thus, his beneficiary ownership does not include any such shares.

     (3) Larry L. Becker’s beneficial ownership of 659,006 shares of common stock is comprised of 659,006 shares held in the name of Becker Capital Management LLC, whose sole member is Larry L. Becker.

     (4) The beneficial ownership amounts for Larry L. Becker, Piers Linney, and Christopher Fitzsimmons as representative of Becker Capital Management, LLC, TowerGate Finance and Nyssen, respectively, if shareholders approve an increase in the authorized number of shares of common stock under Proposal Three and the Settlement Agreement under Proposal Five are set forth in the Table captioned ‘Summary of Shares of Common Stock to Be Issued if Shareholders Approve an Increase in Capitalization and Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares”.

Five Percent or Greater Beneficial Owners

Title of Class	Security Holder	Total Securities as of 7/31/06	Ownership Percent
Common	William W. Becker	6,273,763	25.10

Common	Michael J. Tracy	4,885,504	19.54

Common	Michael L. Glaser	1,432,544	5.73

Common	Dianne B. Larkowski	6,523,496	26.09

Common	Vintage Investments, Ltd.	1,725,000	6.9

Common	Total	20,843,317	83.36

     The shares of Common Stock “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include shares owned by or for, among other things, the wife, minor children, or certain other relatives of such individual, as well as other shares to which the individual has or shares voting or investment power or has the right to acquire, within sixty (60) days after July 31, 2006.

     The beneficial ownership amounts set forth in the above table do not include shares to be received by the named security holder as a result of the Settlement Agreement as shown in the table under Proposal Five.

     William W. Becker’s beneficial ownership of 6,273,763 shares of our common stock is composed of: (a) 4,136,263 shares held in the name of Hartford Holdings Ltd., a wholly owned company of William Becker; (b) 87,500 shares that he individually owns; (c) 50,000 shares that are owned by his wife, Christine Becker; (d) 2,000,000 shares held in the name of the following entities located at c/o The Harbour Trust Co. Ltd, One Capital Place, P.O. Box 1787, Cayman Islands, British West Indies, in which William W. Becker has voting over such shares: (i) 750,000 shares owned by Ardara Investment, Ltd. A trust that is maintained for the benefit of one of William Becker’s (son/grandson); (ii) 500,000 shares owned by Wyse Investments, Ltd./ a Trust that is maintained for the benefit of one of William Becker’s (son/grandson); and (iii) 750,000 shares owned by Ionian Investments, Ltd., a trust that is maintained for the benefit of one of William Becker’s (sons/grandsons). Mr. William W. Becker will not receive any shares directly or indirectly in the Settlement. Thus, his beneficial ownership does not include any such shares.

     Michael J. Tracy’s beneficial ownership of 4,885,504 shares of our common stock are shares that he individually owns. Mr. Tracy’s beneficial ownership of our common shares does not include our common shares he will receive as a result of implementation of the Settlement Agreement as shown in the table under Proposals Three and Five captioned ‘Summary of Shares of Common Stock to Be Issued if Shareholders Approve an Increase in Capitalization and Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares”.

     Michael L. Glaser’s ownership of 1,432,554 shares of our common stock is composed of: (a) 816,533 shares owned by Michael L. Glaser individually; (b) 12,500 shares owned jointly by Michael L. Glaser and his wife, Catherine M. Glaser; and (c) 603,521 shares in the name of Michael L. Glaser IRA Rollover. Mr. Glaser’s beneficial ownership of our common shares does not include our common shares he will receive as a result of implementation of the Settlement Agreement, as shown in the table set out under Proposals Three and Five.

     Dianne B. Larkowski owns 6,523,496 shares of our common stock individually. Mrs. Larkowski will not receive any shares in the Settlement. Thus, her beneficial ownership does not include any such shares.

     Vintage Investments, Ltd. is a Cayman Islands corporation located at One Capital Place, 3rd Floor, Shedden Road, Georgetown, Grand Cayman Island, British West Indies. Marguerite L. Becker, the former wife of William W. Becker, is the beneficial owner of Vintage. Vintage Investments, Ltd. will not receive any shares in the Settlement. Thus, its beneficial ownership does not include any such shares.

PROPOSAL ONE
ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than one or more than nine directors, and that the number of directors to be elected, subject to the foregoing limits, shall be determined from time to time by the Board of Directors. The Board of Directors has set the number of directors at five (5). At the Annual Meeting, five directors who will constitute the Company’s entire Board of Directors, are to be elected to hold office until the next Annual Meeting and until their respective successors have been duly elected and qualified. The Board of Directors has designated the persons listed below to be the nominees for election as directors. The Company has no reason to believe that any of the nominees will be unavailable for election; however, should any nominee become unavailable for any reason, the Board of Directors may designate a substitute nominee. The Proxy agents intend (unless authority has been withheld) to vote FOR the election of the Company’s nominees. Two of the nominees currently serve as directors of the Company, and all nominees have consented to being named in this Proxy Statement and to serve, if elected.

     The Board of Directors will consider Shareholder nominations for directors submitted in accordance with the procedures set forth in the Company’s Bylaws. In general, the procedures set forth in the Company’s Bylaws provide that a notice relating to the nomination must be timely given in writing to the Secretary of the Company prior to the meeting. To be timely, the notice must be delivered by August 30, 2006. Such notice must be accompanied by the nominee’s written consent, contain information relating to the business experience and background of the nominee, and contain information with respect to the nominating Shareholder.

     The Settlement Agreement provides that the Becker Entities, consisting of William W. Becker, Becker Capital Management LLC which is owned solely by Larry L. Becker, son of William W. Becker, Ardara Investments Ltd., Ionian Investments Ltd., Vintage Investments Ltd., and Wyse Investments Ltd., and shareholders Michael L. Glaser and Michael J. Tracy agree to vote an interim Board of Directors consisting of Mr. William W. Becker as Chairman and acting CEO; Mr. Larry L. Becker; Mr. Piers Linney and Mr. Matthew Hudson, or his designee, upon approval by the Federal Communications Commission (“FCC”) of foreign ownership in Telemetrix in excess of twenty-five percent (25%) as set forth under Section 310(b)(4) of the Communications Act of 1934, as amended, 47 U.S.C. 310(b)(4).

     The Settlement Agreement will result in foreign ownership of Telemetrix in excess of twenty-five percent (25%) for the following reasons. Section 310(b)(4) of the Communications Act provides, in pertinent part, as follows:

No broadcast or common carrier or aeronautical and en route or aeronautical fixed radio station license shall be granted to or held by:

*****

(4) any corporation, directly or indirectly, controlled by any other corporation of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives or by foreign government or representative thereof, or by any corporation organized under the laws of a foreign country, if the Commission find that the public interest will be served by the refusal or revocation of such license.

     In August 1999, the Federal Communications Commission (“FCC”) approved foreign ownership in Telemetrix in excess of the twenty-five percent (25%) benchmark under Section 310(b)(4), by determining that the public interest would be served by more than fifty-three percent ownership in Telemetrix held by Hartford Holdings Ltd. (“Hartford Holdings’), a Cayman Islands corporation, controlled by William W. Becker, a Canadian citizen.

     Subsequent to the FCC’s August 1999 ruling, Hartford Holdings’ more than fifty-three percent (53%) common stock ownership in Telemetrix was diluted through Telemetrix’s issuance of various amounts of common stock to purchasers pursuant to stock purchases and to shareholders through their conversion of debt into Telemetrix common stock,. As a result of these transactions, the common stock ownership of Mr. Michael Tracy in Telemetrix increased, so that he controlled Telemetrix with 42.47% of his direct ownership of Telemetrix’s common stock, and his indirect ownership through TBC of 17.85% of Telemetrix’s common stock. Telemetrix reported all of these transactions by the filing of appropriate forms with the SEC.

     The series of transactions contemplated by the Settlement Agreement would result in Telemetrix issuing 20 million shares of its common stock to TowerGate, a limited partnership organized under the laws of the United Kingdom, 47 millions shares of common stock to Nyssen, a limited partnership organized under the laws of the United Kingdom, and 51,388,342 shares to Becker Capital Management LLC (“BCM”), a Colorado limited liability company, whose sole member is Larry L. Becker, a Canadian citizen. These share issuances will result in 70.76% of foreign ownership when combined with Telemetrix’s current foreign ownership. Thus, with FCC approval, Telemetrix’s foreign ownership will be the following: Ardara Investments Ltd. (“Ardara”), a Cayman Islands corporation –.42%; BCM, a Colorado limited liability corporation – 28.84%; controlled by Larry L. Becker; Christine Becker, a British subject –.03%; William W. Becker, a Canadian citizen –.05%; BCG Holdings, a Delaware corporation whose owners are Canadian citizens –.10%; Hartford Holdings, a Cayman Islands corporation, controlled by William W. Becker – 2.29%; Ionian Investments Ltd. (“Ionian”), a Cayman Islands corporation – .42%; TowerGate, a United Kingdom limited partnership – 11.08%; Vintage Investments Ltd. (“Vintage”), a Cayman Islands corporation controlled by Mrs. Marguerite W. Becker, former wife of William W. Becker, Wyse Investments Ltd. (“Wyse”), a Cayman Islands corporation, over which William W. Becker has voting control –.28%; Nyssen , a limited partnership formed under the laws fo the United Kingdom; 26.03%; and TowerGate, a United Kingdom corporation – 11.08%

     Accordingly, foreign ownership in excess of 25% in Telemetrix will result from an implementation of the Settlement Agreement, and requires FCC approval.

     Furthermore, in the Agreement the parties have agreed that Mr. William W. Becker will serve as acting CEO until a full-time chief executive officer is hired. Mr. Matthew Hudson has designated Mr. Chris Fitzsimmons to serve in his place on the interim Board of Directors to be put into place upon FCC approval of foreign ownership in Telemetrix in excess of twenty-five percent (25%). Telemetrix has made application to the FCC for the level of foreign ownership specified in the Settlement Agreement. The FCC has not approved this application but is expected to act on the application in the fall of 2006. Accordingly, the Becker Entities, Michael L. Glaser and Michael J. Tracy have not put an interim Board of Directors in place at Telemetrix because the FCC has not yet approved the application.

     The Settlement Agreement further provides that the Becker Entities shall have the right to appoint two directors of Telemetrix, so long as the Becker Entities hold in excess of twenty-five percent (25%) of the Company’s common stock. The Settlement Agreement further provides that Nyssen/TowerGate Finance shall have the right to appoint two directors of Telemetrix so long as Nyssen/TowerGate holds in excess of twenty-five percent (25%) of the Company’s common stock.

     Additionally, the Settlement Agreement provides that the Becker Entities and Nyssen/TowerGate shall each have the right to appoint one director of the Company as long as each group holds in excess of fifteen percent (15%) and up to twenty-five percent (25%) of the Company’s common stock. For the first twelve (12) months after the Settlement Agreement and provided the Becker Entities or Nyssen/TowerGate hold more than twenty-five percent (25%) of the Company’s common stock, either the Becker Entities or Nyssen/TowerGate shall have the right to request that their two directors represent at least fifty percent (50%) of the Company’s Board of Directors.

     For purposes of the Settlement Agreement, the Becker Entities are comprised of William W. Becker, Christine Becker, BCM, Ardara, Ionian, Wyse, Vintage, and BCG Holdings. The Becker Entities have beneficial ownership of Telemetrix as of July 31, 2006, as shown in the following Table:

Shareholder	Shares Outstanding as of July 31, 2006	Percent of Ownership as of July 31, 2006
Ardara Investments	750,000	3.00%
Becker Capital Management LLC	659,006	2.64%
Christine Becker	50,000	0.20%
William W. Becker	87,500	0.35%
BCG Holdings Inc.	174,259	0.70%
Hartford Holdings Ltd.	4,136,263	16.55%
Ionian Investments Ltd.	750,000	3.00%
Vintage Investment Ltd.	1,725,000	6.90%
Wyse Investments Ltd.	500,000	2.00%

TOTAL	8,832,028	35.34%

     Upon shareholder approval of the Settlement Agreement, Nyssen/Tower Gate will hold a total of 67 million shares of Telemetrix’s common stock, comprised of the following: Nyssen – 47 million shares and TowerGate – 20 million as shown in the following table.

Shareholder	Number of Shares Held After Shareholder Approval of an Increase in Capitalization	Percent of Ownership After Shareholder Approval of an Increase in Capitalization
Nyssen LP	47,000,000	26.03
TowerGate Finance	20,000,000	11.08

TOTAL	67,000,000	37.11

     Upon FCC approval and shareholder approval of foreign ownership of Telemetrix in excess of 25% of the Settlement Agreement, Nyssen’s ownership of 47 million shares will represent 26.03% total ownership in Telemetrix, and TowerGate’s ownership of 20 million shares will represent 11.08% ownership of Telemetrix. Together these entities will hold a total of 37.11% ownership of Telemetrix.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments Ltd., Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L. Glaser have agreed to vote in favor of Proposal One.

     The following officers, directors, and other shareholders of Telemetrix who have agreed to vote in favor of Proposal One hold the following percentage of ownership in the Company:

Proposal One
Election Of Directors

Name of Stockholder	Title	Percentage of Outstanding Shares
William W. Becker	Chairman of Board, Acting Chief	.350
	Executive Officer
Christine Becker		.200
Gary R. Brown	Secretary/Treasurer, Director	.000
Becker Capital Management LLC	—	2.64
Hartford Holdings Ltd.	—	16.55
Wyse Investments Ltd.	—	02.00
Ionian Investments Ltd.	—	03.00
Vintage Investments Ltd.	—	06.90
Ardara Investments Ltd.	—	03.00
BCG Holdings Inc.	—	00.70
Michael L. Glaser	—	05.73

Total		41.07

     Based on the percentage of ownership of the officers, directors and shareholders who have agreed to vote in favor of Proposal One, shareholder approval of Proposal One is not assured. Under Delaware law, a vote in favor of Proposal One by 50.1% of the issued and outstanding shares of Telemetrix common stock eligible to vote is required to approve this Proposal.

INFORMATION AS TO DIRECTORS AND NOMINEES

     The following table contains information with respect to the nominees or Directors of the Company.

NAME	AGE	POSITION	DIRECTOR SINCE
William W. Becker	77	Director, Chairman of the	1999
		Board, Acting Chief
		Executive Officer
Gary R. Brown	54	Director	2004
Jonathan Piers Daniel Linney	35	Director	—
Christopher David Andrew Fitzsimmons	40	Director	—
Larry L. Becker	49	Director	—

DESCRIPTION OF BUSINESS EXPERIENCE OF EACH OF THESE PERSONS

     1. William W. Becker, Chairman of the Board and Chief Executive Officer. Mr. Becker is a principal of Hartford Holdings Ltd. (“HHL”), one of our largest Shareholders. Mr. William Becker has held the position of Chairman of the Board of Telemetrix from 1999 until April 2004. He was reelected Chairman in September 2004, replacing Mr. Patrick J. Kealy who was elected Chairman in April 2004. Hartford Holdings Ltd., is a Cayman Islands corporation which invests in real estate, oil and gas, and telecommunication entities. It is solely owned by Mr. William W. Becker. Mr. Becker founded a number of companies in telecommunications, cable television, oil and gas, real estate development, and other industries. From 1993 to 1995, Mr. Becker was a principal of WWB Oil & Gas, Ltd. Mr. Becker was a significant investor of ICG Communications, Inc., a competitive local exchange carrier, for which he served as Chairman and Chief Executive Officer from 1987 to June 1995. Mr. Becker devotes the majority of his time to Telemetrix.

     2. Gary R. Brown has been Secretary and Treasurer since September 16, 2004, and has been a Director since October 9, 2004. Mr. Brown is Executive Vice President of Global Sales Operations for Tekelec Inc., a manufacturer next generation switching systems, STP, and communication applications worldwide. From December 2001 to October 2003, Mr. Brown served as Chief Operating Officer of Metro-Optics, also a manufacturer of telecommunications switching systems. Mr. Brown has more than 30 years’ experience in the telecommunications industry.

     3. Piers Linney. Mr. Linney is a Director of TowerGate Ltd., a United Kingdom company, which has provided corporate finance, fund raising and strategic advisory services to the Company since 2003. From March 2001 to December 2003, Mr. Linney was Director of Lalazar Ltd., London, England, United Kingdom, a media company where he was Director and Chief Operating Officer, with operational responsibility for 40 staff members. From March 2000 to December 2000, Mr. Linney was also a Director and Chief Operating Officer of Doctor’s World PLC which had ten employees. Mr. Linney was an investment banking associate of Credit Suisse First Boston, London, England, United Kingdom, from January 1998 to March 2000. Mr. Linney is a graduate of the University of Manchester with a degree in law and accounting, and the College of Law, London, England, United Kingdom, and is a solicitor of the Supreme Court of England. Mr. Linney also holds a registered securities representative license from the Securities Institute, London, England, United Kingdom. r. Linney is a member of the Law Society of England and Wales.

     4. Christopher Fitzsimmons. Since March 2000, Mr. Fitzsimmons has served as a Director of TowerGate Ltd. TowerGate Ltd. has provided corporate finance, fundraising and strategic advisory services to the Company since October 2003. >From April 1999 until March 2000, Mr. Fitzsimmons was a Director of Technology and Finance Ltd., in Cambridge, where he was responsible for preparing business plans for early stage technology companies in the Cambridge area. Mr. Fitzsimmons holds a Bachelor’s degree in production engineering from Nottingham University, a Master’s in Science and Industrial Robotics from Cranfield University, and holds a Master’s in Business Administration from Cranfield School of Management. Mr. Fitzsimmons is a registered investment representative licensed in the United Kingdom. Mr. Fitzsimmons is a member of the Charter Institute of Marketing, where he holds a diploma in marketing.

     5. Larry L. Becker. Mr. Becker manages and oversees the operations of Becker Capital Management LLC and various other Becker family-owned companies. Mr. Becker has held the positions of CEO with VR-1, Inc., AirCell Inc., SkyConnect Inc. and other telecommunication companies. Mr. Becker holds a Bachelor of Commerce in Finance from the University of Alberta. Mr. Becker is a director of numerous other companies within the Becker family portfolio.

     Mr. William W. Becker and Mr. Gary R. Brown are current directors seeking reelection. Messrs. Larry L. Becker, Piers Linney, and Christopher Fitzsimmons are nominees seeking election as directors of Telemetrix for the first time.

BOARD OF DIRECTORS, COMMITTEES, AND ATTENDANCE AT MEETINGS

     During fiscal 2005, the Board of Directors of the Company held 5 meetings. Messrs. Becker and Brown, the Company’s existing Directors, attended 100% of the meetings.

     The Board of Directors has acted on all important issues in the past but will consider creation of committees in 2006 that will include an Audit Committee and a Compensation Committee.

     Telemetrix recognizes the need for an audit committee and compensation committee in its corporate governance. Telemetrix, however, is still in the process of reorganizing its management as a result of the change in its management that was in place beginning in the second quarter of 2004 and ending with the Settlement Agreement. Telemetrix is also attempting to restructure its business operations after the litigation between Telemetrix and Mr. William W. Becker, Mr. Michael J. Tracy, and Michael L. Glaser and the litigation between, Telemetrix and Nyssen and TowerGate Finance. The efforts have included, among other things, bringing Telemetrix current in its annual and quarterly reports with the SEC, and arranging the financing of working capital. Since the third quarter of 2004, Telemetrix has had only two continuously-serving directors, Mr. William W. Becker and Mr. Gary R. Brown. Mr. Brown is an independent director.

     After the election of directors at the annual meeting, as stated above, Telemetrix will have five (5) directors. Telemetrix does not maintain directors and officers’ insurance, and therefore has had difficulty attracting independent directors who would also serve on an audit committee and a compensation committee. The audit and compensation functions of the Company have been directed by the Company’s Board of Directors since 1999. The Company intends to put into place directors and officers’ insurance during late 2006 or early 2007, and identify prospective candidates to serve as independent directors, select such directors and establish audit, compensation, and nominating committees.

     Additionally, Telemetrix does not have a nominating committee. The Company has not had an annual meeting since 1999. The directors who were elected in 1999 continuously served until April 2004, when Michael L. Glaser resigned as a director, and was replaced by Mr. Patrick J. Kealy. As of November 30, 2004, Michael J. Tracy resigned pursuant to the terms of the Settlement Agreement. In addition, except for William B. Becker and Gary R. Brown, all other directors of Telemetrix who were in place beginning in the second quarter of 2004 officially resigned as of November 30, 2004. Mr. Gary R. Brown was elected a director of the Company in October 2004.

     Although Telemetrix does not have a nominating committee, the Company’s directors will consider candidates recommended by security holders who may suggest candidates by submitting recommendations to Telemetrix directly.

DIRECTOR COMPENSATION

     The Company currently provides $1500 compensation to each Director, plus travel expenses, for attendance at Board of Directors meetings. We will provide the same compensation to Directors who attend committee meetings, once committees are formed.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments Ltd., Ardara Investments Ltd., Vintage Investments Ltd., BCG Holdings, Inc., and Michael L. Glaser have agreed to vote in favor of Proposal One.

     Mr. William W. Becker is the father of Mr. Larry L. Becker. There are no family relationships among the directors nominated other than Mr. William W. Becker and Mr. Larry L. Becker. Mr. William W. Becker, Mr. Larry L. Becker, Mr. Piers Linney and Mr. Christopher Fitzsimmons serve as Directors of the Company and have an interest in shareholder approval of Proposal One, because their service as Directors of the Company would enable them to oversee the Company’s business decisions and the investments in the best interests of the Becker Entities and TowerGate/Nyssen, respectively, which are described under Proposal Five.

     If Proposal One is not approved, there will be no significant impact on the Company in terms of corporate governance because, under Delaware corporation law, Telemetrix’s Articles of Incorporation and By-Laws, Mr. William W. Becker and Mr. Gary R. Brown will continue to serve as directors until either their resignations or their successors are nominated and elected by the Company’s shareholders.

     Proposal One is conditioned upon approval of the Settlement Agreement in Proposal Five. If the shareholders doe not approve Proposal Five, the Company will subsequently ask the shareholders to approve the nomination of directors who may be different from those directors proposed for directorship under Proposal One.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED HEREIN.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Stark Winter Schenkein and Co., LLP, as independent accountants to the Company for the fiscal year ending December 31, 2005. This accounting firm has no direct or indirect financial interest in the Company.

     Although not legally required to do so, the Board of Directors is submitting the appointment of Stark Winter Schenkein and Co., LLP, as the Company’s independent accountants for fiscal 2005 for ratification by Shareholders at the Annual Meeting. If a majority of votes cast in person or by Proxy at the Annual Meeting is not voted for ratification, the Board will consider its appointment of Stark Winter Schenkein and Co., LLP as independent accountants for the current fiscal year. Stark Winter Schenkein and Co., LLP has served as the Company’s independent accountants since 2003.

     A representative of Stark Winter Schenkein and Co., LLP will be invited to the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions with Shareholders.

AUDIT AND OTHER FEES

Audit and Review Fees		$35,000

Financial Information	$0

Systems and Design	$0

Implementation Fees	$0

All other Fees		$ 0

For Tax Services		$ 4,500

     The Board of Directors has considered the compatibility of non-audit services with the auditors’ independence.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments Ltd., Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management LLC, Mrs. Christine Becker, Wyse Investments Ltd., Ioanian Investments Ltd., Ardara Investments Ltd., Vintage Investments Ltd., BCG Holdings, Inc., and Michael L. Glaser have agreed to vote in favor of Proposal Two.

     The above-described shareholders have an interest in seeing Proposal Two approved by shareholders in order to allow the Company and its auditors to have continuity in their relationship.

     The officers, directors, and other shareholders of Telemetrix who have agreed to vote in favor of Proposal Two hold the following percentages of the Company:

Proposal Two
Ratification of Independent Accountants

Name of Stockholder	Title	Percentage of Outstanding Shares
William W. Becker	Chairman of Board, Acting Chief	.350
	Executive Officer
Christine Becker	—	.200
Gary R. Brown	Secretary/Treasurer, Director	.000
Becker Capital Management LLC	—	2.64
Hartford Holdings Ltd.	—	16.55
Wyse Investments Ltd.	—	02.00
Ionian Investments Ltd.	—	03.00
Vintage Investments Ltd.	—	06.90
Ardara Investments Ltd.	—	03.00
BCG Holdings Inc.	—	00.70
Michael L. Glaser	—	05.73

Total		41.07

     Based on the percentage of ownership of the officers, directors and shareholders who have agreed to vote in favor of Proposal Two, shareholder approval of Proposal Two is not assured. Under Delaware law, a vote in favor of Proposal One by 50.1% of the issued and outstanding shares of Telemetrix common stock eligible to vote is required to approve this Proposal.

     If Proposal Two is not ratified, there will be no significant impact on the Company because the Company’s financial statements have been audited, the Company’s annual and quarterly report to the SEC have been filed, and the Company’s independent accountants, Stark Winter Schenkein and Co., LLP will continue to stand behind its audit.

     This Proposal is not conditioned upon shareholder approval of any of the other proposals presented to shareholders in this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF STARK WINTER SCHENKEIN AND CO., LLP AS INDEPENDENT ACCOUNTANTS FOR FISCAL 2005.

PROPOSAL THREE
INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     We must increase the Company’s authorized share capital to allow the Company to raise additional capital to effectuate our business objectives, satisfy the obligations to issue common shares pursuant to the Exchange and Conversion Agreement, and to allow for implementation of the Settlement Agreement, if approved by Shareholders at the Annual Meeting. The Company’s obligations to issue additional common shares to implement the Settlement Agreement is set forth in the Table captioned “Summary of Shares of Common Stock to be Issued if Shareholders Approve an Increase in Capitalization and Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares” shown below and under Proposal Five. At present, we are authorized to issue 25 million shares of Common Stock of which 24,999,692 shares are issued and outstanding. We anticipate that the Company will issue more than 300 million shares of common stock in the future to accommodate its capital needs and to implement the Settlement Agreement. Accordingly, we believe it is necessary to increase the Company’s authorized share capital to 750 million Common Shares.

     During May 2003, the Company, through corporate resolution, agreed to convert the existing corporate indebtedness of major shareholders and investors in the Company into equity by an exchange of common shares and notes, plus accrued interest aggregating $4,107,297 for common shares and newly issued Series D preferred shares. At that time, the Company did not have enough authorized shares of common stock to convert the notes into common shares and, therefore, the agreements included the issuance of a combination of common shares and preferred shares. The Company’s Board of Directors designated 250,000 preferred shares as Series D preferred shares to meet its obligations under the Exchange Agreements. The Series D preferred shares are convertible into the Company’s common stock at the rate of one preferred share for 200 common shares. In 2004, the parties to the Exchange Agreements who had previously agreed to accept preferred shares agreed to accept common shares in lieu of the preferred shares once the Company increased the number of its authorized common shares.

     The three shareholders who agreed to convert their debt into preferred shares are Michael J. Tracy, Michael L. Glaser, and Becker Capital Management. Under Mr. Tracy’s Exchange Agreement, he agreed to convert promissory notes totalling $2,387,951 for loans made to the Company, 4,140,000 shares of common stock he received from the Company upon its reorganization in 1999, and 3,726,569 shares of common stock due him for unpaid salary into 3,584,151 shares of common stock, and 101,551 shares of Series D. preferred stock convertible into common stock for 20,310,200 shares of common stock, or for a total of 23,894,351 shares of common stock.

     Under Mr. Glaser’s Exchange Agreement, he agreed to convert promissory notes totalling $803,880 for loans made to the Company and 550,000 shares of common stock he received from the Company upon its reorganization in 1999, for 886,380 shares of common stock, and 25,114 shares of Series D preferred stock convertible into 5,022,800 shares of common stock, for a total of 5,909,202 shares of common stock.

     Under Becker Capital Management’s Exchange Agreement with the Company, it agreed to convert its promissory notes totalling $632,000.02 into 632,002 shares of common stock and 17,906 shares of Series D preferred stock, convertible into the Company’s common stock for 3,581,200 shares of common stock for a total 4,213,245 shares of common stock.

     If the Shareholders approve the increase in authorized common shares, the Board of Directors will issue the additional common shares shown in the table below captioned “Summary of Shares of Common Stock to be Issued if Shareholders Approve an Increase in Capitalization and Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares” under Proposal Five without further shareholder approval. Currently, Telemetrix is only authorized to issue 25 million shares of common stock. Of the number of currently authorized common stock, the Company has 24,999,862 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. The Company has 318 unissued common shares that are not reserved. If the shareholders approve the increased number of authorized common shares, the Company will have: (1) 180,483,368 shares of common stock issued and outstanding; and (2) 569,516,632 authorized and unreserved common shares. The Company intends to set aside 18 million common shares for its Employee Stock Option Plan if Proposal Six is approved by shareholders, reserve 28,263,500 common shares in the event the Company does not repay Tracy Broadcasting Corporation, a Nebraska corporation owned solely by Michael J. Tracy, $467,000 for its loan to the Company evidenced by a promissory note for $467,000, bearing interest at ten percent (10%) per annum, by December 31, 2006. This reservation assumes Tracy Broadcasting Corporation will elect to convert the amount due under the note into Company’s common shares at $.02 per share pursuant to the terms of the note if the Company does not repay it. The Company will also reserve 450,000 shares of common stock to allow for the exercise of options for 150,000 common shares each which were granted to Mr. William Becker, Mr. Michael J. Tracy, and Mr. Michael L. Glaser, on April 30, 2000, and on April 30, 2001.

     After the Company reserves these common shares to allow for the grant of employee stock options to be granted under the Employee Stock Option Plan and for conversion by Tracy Broadcasting Corporation of the $467,000 note and for outstanding options, the Company will have 522,813,132 authorized and unreserved common shares. The Table referred to earlier in this response shows the number of common shares currently outstanding, percent of ownership of the Company based on the currently outstanding shares, the number of common shares to be issued upon an increase in capitalization, the recipient of the shares, the total number of shares outstanding after an increase in capitalization, and the total percent of ownership after an increase in capitalization.

     Telemetrix has no specific plans or proposals at this time to use the newly-authorized shares other than to implement the terms of the Settlement Agreement. Telemetrix, however, has developed a business plan in which its objectives are to add new telecommunication services utilizing Telemetrix’s ability to provide voice and telemetry services, including provision of email services to short message service (“SMS”), SMS to email, picture messaging, virtual fax, conference calling, number reporting, vanity numbers, auto-attended services, and similar services. Telemetrix intends to utilize its existing PCS radio frequency license and deploy new equipment, including a new telecommunications switch, to allow for remote media gateways using Internet Protocol connectivity through its existing roaming agreements with other wireless carriers to offer these new services. In this regard, Telemetrix will need additional capital. Telemetrix plans to either conduct a private placement of securities or a secondary public offering of securities utilizing the newly-authorized common shares and/or preferred shares to accomplish its objective of obtaining additional capital.

     The increase in authorized common stock of Telemetrix will allow the Company to implement the Settlement Agreement in the following manner. Upon the approval by the FCC of the Becker Entities, Nyssen and TowerGate’s foreign ownership in Telemetrix, the Company will: (a) issue 40 million new common shares to Nyssen as a result of the conversion of its promissory notes totaling $1,600,000, at a conversion price of $.04 per share per the terms of the conversion feature in Telemetrix’s promissory notes issued to Nyssen; (b) issue 20 million new common shares to TowerGate Finance for $800,000 in fees for financial services provided to the Company, converted into Telemetrix common stock at a conversion rate of $.04 per share as set forth in the Settlement Agreement; (c) issue 36,175,000 shares of common stock to Becker Capital Management, LLC, owned by Larry L. Becker, for a short-term loan made to the Company in the amount of $36,175 in February 2003. Under the terms of a promissory note dated February 3, 2003, the loan is convertible into common stock based on a default in payment provisions in the note. Under these default provisions, the loan is convertible into Telemetrix’s common stock at $.001 per share. (d) issue 27,667,140 and 5,909,200 common shares to shareholders Michael J. Tracy and Michael L. Glaser, respectively, who entered into Exchange and Conversion Agreements with the Company on or about May 26, 2003. Under these agreements, Mr. Tracy and Mr. Glaser each agreed to exchange a specified number of common shares of the Company and to convert loans made to the Company for Series D preferred shares, which would then be convertible into common shares upon an increase in the Company’s authorized common stock. The conversion rate of the Series D preferred shares is 1 for 200. The Company has not issued the Series D preferred shares to Mr. Tracy and Mr. Glaser because they agreed as of December 31, 2004, to accept common shares in lieu of preferred shares for the conversion of their loans to the Company. As stated above, the Company will issue Mr. Tracy 27,667,140 common shares and Mr. Glaser 5,909,200 common shares upon shareholder approval of an increase in the number of common shares. The conversion rate for these shares is $.10; (e) under the Settlement Agreement, Nyssen has advanced Telemetrix $100,000 in emergency funding convertible into Telemetrix common stock at $.02 per share, resulting in the issuance of 5 million shares of common stock to Nyssen. Nyssen has also loaned the Company $200,000 in emergency funding convertible into Telemetrix common stock at $.10 per share, resulting in the issuance of 2 million common shares to Nyssen. Upon shareholder approval of the increase in the number of authorized common stock, Telemetrix will issue a total of 7 million shares to Nyssen; (f) under the terms of the Settlement Agreement, Becker Capital Management has advanced the Company $200,000 in emergency funding convertible into common shares at $.02 per share resulting in the issuance of 10 million common shares to Becker Capital Management, and $100,000 in emergency funding convertible in Telemetrix’s common stock at $.10 per share, resulting in the issuance of an additional 1 million shares of common stock to Becker Capital Management. Upon shareholder approval of the increase in the authorized number of common shares, Telemetrix will issue a total of 11 million shares to Becker Capital Management.

     The number of common shares to be issued in the implementation of the Settlement Agreement is detailed in the Table below and under Proposal Five.

     The Company does not intend to issue any Series D preferred shares to implement the Settlement Agreement because the parties to the Exchange and Conversion Agreement with the Company entitled to receive Series D preferred shares have agreed to accept common shares in lieu of Series D Preferred Shares.

Telemetrix Inc.
Summary of Shares of Common Stock to be Issued if Shareholders Approve an
ncrease in Capitalization and Approve the Settlement Agreement, and the Person or Entity
Receiving the Newly-Issued Common Shares

Shareholder	Shares Outstanding 05/31/2006	Percent of Ownership 05/31/2006	Shares to be Issued Upon Increase in Capitalization	Total Shares Outstanding After Shares Issued Upon Increase in Capitalization	Total Percent of Ownership
Ardara Investments Ltd.	750,000	3.00%	—	750,000	0.42%
Becker Capital Management LLC	659,006	2.64%	51,388,342	52,047,348	28.84%
Becker, Christine	50,000	0.20%	—	50,000	0.03%
Becker, William	87,500	0.35%	—	87,500	0.05%
BGC Holdings Inc.	174,259	0.70%	—	174,259	0.10%
Glaser, Michael	1,432,554	5.73%	5,909,200	7,341,754	4.07%
Hartford Holdings Ltd.	4,136,263	16.55%	—	4,136,263	2.29%
Ionian Investments Ltd.	750,000	3.00%	—	750,000	0.42%
Dianne Larkowski	6,523,496	26.09%	3,519,004	10,042,500	5.56%
TowerGate Capital LP	—	0.00%	20,000,000	20,000,000	11.08%
Tracy, Michael	4,885,504	19.54%	27,667,140	32,552,644	18.04%
Vintage Investment Ltd.	1,725,000	6.90%	—	1,725,000	0.96%
Wyse Investments Ltd.	500,000	2.00%	—	500,000	0.28%
Nyssen LP	—	0.00%	47,000,000	47,000,000	26.03%
All others	3,326,100	13.30%	—	3,326,100	1.83%

Total Shares	24,999,682	100.00%	155,483,686	180,483,368	100.00%

     The following table summarizes the number of common shares currently outstanding, the number of common shares to be issued upon an increase in capitalization and in implementation of the Settlement Agreement, the recipient of these shares, and the total number of shares outstanding after the share issuance upon an increase in capitalization and implementation of the Settlement Agreement, with percentages of ownership as of July 31, 2006.

Name of Shareholder	Person with Voting and/or Investment Control
Ardara Investments Ltd.	Alan Milstein
Becker Capital Management LLC	Larry L. Becker
Christine Becker	Christine Becker
William W. Becker	William W. Becker
BCG Holdings, Inc.	Larry L. Becker
Michael L. Glaser	Michael L. Glaser
Hartford Holdings Ltd.	William W. Becker
Ionian Investments Ltd.	Alan Milstein
Dianne Larkowski	Dianne Larkowski
Michael J. Tracy	Michael J. Tracy
Vintage Investments Ltd.	Alan Milstein
Wyse Investments Ltd.	Alan Milstein
TowerGate Finance Ltd.	Piers Linney
Nyssen LP	Matthew Hudson

     These shareholders hold a total of 21,676,582 shares, or 86.70%, of the Company’s issued and outstanding common stock.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management LLC, Mrs. Christine Becker, Wyse Investments Ltd., Ioanian Investments Ltd., Ardara Investments Ltd., Vintage Investments Ltd., BCG Holdings, Inc., and Michael L. Glaser have agreed to vote in favor of Proposal Three.

     The foregoing listed shareholders of Telemetrix have an interest in having the shareholders approve Proposal Three, because Becker Capital Management, which is a part of the Becker Entities described under Proposal Five, and Michael L. Glaser, will receive additional shares of common stock in Telemetrix if shareholders approve Proposal Three.

     On April 12, 2006, Michael J. Tracy filed a complaint in the District Court for Scottsbluff County, Nebraska against the Company in Case No. CI-06-291. Mr. Tracy is a former CEO and Director of the Company. The complaint alleges that the Company owes Mr. Tracy $3,378,129.42, as of April 1, 2006, including principal and interest for loans Mr. Tracy made to the Company at various times in 2001 and 2002. The loans are represented by demand notes. On May 26, 2003, Mr. Tracy and the Company entered into an agreement for the exchange and conversion of these notes for preferred stock of Telemetrix. The complaint alleges that Telemetrix has failed to perform this agreement. The Company has meritorious defenses to this complaint. Additionally, the Company filed an answer to the complaint, asserting such defenses as well as counterclaims against Mr. Tracy; Mr. Tracy has filed a reply to the counterclaims. The case is currently in discovery. The Company is vigorously defending the complaint and prosecuting the counterclaims it filed against Mr. Tracy.

     The Company does not deem the lawsuit initiated by Mr. Tracy against the Company to constitute events or purposes for which the Company intends to issue additional shares as a result of the increase in authorized capita, other than the common shares shown in the Table captioned “Summary of Shares of Common Stock to be Issued if Shareholders Approve an Increase in Capitalization and Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares” set forth under Proposals Three and Five.

     With respect to the borrowed additional amounts, the Company does not deem the event of borrowing additional amounts to constitute events for purposes for which the Company intends to issue additional shares as a result of the increase in unauthorized capital. Telemetrix borrowed the additional amounts on promissory notes bearing interest at 15% which are not convertible into Telemetrix common stock.

     Shareholder approval of Proposal Three to increase the number of shares of authorized common stock is not conditioned upon approval of any other proposal, but is very closely related to shareholder approval of the Settlement Agreement in Proposal Five. Thus, if Shareholders approve the increase in the authorized shares of common stock under this Proposal, but do not approve the Settlement Agreement under Proposal Four, Telemetrix will still be able to use the increased number of authorized shares of common stock for corporate purposes. For example, while Telemetrix has no specific plan at this time to use the newly-authorized shares of common stock other than to implement the terms of the Settlement Agreement, Telemetrix has developed a business plan described above under this Proposal in which its objectives are to add new telecommunications services. In this regard, Telemetrix will need additional capital. Thus, Telemetrix could either conduct a private placement of securities or a secondary offering of securities utilizing the newly-authorized common stock to accomplish this objective.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY COMMON STOCK TO 750 MILLION SHARES AND INCREASE THE AUTHORIZED SHARES OF THE COMPANY’S PREFERRED STOCK TO 25 MILLION SHARES.

PROPOSAL FOUR
INCREASE IN THE NUMBER OF AUTHORIZED PREFERRED SHARES

     As noted in Proposal Three, we must increase the Company’s authorized share capital to allow the Company to raise additional capital to effectuate our business objectives. At present, we are authorized to issue 5 millions shares of preferred stock, of which 250,000 shares are designated Series D preferred shares which have voting rights. Currently, there are no shares of preferred stock outstanding. We anticipate that the Company will issue preferred shares in the future to accommodate its capital needs, and accordingly, we believe it is necessary to increase the authorized number of shares of preferred stock from 5 million to 25 million shares.

     Shareholder approval of this proposal is not conditioned upon shareholder approval of any of the other proposals presented to shareholders in this Proxy Statement.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management LLC, Mrs. Christine Becker, Wyse Investments Ltd., Ioanian Investments Ltd., Ardara Investments Ltd., Vintage Investments Ltd., BCG Holdings, Inc., and Michael L. Glaser have agreed to vote in favor of Proposal Three.

Proposal Four
Increase in the Authorized Number of Preferred Shares

Name of Stockholder	Title	Percentage of Outstanding Shares
William W. Becker	Chairman of Board, Acting Chief	.350
	Executive Officer
Christine Becker	—	.200
Gary R. Brown	Secretary/Treasurer, Director	.000
Becker Capital Management LLC	—	2.64
Hartford Holdings Ltd.	—	16.55
Wyse Investments Ltd.	—	02.00
Ionian Investments Ltd.	—	03.00
Vintage Investments Ltd.	—	06.90
Ardara Investments Ltd.	—	03.00
BCG Holdings Inc.	—	00.70
Michael L. Glaser	—	05.73

Total		41.07

     Based on the percentage of ownership of the officers, directors and shareholders who have agreed to vote in favor of Proposal One, shareholder approval of Proposal One is not assured. Under Delaware law, a vote in favor of Proposal One by 50.1% of the issued and outstanding shares of Telemetrix common stock eligible to vote is required to approve this Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF THE COMPANY’S PREFERRED STOCK TO 25 MILLION SHARES.

Potential Anti-Takeover Effects of Having Substantial Numbers of
Authorized and Unreserved Shares of Common and Preferred Shares

     The management of Telemetrix could issue additional shares of its common stock and/or preferred shares without shareholder approval, including issuance of shares to existing shareholders, without shareholder approval. Telemetrix’s Articles of Incorporation and Bylaws do not contain any other provisions having any anti-takeover effect. The proposed increase in the number of the Company’s authorized shares of common stock and preferred stock is not part of a plan by management to prevent takeovers. Telemetrix’s Articles of Incorporation currently authorizes 25 million shares of common stock and 5 million shares of preferred stock, of which none are currently outstanding.

     The Company’s 250,000 shares of Series D preferred shares have voting rights. Series D preferred shareholders have the right to vote as a separate voting group on the following matters: (1) issuance of any Company capital stocks senior to the Series D preferred shares in priority for receiving distributions for payment for any liquidation preferences and in the redemption rights; (2) alteration of the preferences of the Series D shares, including amendments to the Articles or Bylaws; (3) liquidation, recapitalization or similar corporate reorganization; (4) loans, borrowings, debts, guarantees or similar obligations (“debt”) by the Company except when the Company’s aggregate debt is below $3 million; (5) transaction or associated transactions involving a merger, consolidation, or similar transaction; issuance or transfer of more than fifty percent (50%) of the Company’s voting stock; sale or substantial sale of all of the Company’s assets; when the resulting deemed value of the Company’s common shares would be less than $15 per common share; (6) conversion of all Series D shares into common shares under a conversion event such as the Series D holder requesting conversion of any Series D shares, Company completion of an unwritten public offering of common shares for gross proceeds of at least $5 million, and the total number of shares having a deemed value of at least $10 million using the public offering price for common share; or a majority of Series D holders vote to convert all Series D preferred shares; (7) transactions in which the Company issues common stock to strategic corporate partners and/or in a transaction in which the Company does not receive cash proceeds from such issuance or sale of common shares; or (8) when the general corporation laws of the State of Delaware require voting as a separate voting group.

     Cumulative voting of the Company’s common shares and preferred shares is not permitted under the Company’s Articles of Incorporation or Bylaws. The Company’s Series D preferred shares allow preemptive rights.

     The increase in the Company’s capitalization could, under certain circumstances, have an anti-takeover effect. The issuance of additional shares of the Company’s authorized common stock could be used to dilute the stock ownership of a person seeking to gain control of Telemetrix. Currently, however, large blocks of the Company’s common stock are held by William W. Becker and affiliates, Michael J. Tracy, former Director and Chief Executive Officer, Michael L. Glaser, former Director and Secretary, Becker Capital Management, LLC, solely owned by Larry L. Becker, son of William W. Becker, and Dianne B. Larkowski, who is a financial consultant to the Company. These shareholders directly or indirectly hold 21,673,582 shares of stock, or 86.70%, of the Company’s issued and outstanding shares of common stock.

     Moreover, the Company’s directors could designate an additional series of preferred shares without shareholder approval with voting rights which could also be used to dilute the stock ownership of a person seeking to gain control of Telemetrix.

     We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti-takeover device. We are making this proposal at this time to allow the Company to implement the Settlement Agreement and to allow the Company the flexibility to issue additional shares to effect its business objectives.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments Ltd., Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L. Glaser have agreed to vote in favor of Proposals Three and Four.

     If the shareholders do not approve Proposals Three and Four, this failure to approve these Proposals will have a significant impact on the Company and shareholders. Without an increase in capitalization, the Company will not be able to implement the Settlement Agreement, or use newly authorized common or preferred shares to raise additional capital to implement its business plan. Moreover, the Company will very likely consider filing a bankruptcy.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments, Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L. Glaser have an interest in shareholder approval of Proposal Four because they are signatories to the Settlement Agreement, and each stands to benefit, either directly or indirectly, if the Settlement Agreement is approved.

     The following officers, directors, and other shareholders of Telemetrix who have agreed to vote in favor of Proposal Four hold the following percentage of ownership in the Company:

Proposal Four
Increase in the Authorized Number of Preferred Shares

Name of Stockholder	Title	Percentage of Outstanding Shares
William W. Becker	Chairman of Board, Acting Chief	.350
	Executive Officer
Christine Becker	—	.200
Gary R. Brown	Secretary/Treasurer, Director	.000
Becker Capital Management LLC	—	2.64
Hartford Holdings Ltd.	—	16.55
Wyse Investments Ltd.	—	02.00
Ionian Investments Ltd.	—	03.00
Vintage Investments Ltd.	—	06.90
Ardara Investments Ltd.	—	03.00
BCG Holdings Inc.	—	00.70
Michael L. Glaser	—	05.73

Total		41.07

     Based on the percentage of ownership of the officers, directors and shareholders who have agreed to vote in favor of Proposal One, shareholder approval of Proposal One is not assured. Under Delaware law, a vote in favor of Proposal One by 50.1% of the issued and outstanding shares of Telemetrix common stock eligible to vote is required to approve this Proposal.

PROPOSAL FIVE
APPROVAL OF THE SETTLEMENT AGREEMENT DATED AS OF
NOVEMBER 30, 2004

     During 2004, a dispute arose among the Company and certain of its majority Shareholders, and the Company and Nyssen and TowerGate. As a result, litigation between the Company and certain of the majority Shareholders, and the Company and Nyssen and TowerGate ensued in September 2004.

     The Company’s “majority shareholders” are as follows:

Name Ardara Investments Ltd. Becker Capital Management LLC BCG Holdings, Inc. Michael L. Glaser Hartford Holdings Ltd. Ionian Investments Ltd. Michael J. Tracy Vintage Investments, Ltd. Wyse Investments Ltd.

     On September 10, 2004, the Company filed a complaint in United States District Court for the Southern District of New York against Michael J. Tracy, Michael L. Glaser and William W. Becker in Case No. 04CV7255. The complaint sought an award for compensatory damages and an injunction against Mr. Tracy, Mr. Glaser and Mr. Becker for breach of fiduciary duty, costs and expenses for litigation, including reasonable attorneys’ fees, expert fees and other disbursements, and against Mr. Tracy for conversion, and for such other and further relief as may be deemed just and proper. The complaint was not authorized by the Company’s Board of Directors, but initiated by the Company’s former chairman, Patrick J. Kealy, who the Company’s majority shareholders believe acted without the necessary authority in directing that this complaint be filed.

     On September 16, 2004, the Company filed a complaint in United States District Court for the District of Nebraska, in Case No. 04CV5020, against TowerGate and Nyssen. The complaint alleged fraudulent misrepresentation against TowerGate, fraudulent concealment against Nyssen, breach of fiduciary duty against TowerGate, civil conspiracy against TowerGate and Nyssen, breach of contract against TowerGate, and breach of the covenant of good faith and fair dealing against TowerGate. The complaint sought preliminary and permanent injunctions, declaratory judgment, and an accounting. The Company’s Board of Directors elected by the majority shareholders authorized the filing of this complaint.

     Both of these complaints arose out of a dispute between the majority shareholders and certain members of the Company’s Board of Directors and officers who were in place during April through mid-September, 2004. These directors and officers who supported Nyssen and TowerGate, with whom the Company’s majority shareholders also had a dispute. This dispute is described in detail in the Company’s filing in an amended preliminary information statement on Schedule Form 14-C filed with the SEC on October 21, 2004.

     The complaints were filed in separate federal jurisdictions because they were filed by different law firms representing the Company and who were directed by different management of the Company. The parties to the dispute began negotiations looking towards a settlement very soon after the Company filed its complaint in the United States District Court for the District of Nebraska. The parties continued these settlement discussions throughout the months of September, October and November, 2004. While these negotiations were taking place, the parties requested that the United States District Court for the Southern District of New York grant continuances for the defendants in that lawsuit to answer or otherwise respond to the complaint filed in that court. The court granted this request. The Company also agreed not to serve a copy of the complaint filed in the United States District Court for the District of Nebraska on TowerGate Finance and Nyssen. As a result of the negotiations, Telemetrix, and the majority shareholders, and Nyssen and TowerGate entered into the Settlement Agreement as of November 30, 2004. In December 2004, pursuant to the Settlement Agreement, the Company dismissed without prejudice the complaints filed in the United States District Court for the Southern District of New York and in the District for Nebraska, respectively. The parties concluded settlement negotiations before the two lawsuits were even at issue.

     On December 10, 2004, we and Tracy, Glaser and Becker and other of our majority Shareholders and TowerGate and Nyssen entered into the Settlement Agreement as of November 30, 2004, in which the parties agreed to dismiss the above-described lawsuits, and settle the dispute between the Company and TowerGate and Nyssen, and the Company and Becker, Glaser and Tracy.

     The Settlement Agreement provides that the parties agree to put in place an interim board of directors consisting of William W. Becker as Chairman and interim Chief Executive Officer, Larry L. Becker, son of William Becker and one of our substantial Shareholders through Becker Capital Management, LLC, Piers Linney, CEO of TowerGate, and Matthew Hudson, who controls Nyssen, or his designee. In addition, the Settlement Agreement states that William W. Becker and Larry L. Becker and the entities which are affiliated with them (the “Becker Entities”), which include Hartford Holdings Ltd., a Cayman Islands corporation solely owned by William W. Becker; Becker Capital Management, LLC, a Colorado limited liability company solely owned by Larry L. Becker; Wyse Investments, Ltd., a Cayman Islands corporation whose shares are held by a trust that is being maintained for the benefit of one of William W. Becker’s grandsons; Ionian Investments Ltd., a Cayman Islands corporation whose shares are held by a trust that is maintained for the benefit of Larry L. Becker, son of William W. Becker, Ardara Investments Ltd., a Cayman Islands corporation whose shares are held by a trust that is maintained for the benefit of Lorn Becker, son of William W. Becker; Vintage Investments Ltd., a Cayman Islands corporation whose shares are held by a trust that is maintained for Marguerite L. Becker, former wife of William W. Becker, and TowerGate/Nyssen (“Nyssen/TowerGate”) have the right to appoint two directors, so long as either group individually, respectively, holds in excess of 25% of our common stock.

     Moreover, the Settlement Agreement states that the Becker Entities and Nyssen Group shall be entitled, respectively, to appoint one director for as long as they hold at least 15% and up to 25% of our common stock. Under the Settlement Agreement, certain of the Company’s shareholders have the right to nominate directors so long as they hold a certain percentage of the Company’s shares. The ownership level of shares will be determined on the basis of a shareholder report issued by Telemetrix’s transfer agent, Computershare Corporation to the Company at the Company’s request, on a record date established by Telemetrix’s Board of Directors. Notice of the record date will be given to all shareholders. The ownership levels will be determined by dividing the total number of outstanding shares of the Company’s common voting stock into the number of shares of the Company’s common voting stock held by the shareholders having the right to nominate directors on the record date. At the annual meeting, Messrs. William W. Becker and Larry L. Becker are being nominated as directors by the Becker Entities. Messrs. Piers Linney and Chris Fitzsimmons are being nominated as directors by Nyssen/TowerGate. Under the provisions of the Settlement Agreement, Mr. Fitzsimmons is the designee of Matthew Hudson, controlling owner of Nyssen. Mr. Linney is CEO of TowerGate. Mr. William W. Becker is a Canadian citizen. Mr. Larry L. Becker is also a Canadian citizen. Messrs. Linney and Hudson are British subjects. TowerGate and Nyssen are formed under the laws of the United Kingdom. Mr. Hudson has designated Christopher Fitzsimmons, also a British subject, to serve as a director of the Company.

     The Settlement Agreement also provides that our majority Shareholders, together with the Becker Entities and Nyssen Group, would vote all shares held by them to ensure that the Becker directors are always appointed in accordance with the agreement. Additionally, the Settlement Agreement states that other directors will be appointed to the Board in due course and good faith on the basis that their appointment is in our best interests and in the best interests of our Shareholders.

     The Settlement Agreement further provides that we will increase our authorized number of common voting shares of the Company to 500 million, and that our majority Shareholders agree to take all actions necessary and in accordance with applicable laws, statutes, rules and regulations to facilitate the increase in the issuance of our share capital. As explained above under Proposal Three, we have determined that an increase in our authorized common shares to 500 million shares is insufficient in light of our future capital needs. Accordingly, we have determined that an increase in our authorized common shares to 750 million common shares and 25 million preferred shares in our authorized capitalization will best serve our anticipated capital requirements.

     The Settlement Agreement provides that, subject to the approval of a level of foreign ownership by the Federal Communications Commission (“FCC”), certain of our stockholders will convert debt owed to them evidenced by promissory notes to our common shares. Thus, subject to prior FCC approval, Nyssen will convert the approximately $1.6 million we owe it at $.04 per share, resulting in the issuance of 40 million new shares of our common voting stock to Nyssen; TowerGate, subject to prior FCC approval, will convert $800,000 we owe it for financial services at $.04 per share resulting in the issuance of 20 million new shares of our common voting stock to TowerGate, and Larry L. Becker, subject to FCC approval, will convert $36,175 we owe him at $.001 per share for the issuance of 36,175,000 shares of common voting stock in accordance with our promissory note to him, resulting in the issuance of 36,175,000 new shares of our common voting stock to Larry L. Becker.

     In addition, under the Settlement Agreement we agreed to issue a new promissory note to Mr. Tracy, our former President, CEO and Director, or his affiliate for a loan he made to us of $467,000. The note will be due and payable in 24 months from December 31, 2004, and will bear simple interest at 10% per annum from December 31, 2004, until maturity. At maturity, Mr. Tracy or his affiliate may convert this note at his option into our common voting stock at $.02 per share. We have already issued the note to Tracy Broadcasting Corporation, a Nebraska corporation solely owned by Mr. Tracy.

     The Settlement Agreement also provides that since the Company requires immediate access to new financing to continue operations, Mr. William W. Becker and his affiliates (the “Becker Entities”) will invest $200,000 into the Company at $.02 per share, for 10 million newly-issued common shares, and $100,000 at $.10 per share into the Company for 1 million newly-issued common shares, and Nyssen will invest $100,000 into the Company stock at $0.02 per share for 5 million newly-issued common shares and $200,000 into the Company stock at $.10 per share for 2 million newly-issued common shares. Becker Capital Management and Nyssen have made these investments into the Company as of December 31, 2005. As of February 8, 2006, Becker Capital Management, LLC has now loaned the Company a total of $911,000 and Nyssen has advanced the Company $840,000. All of the advances in excess of the $300,000 (each) described above are represented by demand notes and bear interest at 15% per annum.

     The parties arrived at the various conversion prices for the debt owed to certain shareholders as follows:

     A. Exchange and Conversion Agreements. By negotiations between the shareholders who entered into the Exchange and Conversion Agreements and the Company, based on the Company’s high best and low best prices during April and May, 2003. These agreements were executed by the parties in late May 2003. During the time period of negotiations the Company’s common stock traded as high as $.16 per share, and as low as $.08 per share. The parties negotiated the conversion rate on the basis of market information showing high and low bids of the Company’s common stock on the National Quotation Bureau’s pink sheets. Although Telemetrix’s stock was thinly traded, the parties determined that $.10 per share was a fair conversion price at that time.

     B. Nyssen Promissory Notes. Nyssen’s conversion price for its $1.6 million promissory note was negotiated between Michael J. Tracy, then CEO of the Company, and Representatives of TowerGate Finance in October 2003. These negotiations took place during September, 2003, and culminated in Telemetrix’s agreement with TowerGate, dated October 1, 2003, and included as Exhibit 10.9 to Telemetrix’s Annual Financial Report on Form 10-KSB for fiscal year ended December 31, 2003, filed with the SEC on June 9, 2004. During the period of negotiations, the high and low bid information, and closing price of quotations of Telemetrix’s shares on the National Quotation Bureau’s pink sheets ranged from a high of $.10 to a low of $.06. Mr. Tracy and representatives of TowerGate negotiated for a $.04 per share price which represented a discount based on the risk of the investment in Telemetrix from the low bid price of Telemetrix’s stock during the period of negotiations. In the October 1, 2003, Agreement, TowerGate Finance agreed to raise as soon as practical a $2 million investment for Telemetrix at the price the parties negotiated for Telemetrix’s common shares. The investment was obtained from Nyssen, controlled by Matthew Hudson, who is also affiliated with TowerGate. Nyssen loaned Telemetrix a total of $150,000 in two advances, the first in the amount of $50,000 on October 13, 2003, and the second in the amount of $100,000 on October 20, 2003. Additionally, Nyssen loaned Telemetrix $75,000 on November 3, 2003, and ultimately an additional $1,375,000. These loans are represented by convertible promissory notes and are convertible into Telemetrix’s common stock at the agreed-upon per-share price of $.04 per share.

     C.Conversion of Promissory note for $36,175 Owed to Becker Capital Management.

     The conversion price of the Company’s promissory note to Becker Capital Management for $36,175 was negotiated between Mr. Tracy on behalf of the Company, and Mr. Becker in late January and early February 2003. At the request of Telemetrix, Mr. Becker made a short-term loan to the Company for $30,000 on February 3, 2003, to be repaid in installments at the rate of $10,000 per month, with installments due on March 3, 2003, April 3, 2003, and May 3, 2003. The final installment was to include the principal amount remaining after the payment of the earlier installments on the $30,000 note, plus interest, which was due and which accrued from February 3, 2003 through May 3, 2003. The Promissory note specified an interest rate of ten percent (10%) compounded semi-annually. As stated above, the note provide that interest would accrue on the note until the final payment.

     Because of the risk presented in any investment in Telemetrix, the note called for a penalty in the form of a decreasing per-share conversion price into Telemetrix common stock of ½ for each thirty (30) days if the installment payments were not made when due. The note provided that in the event any payment was not received by Mr. Becker within five (5) days of the payment due date, the Company would be declared in default. In that event, Mr. Becker was entitled to convert his loan into common stock of Telemetrix at the rate of $.11 per share for the outstanding principal balance, including interest, if more than five (5) days delinquent. If the delinquency on any payment extended beyond thirty (30) days, but less than sixty (60) days, Mr. Becker would be entitled to convert the note into the Company’s common stock at the rate of $.055 per share on the principal and interest then delinquent. If the delinquency on any payment extended beyond sixty (60) days, Mr. Becker had the right to convert the principal and interest then delinquent into the Company’s common stock at the rate of $.0225 per share. The formula for decreasing the share conversion price by ½ each thirty (30) days would continue on thirty (30) day increments until the principal and interest were paid in full. The Company failed to pay the note when due and, under the penalty provisions in the note, the negotiated per-share price of conversion continued to reduce until the penalty conversion rate was $.001.

     Accordingly, Mr. Becker’s conversion rate for $36,175 which represents the principal and interest on the note is the conversion rate of $.001 per share.

     Mr. Becker has assigned this note to Becker Capital Management, LLC.

     D. Telemetrix’s note to Tracy Broadcasting Corporation for $467,000. The conversion price of this note was arrived through negotiations between Telemetrix and Mr. Michael J. Tracy as part of the negotiations in the Settlement Agreement dated as of November 30, 2004. The conversion price was based upon the high-low bid information of Telemetrix’s common stock for September, October, and November 2004, when the parties reached an agreement in principle as to terms and conditions of the Settlement Agreement. TowerGate drafted the Agreement containing the terms and conditions to which the parties agreed in principle and then circulated the Agreement to the signatory parties for review to be concluded by November 30, 2004. After review of the parties and some further negotiations, the Agreement was then finalized and executed as of November 30, 2004. The high and low bids for Telemetrix’s common stock as quoted during the period of the negotiations on the National Quotation Bureau’s pink sheets were a high $.13 and a low of $.06. The parties negotiated a discount from the low bid share price since investment in the Company was very risky, the stock was thinly traded, Becker Capital Management and Nyssen had negotiated for a $.02 per share conversion rate for emergency financing, and there appeared to be no real market for Telemetrix’s shares at that time.

     Mr. Tracy owns the building at 1225 Sage Street, Gering, Nebraska 69341, for which Mr. Tracy charged the Company rental of $2,500 per month. On November 30, 2004, the Company owed Mr. Tracy $30,000 in back rent, which the Company was unable to pay because of its financial condition. In the Settlement Agreement, the Company and Mr. Tracy agreed to installment payments for back rent, as well as additional expenses, at the rate of $5,000 per month. As of December 31, 2005, Telemetrix had paid Mr. Tracy in full for the back rent.

     The Settlement Agreement further provides that we will establish a stock option plan with ten percent (10%) of our fully diluted share capital to incentivize the performance of our existing and new management.

     The Settlement Agreement specifically provides that Delaware law shall apply to it. Delaware law requires approval of our Shareholders to increase our authorized capital. Moreover, Delaware law requires Shareholder approval of a stock option plan to incentivize the performance of our existing and new management.

     In summary, the parties agreed in the Settlement Agreement to undertake the following actions subject to Delaware law, including approval of Shareholders, and compliance with federal securities law:

     1. Elect a new Board of Directors;

     2. Increase the Company’s authorized share capital;

     3. Effect material share issuances to the Becker Entities, including Becker Capital Management LLC;

     4. Effect material share issuances to Nyssen and TowerGate based upon Nyssen’s conversion of its convertible loans to the Company made in 2003 and 2004, and to TowerGate based upon corporate finance, fundraising and strategic advisory services provided to the company since 2003 in the amount of $800,000; and

     5. Adopt an employee stock option plan to incentivize the performance of the Company’s existing and new management.

     Additionally, the share issuances to Larry L. Becker, Nyssen, TowerGate and to Becker Capital Management, LLC require prior FCC approval. Accordingly, the implementation of this Settlement Agreement in all material respects is subject to compliance with Delaware law, including the approval of our Shareholders, compliance with federal securities law, and prior approval of the FCC.

     All parties to the Settlement Agreement are either beneficial owners of the Company’s common stock, current or proposed members of the Company’s management, and/or parties or affiliates of parties involved in litigation that gave rise to the Settlement Agreement. Thus, the Company has determined that those Shareholders who are signatories to the Settlement Agreement will not be entitled to vote at the Annual Meeting on the approval of the Settlement Agreement. The signatory Shareholders have concurred in the Company’s determination on this matter.

     The number and percentage of shares held by the majority Shareholders that will not be entitled to vote on the approval of the Settlement Agreement is set forth in the Table below.

TELEMETRIX INC.
Number of Common Shares Not Entitled to Vote on the Proposal to Approve the
Settlement Agreement (Proposal 5)

Name of Shareholder	Number of Shares Held Not Entitled to Vote on Proposal 5	Percent (%)
Ardara Investments Ltd.	750,000	3.00%
Becker Capital Management LLC	659,006	2.64%
Becker, William W.	87,500	0.35%
Becker, Christine	50,000	0.20%
BCG Holdings Inc.	174,259	0.70%
Glaser, Michael	1,432,554	5.73%
Hartford Holdings Ltd.	4,136,263	16.55%
Ionian Investments Ltd.	750,000	3.00%
Tracy, Michael	4,885,504	19.54%
Vintage Investment Ltd.	1,725,000	6.90%
Wyse Investments Ltd.	500,000	2.00%

Total Shares	15,150,086	60.61%

     Delaware law, 8 Del. Code §216 states that, absent provision in a corporation’s articles or by-laws, a majority of shareholders of a Delaware corporation entitled to vote present and in person or by proxy for a specific action shall constitute a quorum, but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. Section 1.4 of Telemetrix’s Bylaws, entitled “Quorum”, states that the holders of record of a majority of the shares of stock entitled to vote present or in person or represented by a proxy at a meeting shall constitute a quorum for the transaction of business at the meeting, but in the absence of a quorum, the holders of record present or represented by proxy at such meeting may vote to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is obtained. Any such adjourned session of the meeting at which there shall be present or represented the holders of record of the requisite number of shares, any business may be transacted that might have been transacted at the meeting as originally called.

     Accordingly, under 8 Del. Code §216 and Telemetrix’s Bylaws, referred to above, a majority of shares entitled to vote present and in person or by proxy for a specific action, shall constitute a quorum for a meeting of stockholders. Telemetrix has 24,999,682 shares outstanding. Thus, 12,524,841 shares shall constitute a quorum to vote for the transaction of business at Telemetrix’s annual meeting. This number of shares constitutes a quorum to vote on the specific proposals for: (1) election of directors; (2) ratification of the appointment of the Company’s independent auditors for the fiscal year ended December 31, 2005; (3) an increase in the Company’s capitalization; and (4) adoption of an employee stock option plan to incentivize the performance of existing and new management. The number of shares constituting a quorum to vote on the specific proposal to approve the Settlement Agreement is calculated differently. Excluding the 15,150,086 shares not entitled to vote on the approval of the Settlement Agreement, there will be 9,849,596 shares entitled to vote on the approval of the Settlement Agreement. Thus a majority of these shares or 4,934,648 shares present and in person or represented by proxy at the annual meeting will constitute a quorum to enable a vote on the specific proposal for approval of the Settlement Agreement.

     Although the parties agreed to implement the Settlement Agreement as soon as practical, the parties have only taken three actions to do so as of the date of this Proxy Statement. First, the Company dismissed its Complaint against Messrs Tracy, Becker and Glaser on December 15, 2004, and dismissed its Complaint against TowerGate/Nyssen on December 20, 2004. Second, we filed an application with the FCC for approval of the stock conversion by Nyssen and TowerGate, and by Larry L. Becker. The application included a copy of the Settlement Agreement. The FCC approved the application on August 7, 2006. As provided in the Settlement Agreement, the note is due and payable on December 31, 2006, at maturity. Tracy Broadcasting Corporation may convert this loan at its option at maturity into our common stock at $.02 per share.

     The Company’s majority Shareholders who as signatories to the November 30, 2004, Settlement Agreement believe that the Agreement is fair to all Shareholders and is in the best interests of the Company and all of its Shareholders. The majority Shareholders who signed the Agreement recognized that the alternative to the Agreement was bankruptcy, which would not have served the best interests of the Company, its creditors or Shareholders. Thus, they agreed to its terms and conditions.

     The alternative to the execution of the Settlement Agreement by majority shareholders was based upon their collective analyeis of the Company’s financial condition at the time. The Company’s financial condition is fully and fairly reflected in its un-audited financial statements for the quarters ending March 31, 2003, June 30, 2003, and September 30, 2003, all of which were available to the majority shareholders at the time of negotiations of the Settlement Agreement in October and November 2004.

     The unaudited financial statement for these periods showed the Company’s current liabilities exceeded its current assets by more than 23 to 1 as of March 30, 2003; more than 29 to 1 as of June 30, 2003; and more than 36 to 1 as of September 30, 2003. In fact, the Company was insolvent and on the brink of bankruptcy.

     Telemetrix did not file its quarterly reports on Form 10-QSB with the SEC for the period ending March 31, 2004, until August 8, 2004, and for the periods ending June 30 and September 30, 2004, until January 12, 2006, because the Company had not had its independent auditor review these unaudited financial statements due to a lack of resources.

     Moreover, the majority shareholders recognized that the FCC holds a lien on the Company’s principal asset, its PCS license. The majority shareholders believed that if the Company filed bankruptcy, the Bankruptcy Court would have required a liquidation, and the Company’s outstanding shares would have been rendered worthless. Thus, the majority shareholders determined that the Company could develop a reasonable business plan that would enable the Company to utilize its PCS license to provide a variety of telecommunications services in niche markets and rebuild the Company to make it profitable, provided shareholders or other sources would loan funds to the Company for working capital.

     Accordingly, the majority shareholders decided that it was in the best interests of the Company and in the best interests of its shareholders to settle the dispute with Nyssen/TowerGate, accept the offer of certain of the majority shareholders and Nyssen made during settlement discussions to loan working capital to the Company, so that the Company could attempt to implement a business plan and strategy which would lead to a viable company that ultimately would be profitable.

     The table below summarizes the number of shares of our common stock currently outstanding, our common shares to be issued upon an increase in capitalization and implementation of the Settlement Agreement, the recipient of these shares, and the number of common shares outstanding after issuance upon an increase in capitalization and implementation of the Settlement Agreement, with percentages of ownership.

Summary of Common Shares of Common Stock to be Issued if Shareholders Approve an Increase in Capitalization and
Approve the Settlement Agreement, and the Person or Entity Receiving the Newly-Issued Common Shares

Shareholder	Common Shares Outstanding 07/31/06	Percent of Ownership 07/31/06	Common Shares to be Issued Upon Increase in Capitalization	Total Common Shares Outstanding After Shares Issued Upon Increase in Capitalization	Total Percent of Ownership
Ardara Investments Ltd.	750,000	3.00%	—	750,000	0.42%
Becker Capital Management LLC	659,006	2.64%	51,388,342	52,047,348	28.84%
Becker, Christine	50,000	0.20%	—	50,000	0.03%
Becker, William	87,500	0.35%	—	87,500	0.05%
BGC Holdings Inc.	174,259	0.70%	—	174,259	0.10%
Glaser, Michael	1,432,554	5.73%	5,909,200	7,341,754	4.07%
Hartford Holdings Ltd.	4,136,263	16.55%	—	4,136,263	2.29%
Ionian Investments Ltd.	750,000	3.00%	—	750,000	0.42%
Dianne Larkowski	6,523,496	26.09%	3,519,004	10,042,500	5.56%
TowerGate Capital LP	—	0.00%	20,000,000	20,000,000	11.08%
Tracy, Michael	4,885,504	19.54%	27,667,140	32,552,644	18.04%
Vintage Investment Ltd.	1,725,000	6.90%	—	1,725,000	0.96%
Wyse Investments Ltd.	500,000	2.00%	—	500,000	0.28%
Nyssen LP	—	0.00%	47,000,000	47,000,000	26.03%
All others	3,326,100	13.30%	—	3,326,100	1.83%

Total Shares	24,999,682	100.00%	155,483,686	180,483,368	100.00%

     The Becker Entities are comprised of William W. Becker, Christine Becker, BCM, Adara, Ionian, Wyse, Vintage, and BCG Holdings. The Becker Entities have beneficial ownership in Telemetrix as of May 31, 2006, as shown in the following Table:

Shareholder	Shares Outstanding as of May 31, 2006	Percent of Ownership as of May 31, 2006
Ardara Investments	750,000	3.00%
Becker Capital Management LLC	659,006	2.64%
Christine Becker	50,000	0.20%
William W. Becker	87,500	0.35%
BCG Holdings	174,259	0.70%
Hartford Holdings Ltd.	4,136,263	16.55%
Ionian Investments Ltd.	750,000	3.00%
Vintage Investment Ltd.	1,725,000	6.90%
Wyse Investments Ltd.	500,000	2.00%

TOTAL	8,832,028	35.34%

     Upon shareholder approval of the Settlement Agreement, Nyssen/Tower Gate will hold a total of 67 million shares of Telemetrix’s common stock, comprised of the following: Nyssen – 47 million shares and TowerGate – 20 million as shown in the following table.

Shareholder	Number of Shares Held After Shareholder Approval of an Increase in Capitalization	Percent of Ownership After Shareholder Approval of an Increase in Capitalization
Nyssen LP	47,000,000	26.03
TowerGate Finance	20,000,000	11.08

TOTAL	67,000,000	37.11

     Upon FCC approval of foreign ownership of Telemetrix in excess of 25% of the Settlement Agreement, and upon shareholder approval of the Settlement Agreement, Nyssen’s ownership of 47 million shares will represent 26.03% total ownership in Telemetrix, and TowerGate’s ownership of 20 million shares will represent 11.08% ownership of Telemetrix. Together these entities will hold a total of 37.11% ownership of Telemetrix. The FCC approved Telemetrix’s application for foreign ownership on August 7, 2006.

We attach a copy of the November 30, 2004, Settlement Agreement to this Proxy Statement as ATTACHMENT 3 for Shareholder review.

     The Company is seeking shareholder approval of the November 30, 2004, Settlement Agreement because all parties to the Agreement are either beneficial owners of Telemetrix’s common stock, current or proposed members of the Company’s management, and/or parties or affiliates of parties involved in a litigation that gave rise to the Settlement Agreement. The Settlement Agreement is subject to Delaware law. Under Delaware law, a transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers serve as directors or officers, may be voided if the parties to the agreement have a financial interest in the outcome. Because of the interests of the below identified “majority shareholders” to the Settlement Agreement, Telemetrix’s management believes that approval from disinterested shareholders is necessary to prevent the Settlement Agreement from being voided under Delaware law.

     On December 21, 2004, the Company filed a Form 8K with the SEC related to the Settlement Agreement. The disclosure in Form 8K described the material terms of the Settlement Agreement. The Settlement Agreement, however, was not filed with the SEC as an attachment to Form 8K, because at the time of the filing of the Form 8K, the Company did not have copies of all the signature pages of the signatories to the Agreement, although the Company was informed that all parties had signed the Agreement.

     Subsequent to the execution of the Settlement Agreement, the Company retained counsel to advise it on federal communication law matters. The Settlement Agreement was filed as a part of the Company’s application to the Federal Communications Commission for consent of the transfer of control of Telemetrix from Michael J. Tracy to Hartford Holdings Ltd., Becker Capital Management, Nyssen and TowerGate filed in May 2005.

     Telemetrix intends to inform shareholders whether it has obtained FCC approval for its application for transfer of control through the issuance of a press release, and filing a Form 8K with the press release attached with the SEC.

     Telemetrix supplied all information requested by the FCC in connection with its application for a transfer of control. The application currently is pending before the FCC, but has appeared on the FCC’s Public Notice as of May 12, 2006, as accepted for filing. Under the Communications Act, the FCC cannot act on the application until thirty (30) days after the application appears in Public Notice. The Company recently inquired about the status of the application at the FCC. The FCC approved Telemetrix’s application on August 7, 2006..

     In addition, the Company filed a copy of the Settlement Agreement attached as an exhibit to its annual financial report on Form 10-KSB and Form 10-KSB/A for the fiscal year ending December 31, 2004, filed with the SEC on January 12, 2006, and May 3, 2006, respectively. The Company did not include the Settlement Agreement as an exhibit to its quarterly financial reports on Forms 10-QSB for the quarters ended June 30, 2004, and September 30, 2004, respectively, because it had filed those reports with the SEC on the same date, January 12, 2006, as it filed its Annual Report on Form 10-KSB for the fiscal year ending December 31, 2004.

     Moreover, the Company disclosed the material terms of the Settlement Agreement in its quarterly financial reports on Form 10-QSB for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, all filed with the SEC on February 8, 2006.

     The Company’s Board of Directors is currently comprised of two persons, William W. Becker and Gary R. Brown. Mr. Becker is a signatory to the Settlement Agreement. The Company has determined that Mr. Becker is not entitled to vote on the approval of the Agreement. Mr. Becker has concurred with this determination. The shares to be issued pursuant to the Settlement Agreement relate to the Exchange and Conversion Agreements between the Company and shareholders Michael J. Tracy and Michael L. Glaser, conversion of loans and related party debt as specified in the Settlement Agreement, all of which were negotiated and executed prior to the time when Mr. Brown was appointed to the Company’s Board of Directors and elected Secretary/Treasurer. Mr. Brown does not have first-hand knowledge of these transactions, and accordingly, the Company has not asked Mr. Brown to recommend a vote “For” the approval of Proposal Five.

     Accordingly, Messrs. William W. Becker and Gary R. Brown, sole directors of Telemetrix, are not making any recommendations to shareholders on whether to vote for approval of the Settlement Agreement under Proposal Five.

     Shareholder approval of Proposal Five is conditioned upon Shareholder approval of Proposal Three to increase the number of authorized shares of common stock. If shareholders do not approve Proposal Three to increase the number of authorized shares of common stock, the Company will be unable to implement the Settlement Agreement, including the election of directors who were nominated by the Becker Entities and by Nyssen/TowerGate, or convert the loans made to the Company by Becker Capital Management and Nyssen into shares of common stock, as set forth in the Settlement Agreement. As a consequence, the Company must continue carrying these loans as current liabilities in its financial statements. Furthermore, the loans Becker Capital Management and Nyssen made to the Company were on-demand notes. If either Becker Capital Management or Nyssen made demand for payment of these loans, the Company would be unable to meet the demand, and unless the Company were able to restructure these loans with a reciprocal payment plan, the Company would have to consider filing bankruptcy. In addition, the Company would be unable to meet its obligations to other shareholders who have made loans to the Company that are convertible into the Company’s common stock. These loans were also made on demand notes. Unless the Company were able to restructure these loans to include an acceptable repayment plan, the Company would be unable to meet the demand, and would likely file bankruptcy.

     If Proposal Five is not approved, the non-approval will have a significant impact on the Company. The Company will not be able implement the Settlement Agreement, and the Becker Entities and Nyssen LP will likely demand payment of the Company’s promissory notes they hold representing their loans to the Company. Moreover, Mr. Tracy will likely demand payment of his promissory note due December 31, 2006. Unless the Company can restructure these loans, it will likely file bankruptcy which the Company believes will result in the liquidation of its assets.

PROPOSAL SIX
APPROVAL OF EMPLOYEE STOCK OPTION PLAN

     As contemplated in the November 30, 2004, Settlement Agreement, the Board of Directors seeks approval of an employee stock option plan to incentivize existing and new management equal to 10% of the outstanding stock of the Company, assuming the Shareholders approve an increase in the Company’s capitalization. The Board believes this plan will enhance the Company’s ability to attract top management as well as reward existing employees.

     The material terms of the stock option plan are as follows:

Purpose of Plan

     The purpose of the Plan is to attract and retain high-performing individuals who make an immediate and long-term contribution to the Company’s business by offering such individuals with the opportunity to acquire ownership in Telemetrix through more awards of incentive stock options.

Number of Shares in Plan

     Telemetrix’s Employee Incentive Stock Option Plan proposes to make 18 million shares of the Company’s common stock available to attract and retain high performing individuals who will make immediate and long-term contributions to Telemetrix’s business by providing such incentives as the opportunity to acquire an ownership interest in Telemetrix through the award of incentive stock options. If any incentive stock option granted under the plan terminates or expires for any reason without having been exercised in full, the unissued shares covered by the unexercised incentive stock option will be made available again for grant under the plan. The shares issued by Telemetrix under the plan may either be issued shares or treasury shares.

Plan Administration

     The plan will be administered by a committee appointed by the Company’s Board of Directors. A majority of the committee shall constitute a quorum. The Committee will have full power and authority to prescribe, amend or rescind rules or procedures governing the administration of plan, interpret the provisions of the plan, establish and interpret rules and procedures regarding operation of the plan, determine the eligibility of employees of Telemetrix and its subsidiaries to participate in the plan in accordance with the plan, determine in accordance with the plan and under the Internal Revenue Code the terms of incentive stock options granted to employees of Telemetrix and its subsidiaries, and delegate certain duties of the Committee to one or more agents to facilitate the administration of the plan. Actions taken by the Committee which are within the scope of the authority delegated to the Committee will be binding on the Company and all persons who are participants in the plan.

Eligibility to Participate in Plan

     Incentive stock options under the plan may only be granted to employees of Telemetrix upon selection by the Committee at its sole discretion. An employee who has been selected by the Committee to receive an incentive stock option must, as a condition to receiving the option, enter into an agreement with the Company specifying the terms of the grant (“Grant Agreement”). If an employee is selected for an award, the Committee is not required to make another grant to the employee at any other time during the employee’s employment with Telemetrix.

Price Option

     The Committee has the right and power to grant incentive stock options under the plan on such terms and conditions as may be established by the Committee in accordance with the plan in Section 422 of the Internal Revenue Code on or prior to the date of grant of any stock options. The exercise price of the stock option shall be equal to the established fair market value of the shares of the Company’s stock at the time of grant, provided that the exercise price of an incentive stock option granted to an employee of the Company who holds more than ten percent (10%) of the Company’s outstanding shares shall be one-hundred ten percent (110%) of the fair market value of the shares on the date of the grant.

Term of Incentive Stock Option

     The term of incentive stock options granted under the plan shall be established by the Committee as of the date of grant, and shall not exceed ten (10) years from the date of grant for all incentive stock options. In the case of an incentive stock option with an exercise price set at one-hundred ten percent (110%) of the fair market value, the term of the incentive stock option shall not exceed five (5) years from the date of grant. An incentive stock option granted under the plan shall become exercisable on such date or dates specified by the Committee in its sole discretion in the Grant Agreement relating to the incentive stock option. Incentive stock option is exercisable for the first time by a participant during any calendar year shall not exceed $100,000 in the aggregate. An incentive stock option may be exercised by a participant on the date or dates specified in a grant agreement. No incentive stock option will be permitted to be exercised for a fraction of a share.

Exercise of Option

     To exercise an incentive stock option, the participant must deliver to Telemetrix’s chief financial officer or other Telemetrix executive designated in the Grant Agreement a written notice of exercise after the incentive stock option becomes exercisable, but prior to the expiration of the term or cancellation or forfeiture of the incentive stock option. The notice must state the number of shares being purchased and must be accompanied by payment of the full price of shares. Method of payment for the shares for stock options which are exercised will be set forth in the participant’s Grant Agreement, and at the full discretion of the Committee, may include any or all of the following payment methods: personal check or money order payable to Telemetrix, delivery of shares which may have been held by the participant for at least six months, delivery by the participant of a promissory note with recourse, and/or if there is a public market for the shares, the delivery of a properly executed exercise notice, together with a revocable to a broker to promptly deliver to Telemetrix either the sale proceeds or the shares sold to pay the purchase price of the amount loaned by the broker to pay the purchase price.

Transfer of Stock Option

     Incentive stock option granted under the plan is not transferable and may only be exercised during the lifetime of the participant to whom the stock option is initially granted or by such person or person’s guardian or legal representative.

Termination of Stock Option

     In the event of death or disability of a participant, or termination of the participant’s employment by Telemetrix other than for cause, all vested incentive stock options are exercisable for a period which shall not exceed the expiration dates of the incentive stock option term by the Committee as set forth in the Grant Agreement for the period permissible under the Internal Revenue Code. All unvested incentive stock options may become exercisable to the extent determined by the Committee at its sole discretion. In the event of a voluntary termination of employment by a participant, all unvested incentive stock options shall be immediately forfeited by the participant without any consideration. If an employee participant is terminated for cause, all vested and unvested incentive stock options shall immediately be forfeited by the participant without any consideration.

     If a participant terminates his employment with Telemetrix by death, disability or the by Telemetrix other than for cause, or voluntarily, or for cause, and Telemetrix has not registered the shares purchased under the plan by the participant under the Securities Act of 1933, as amended (the “1933 Act”), such participant at the request of Telemetrix shall be required to enter into a voting trust agreement with Telemetrix on such terms and conditions determined by the Committee in its sole discretion. Under the voting trust agreement, the participant must give Telemetrix an irrevocable right to exercise all voting and consent rights in connection with shares the participant purchased the plan. The obligation to enter into such a voting trust terminates on the date Telemetrix registers the participant’s shares under the 1933 Act.

     If there is a change in control of the Company, upon the occurrence of such a change, all unvested incentive stock options outstanding under the plan shall become fully exercisable as of the date of change of control. A change in control shall be deemed to have occurred on the earliest of the following dates: (1) the acquisition other than from Telemetrix or with approval of Telemetrix’s Board of Directors, of fifty percent (50%) or more of either the then-outstanding shares or combined voting power of the then-outstanding voting securities of Telemetrix entitled to vote generally in the election of directors; (2) approval by the shareholders of Telemetrix of a sale or other disposition of all or substantially all of Telemetrix’s assets or sale of all the outstanding shares of common stock of Telemetrix to an unaffiliated entity or individual; or (3) liquidation or dissolution of Telemetrix.

No Right to Continued Employment

     A Grant Agreement related to an incentive stock option will not confer upon a participant any right to continue employment with Telemetrix or interfere in any way with Telemetrix’s right to terminate such a participant’s employment at any time.

Limitation on Rights to Shares

     A participant who holds an incentive stock option shall not have any shareholder rights as to any shares subject to the incentive stock options until the stock options have been exercised.

Investment Representation and Legending of Shares

     As a condition to receiving an incentive stock option under the plan, a participant must agree that, unless the shares subject to the incentive stock option have been effectively registered under the 1933 Act, Telemetrix shall be under no obligation to issue shares covered by such an incentive stock option unless and until the following conditions have been met:

     A.     The participant warrants to Telemetrix prior to receiving the shares that the participant is acquiring the shares for his account for investment and not with a view towards or for sale in connection with the distribution of these shares; and

     B.     Telemetrix shall obtain an opinion of its counsel that the shares may be issued upon such a particular exercise and in compliance with the 1933 Act without registration.

     All share certificates issued upon the exercise of an incentive stock option shall be subject to such stock transfer orders or other restrictions as the Committee may deem advisable. The rules, regulations and other requirements of the 1933 Act and the 1934 Securities and Exchange Act (the “1934 Act”), the rules of any stock exchange upon which Telemetrix’s shares are listed, or quoted under applicable federal and state laws, and the Committee may place a legend placed on such shares to make appropriate references to such restrictions.

Adjustment of Shares

     In the event of any corporate change in Telemetrix through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise which affects the character and amount of Telemetrix’s shares prior to an exercise of any stock option granted to a participant under the plan, to the extent the stock option is not exercised, the participant is entitled to such number and kind of shares as the participant would have been entitled to had the participant actually owned the shares subject to the incentive stock option at the time of change. The Committee in its discretion has the right to determine any adjustments necessary to ensure that an incentive stock option after such changes in the Company is equivalent in value to the incentive stock option prior to such change.

Withholding Tax

     When Telemetrix is required to issue upon exercise of an incentive stock option by a participant, the participant must remit to Telemetrix an amount sufficient to satisfy any federal, state or local income taxes or payroll taxes, withholding liability prior to delivery of any certificate for the shares. The tax liability may be satisfied prior to delivery of the certificate by the participant electing to have Telemetrix withhold a number of shares equal in value to the liability from the number of shares to be issued to the participant under the stock option.

Termination and Amendment of Plan

     The incentive stock option plan terminates on February 15, 2007, unless it is terminated by action of the holders of a majority of shares of the Company’s outstanding capital stock. When the plan is terminated, no additional incentive stock option grants will be made. Outstanding incentive stock options will remain exercisable under the plan in accordance with the terms of the applicable grant agreement. The Committee may amend the plan without further approval of holders of a majority of the Company’s shares outstanding, provided no amendments may materially and adversely affect any incentive stock previously issued, unless the written consent of the affected participant is received by the Company prior to the approval of such an amendment. The Company is organized under the laws of the State of Delaware. Accordingly, the incentive stock option plan shall be governed and construed in accordance with the laws of the State of Delaware.

Eligibility of Current Employees

     At the present time, as noted above, only employees of Telemetrix are eligible to participate in the incentive stock option plan. At the present time, there are two (2) employees of Telemetrix. The employee’s basis of participation in the plan is based upon his or her performance.

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments Ltd., Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L. Glaser have agreed to vote in favor of Proposal Six.

     The officers, directors, and other shareholders of Telemetrix who have agreed to vote in favor of Proposal Six hold the following percentage of ownership in the Company:

Proposal Six
Approval of Employee Stock Plan

Name of Stockholder	Title	Percentage of Outstanding Shares
William W. Becker	Chairman of Board, Acting Chief	.350
	Executive Officer
Christine Becker	—	.200
Gary R. Brown	Secretary/Treasurer, Director	.000
Becker Capital Management LLC	—	2.64
Hartford Holdings Ltd.	—	16.55
Wyse Investments Ltd.	—	02.00
Ionian Investments Ltd.	—	03.00
Vintage Investments Ltd.	—	06.90
Ardara Investments Ltd.	—	03.00
BCG Holdings Inc.	—	00.70
Michael L. Glaser	—	05.73

Total		41.07

     Mr. William W. Becker, Mr. Gary R. Brown, Becker Capital Management, LLC, Hartford Holdings Ltd., Mrs. Christine Becker, Wyse Investments Ltd., Ionian Investments, Vintage Investments Ltd., Ardara Investments Ltd., BCG Holdings, Inc., and Mr. Michael L. Glaser have an interest in seeing the Stock Incentive Plan approved under Proposal Five, because the Plan will enhance the Company’s ability to attract and retain key employees to implement its business plan.

     Based on the percentage of ownership of the officers, directors and shareholders who have agreed to vote in favor of Proposal Six, shareholder approval of Proposal Six is not assured. Under Delaware law, a vote in favor of Proposal Six by 50.1% of the issued and outstanding shares of Telemetrix common stock eligible to vote is required to approve this Proposal. Shareholder approval of this Proposal is conditioned upon shareholder approval in the increase in the number of shares of authorized common stock in Proposal Three. If shareholders do not approve this Proposal, the Company will be unable to implement a stock incentive plan for employees.

     If Proposal Six is not approved, the non-approval will have an impact on the Company, because it may not be able to attract high level performing employees to carry out its business plan without the ability to offer the incentive of stock ownership in the Company.

     We attach a copy of the Plan to this Proxy Statement for Shareholder review.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE EMPLOYEE STOCK OPTION PLAN.

INFORMATIONAL
EXECUTIVE COMPENSATION

     Under the rules established by the SEC, the Company must provided certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and consideration that led to fundamental compensation decisions effecting these individuals.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OFFICERS

     William W. Becker is Chief Executive Officer of the Company. Mr. Becker has no contract with the Company for employment. The Company does not compensate Mr. Becker for his position as Chief Executive Officer.

     Mr. Gary R. Brown is Secretary and Treasurer of the Company. Mr. Brown does not have a contract for employment with the Company for his position as Secretary. The Company does not compensate Mr. Brown for his position as Secretary and Treasurer.

     The Company’s decision not to compensate Messrs Becker and Brown is based upon the Company’s current financial status. Furthermore, neither Mr. Becker nor Mr. Brown has requested any compensation from the Company, and have indicated a willingness to serve in these capacities until the Company is able to improve its financial condition based on its goal of reaching complete commercialization of its telecommunications service.

     The Company believes that Mr. Becker has the background and skills to serve as the Company’s Chief Executive Officer, based upon his past business experience and his successful endeavors, particularly in the telecommunications industry.

     The Company also believes that Mr. Brown possesses the background and skills necessary to serve as the Company’s Secretary and Treasurer, particularly based upon Mr. Brown’s long experience in the telecommunications industry. The Company expects to compensate Messrs. Becker and Brown when the Company improves its financial condition based on its goal of achieving complete commercialization of its telecommunications services.

     The Company’s previous Chief Executive Officer, Mr. Michael J. Tracy, was contracted for employment as Chief Executive Officer. The duration of the contract was for four years, ending in 2004. As a result of the Settlement Agreement, Mr. Tracy resigned his position as Chief Executive Officer and as a Director of the Company.

     The following table sets forth in summary form the compensation of our current and past chief executive officer and other executive officers who received salary and bonus exceeding $100,000 during any of the three (3) preceding fiscal years ending December 31, 2005.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation	Restricted Stock Awards	Number of Options
William W. Becker	2005	0	0	0	0	0
Chief Executive Officer	2004	0	0	0	0	0
	2003	0	0	0	0	0

Michael J. Tracy[1]	2005	0	0	0	0	0
Former Chief Executive	2004	$ 70,000	0	0	0	0
Officer	2003	$300,000	0	0	0	0

Geoffrey Girdler	2005	0	0	0	0	0
Former Chief Operating Officer[2]	2004	$200,000	0	0	0	0
	2003	0	0	0	0	0

Richard Dineley	2005	0	0	0	0	0
Former President[3]	2004	$200,000	0	0	0	0
	2003	0	0	0	0	0

Aggregate Options/SAR Exercises in Last Fiscal Year and FY-End Options/SAR Values

(a)	(b)	(c)	(d)	(e)
	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
William W. Becker, Acting CEO	—	—	150,000	—
Michael J. Tracy, Former CEO	—	—	150,000	—
Michael L. Glaser	—	—	150,000	—

     1 In 2005, Mr. Tracy received consulting fees of $10,000 per month until July 30, 2005. Fifty percent (50%) of this compensation was deferred and is currently due. From August 1, 2005, through December 31, 2005, GreenFly LLC, a Nebraska limited liability company wholly owned by Mr. Tracy, received $24,000 per month under a service arrangement in which GreenFly furnished employees to the company that maintained our telecommunications switch and radio access network. As of November 30, 2004, Mr. Tracy’s employment with the Company ended. During 2003, Mr. Tracy agreed to accept a total of 2,729,942 shares of our common stock in lieu of his $300,000 salary. These shares of common stock were valued at prices ranging from $.06 to $.36. To date, none of these shares has been issued.

     2 Mr. Girdler held this position with the Company through September 16, 2004.

     3 Mr. Dineley held this position with the Company through September 16, 2004.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Estimated Future Payouts Under Non-Stock Priced-Based Plans
(a)	(b)	(c)	(d)	(e)	(f)
	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
William W. Becker, Acting CEO	—	—	—	—	—
Gary R. Brown, Secretary/Treasurer	—	—	—	—	—

Option/SAR Grants in Last Fiscal Year
Individual Grants

(a)	(b)	(c)	(d)
Name	Number of Securities Underlying Options SARs Granted (#)	% of Total Options/SARSs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
William W. Becker, Acting	—	—	—	—
Chief Executive Officer
Gary R. Brown,	—	—	—	—
Secretary/Treasurer

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company, through its wholly-owned subsidiary Tracy Corporation II, conducts certain operations from offices at 1225 Sage, Gering, Nebraska 67361. Mr. Michael J. Tracy, formerly President and Chief Executive Officer and Director, owns the building in Gering, Nebraska. The Company pays Mr. Tracy rent of $1,860.00 per month for the use of 4,800 sq. feet of space. The total rental payment, plus building expenses, to Mr. Tracy is approximately $2,500 per month.

     The Company believes that the lease arrangement with Mr. Tracy is on terms no less favorable than the Company could have obtained in transactions with unrelated third parties.

     The Company’s executive offices are located at 7105 LaVista Place, Suite 100, Longmont, CO 80503, and are co-located with the offices of Becker Capital Management, LLC, a major Shareholder in the Company. The Company pays Becker Capital Management LLC $600.00 rent on a month-to-month basis for the lease of 500 square feet of space and $15,636.45 for reimbursement of overhead expenses at Becker Capital Management LLC’s offices.

     The Company believes that the lease arrangement with Becker Capital Management LLC is on terms no less favorable than the Company could have obtained in transactions with unrelated third-parties.

     During 2005, Becker Capital Management LLC advanced an aggregate of $789,000 net of repayments to the Company for working capital. Becker Capital Management LLC agreed to convert $300,000 of these advances into 11 million shares of common stock, as described under Proposal Four. The balance of the advance of $489,000 is evidenced by the Company’s promissory notes which bear interest at fifteen percent (15%) per annum, and are due on demand.

     The Company also has outstanding a note payable to Tracy Broadcasting Corporation in the principal amount of $467,000. The note is due and payable on December 31, 2006, and was issued to Tracy Broadcasting Corporation as a result of the Settlement Agreement. The note is convertible into shares of a common stock at $0.02 per share at the option of Tracy Broadcasting Corporation at maturity.

     On February 3, 2003, the Company issued a $30,000 term note with interest at ten percent (10%) per annum payable to Becker Capital Management LLC which required three (3) installment payments of $10,000 each on March 3, 2003, April 3, 2003, and May 3, 2003. The note provided a penalty that in the event a payment was not received, within five day of each due date, the Company would be declared in default. Becker Capital Management would then be entitled to receive shares of the Company’s common stock at $.11 per share for the outstanding principal balance, including interest. Additionally for each thirty (30) days beyond the due date, Becker Capital Management is entitled to receive additional shares of our common stock at the rate of one-half (1/2) of the initial conversion rate. Under the Settlement Agreement, Becker Capital Management is entitled to receive 36,175,000 shares of our common stock upon the increase in the Company’s capitalization.

     During May 2003, the Company, through a corporate resolution, agreed to convert existing corporate indebtedness of major shareholders and investors in the Company into equity through an approved corporate exchange of non-issued common shares for notes and accrued interest aggregating $4,107,297. A conversion of debt-to-equity by major shareholders and investors who held promissory notes for their loans to the Company would include the issuance of preferred shares and common shares of the Company. The Company’s Articles of Incorporation authorizes the company to issue up to 5 million shares of preferred stock, with a par value of $.001 in one or more series at such price and in such number as authorized by the Company’s Board of Directors. The Company’s Articles of Incorporation also authorize the Board to prescribe the number, voting powers, designations, preferences, limitations, restrictions, and relative rights of each series of preferred shares. The Company’s Board of Directors designated 250,000 preferred shares of Series D preferred shares in August 2003. The Company’s major shareholders and investors, who initially agreed to accept preferred shares for the debt convertible into common shares, agreed to accept common shares in lieu of the preferred shares. Therefore, the Company has not issued any preferred shares pursuant to the Corporate Resolution or the Exchange and Conversion Agreements with the major shareholders and investors.

     During May 2003, in conjunction with the conversion of the notes and accrued interest, the major shareholders and investors in the Company who held promissory notes for loans to the Company forgave the issuance of an aggregate of 10,594,539 shares of the common stock, having an aggregate value of $3,233,978, which would represent shares converted for interest accrued on their promissory notes. The major shareholders and investors in the Company who entered into exchange and conversions agreements with the Company are Hartford Holdings Ltd., Ionian Investments Ltd., Ardara Investments, Ltd., Wyse Investments, Ltd., Michael L. Glaser, Becker Capital Management LLC, and Michael J. Tracy. The agreements provide for the following:

♦	The surrender of certificates held by each of the foregoing major investors representing eighty percent (80%) of the total amount of shares of common stock they hold;

♦	In exchange for the surrender of these certificates, the Company will exchange without further cost shares of its preferred stock at a ratio of 200 shares of common stock for each preferred share;

♦

Preferred shares will not be issued in fractional increments, therefore, any fractional numbers of shares would be added to the number of common shares which will be issued as replacement shares for the shares surrendered.

♦

The entities have the option to have the Company register the number of shares set out in the Exchange and Conversion Agreements. Effective December 31, 2004, the Company and the major shareholders who entered into the Exchange and Conversion Agreements with the Company agreed that subject to an increase in the authorized capital of the Company, they would accept common shares in lieu of preferred shares specified in the Exchange and Conversion Agreements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors, officers, and persons who are beneficial owners of more than ten percent (10%) of the Company’s Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Specific due dates of these reports have been established by the SEC, and the Company is required to report any failure to file by these dates. The Company believes that all of these filing requirements have been satisfied by its directors and officers, and by the beneficial owners of more than ten percent (10%) of the Company’s Common Stock.

     In making the foregoing statements, the Company relies on copies of the reporting forms received by it or written representations from certain reporting persons that all Form 5s (Annual Statement of Changes in Beneficial Ownership) that were required to be filed under the applicable rules of the SEC were filed as of the date of this Proxy Statement.

OTHER BUSINESS

     The Company does not currently know of any matters that will presented for action at the Annual Meeting, other than those set forth in this Proxy Statement. If other matters properly come before the Annual Meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed Proxy with respect to such other matters and in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     It is presently contemplated that the annual meeting of Shareholders following the fiscal 2005 meeting will be held on or about July 17, 2007. Under the rules of the SEC, and the Company’s Bylaws, in order for any appropriate Shareholder proposal to be considered for inclusion in the Proxy materials of the Company for fiscal 2006 Annual Meeting of Shareholders, it must be received by the Secretary of the Company no later than March 15, 2007. However, if the date of the 2007 Annual Meeting is changed by more than thirty (30) days from the date of the current proposed date of the Annual Meeting, or in May 2007, then the deadline for submission of Shareholder proposals is a reasonable time before the Company begins to print and mail its Proxy materials.

     In addition to the Company’s Bylaws, notice of a Shareholder proposal or of a nomination by a Shareholder of individuals for election to the Company’s Board of Directors must be accompanied by the nominee’s written consent, containing information relating to business experience and the background of the nominee, and contain certain information with respect to the nominating Shareholders and persons acting in concert with the nominating Shareholders. Shareholders are also advised to review the Company’s Bylaws which contain additional requirements with respect to Shareholder proposals and Director Nominations. If a Shareholder proposal is received after the notice date, but the presiding officer of the meeting permits the proposal to be made, proxies appointed by the Company may exercise discretionary authority when voting on such proposals.

ANNUAL REPORT

     The Company’s Annual Report on Form 10-KSB ended December 31, 2005, which filing is required by the Securities and Exchange Commission, is provided with this Proxy Statement.

     The Company’s SEC filings are also available at the SEC’s website at http://www.sec.gov.

FORWARD LOOKING STATEMENTS

     This Proxy Statement, and materials delivered with this Proxy Statement, include “Forward-Looking” Statements. All statements other than statements of historical facts included in this Proxy Statement and materials delivered with this Proxy Statement, including without limitations, statements regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are Forward-Looking Statements. Although we believe that the expectations reflected in the Forward-Looking Statements and the assumptions upon which the Forward-Looking Statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”) are disclosed in the Forward-Looking Statements – Cautionary Statements section of our Annual Report on Form 10KSB for the year ended December 31, 2005. All written and oral Forward-Looking Statements attributable to us or persons acting on our behalf are subsequent to the date of this Proxy Statement are expressly qualified in their entirety by the Cautionary Statements.

By Order of the Board of Directors:

Gary R. Brown
Secretary

TELEMETRIX INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

September __, 2006

Solicited on Behalf of the Board of Directors

     The undersigned hereby constitutes and appoints William W. Becker or Gary Brown, or either of them, with full power to act alone, as attorney-in-fact in Proxy of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Shareholders of Telemetrix Inc. (the “Company”), to be held on the __ day of September, 2006, and at any postponement or adjournment thereof, and devote all of its shares of Common Stock of the Company which the undersigned is entitled to vote, with all powers and authority the undersigned would possess if personally present. The undersigned directs that this Proxy be voted as indicated on the reverse side of this Proxy. The Proxy agents present and acting in person or by their substitute, or (only if one is present and acting, then that one) may exercise all powers conferred by this Proxy.

     Unless contrary instructions are given, the shares represented by this Proxy will be voted in favor of Items, 1, 2, 3, 4, 5, and 6. This Proxy is solicited on behalf of the Board of Directors of Telemetrix Inc.

     EVEN IF YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, DATE AND SIGN, ON THE REVERSE SIDE, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

TELEMETRIX INC.

1.     The election of the nominees listed below as the Company’s directors as more fully described in the accompanying Proxy Statement.

Nominees:	For all the nominees listed (except as marked to the contrary)	Withhold Authority to Vote for All Directors (Check This Box)
William W. Becker	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
Gary R. Brown	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
Piers Linney	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
Chris Fitzsimmons	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
Larry L. Becker	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2.     To consider and vote upon the ratification of the appointment by the Board of Directors of Stark Winter Schenkein and Co., LLP, as accountants for the Company for the fiscal year ending December 31, 2005.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.     To increase the number of authorized shares of common stock of the Company from the present 25 million to 750 million.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.    To increase the number of authorized shares of preferred stock from 5 million to 25 million.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.     To approve the Settlement Agreement dated November 30, 2004, among the Company, certain of the Company’s majority Shareholders, and Nyssen LP and TowerGate Finance Limited

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.     To approve an employee stock option plan with ten percent (10%) of our outstanding common stock (assuming Shareholder approval of an increase in our capitalization as set forth in Proposal 3 above) to incentivize the performance of our existing and new management.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

     This Proxy, when properly executed will be voted as directed. The Board of Directors recommends a vote for all nominees listed in Item 1, and for the proposals in listed in Items 2, 3, and 5. If no directions to the contrary are indicated, the persons named in the Proxy intend to vote FOR the election of the named nominees for Director, FOR ratification of Stark Winter Schenkein and Co., LLP, as accountants FOR the Company for the fiscal year ending December 31, 2005, FOR the approval of the Settlement Agreement, between the Company and the majority Shareholders of the Company and Nyssen/TowerGate, FOR the increase in the authorized number of the Company’s common stock, FOR an increase in the authorized number of the Company’s Preferred Stock, and FOR adoption of the Employee Stock Option Plan.

     The undersigned hereby acknowledges receipt of the Company’s Annual Financial Report on Form 10-KSB for the fiscal year ended December 31, 2005, the Company’s Proposed Employee Stock Option Plan, Notice of the Company’s 2006 Annual Meeting of Shareholders and the Proxy Statement relating thereto.

NAME ________________________________________________________________

PRINTED NAME: ________________________________________________________

SIGNATURE: _________________________________ DATE: ____________________

NAME ________________________________________________________________

PRINTED NAME: ________________________________________________________

SIGNATURE: _________________________________ DATE: ____________________

NOTE: Please sign exactly as shown on your stock certificate and on the envelope in which this Proxy was mailed. When signing as a partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If shares in the Company are held jointly, each joint owner must sign.

PROXY DELIVERY TO TELEMETRIX INC.

     You may choose any of the following options for returning your Proxy to Telemetrix Inc.:

     Electronically:

            By email: include your name and address and how you vote on Items 1, 2, 3, 4, and 5. Email to: Rose@BeckerCapital.com

     Telephone: call our toll-free number (877) 733-6259, state your name, address, and how you vote on each item.

     Mail: mail the Proxy in the envelope provided to:

Telemetrix Inc. P.O. Box 667 Niwot, CO 80544

ATTACHMENT 1
2006 Employee Incentive Stock Option Plan

TELEMETRIX INC. 2006 EMPLOYEE INCENTIVE STOCK OPTION PLAN

I.     Purpose

     The purpose of the Telemetrix Inc. (“Telemetrix”) 2006 Employee Incentive Stock Option Plan (“Plan”) is to attract and retain high-performing individuals who will make immediate and long-term contributions to Telemetrix‘s business by providing such individuals with the opportunity to acquire an ownership interest in Telemetrix through the award of Incentive Stock Options (“Incentive Stock Options”).

II.      Definitions

     Whenever the following words are capitalized and used in the Plan, they shall have the respective meanings set forth below:

     A.    “Board of Directors” means the Board of Directors of Telemetrix;

     B.    “Cause” shall include, but not be limited to (i) an act or acts or personal dishonesty of a Participant in the Plan (“Participant”) at the expense of Telemetrix or any of its subsidiaries, (ii) a willful violation of the Participant‘s employee duties and responsibilities, (iii) a conviction of a Participant of a felony or a crime involving moral turpitude, (iv) unauthorized disclosure of Telemetrix‘s confidential information, (v) competing with Telemetrix or any of its subsidiaries, and (vi) conduct substantially prejudicial to Telemetrix. The Committee shall have the exclusive right to determine whether Cause exists and the Committee‘s determination shall be binding and conclusive on all Participants and Telemetrix.

     C.    “Code” means the Internal Revenue Code of 1986, as amended.

     D.    “Committee” means a Committee of at least two individuals appointed by the Board of Directors to administer the Plan. If the Company shall register its common stock under the Securities Act of 1933, as amended (“the 1933 Act”) then the Committee shall consist of at least two or more individuals meeting the “non-employee director” standard set forth in Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission (“SEC”) under Section 16 of the 1934 Exchange Act, as amended (“the 1934 Act”), and the outside director (“outside director”) standard set forth in the regulations promulgated under Section 162(m) of the Code.

     E.    “Telemetrix” means Telemetrix Inc. and its subsidiaries.

     F.    “Disability” means the permanent and total disability of a Participant as defined in Section 22(e)(3) of the Code.

     G.    “Exercise Price” means the price at which shares may be purchased by a Participant upon exercise of an Incentive Stock Option covering such shares in accordance with the terms and conditions prescribed by this Plan.

     H.    “Fair Market Value” means as of any given date, the fair market value of the Shares as determined by the Committee in good faith and in its sole discretion, or if the shares are publicly traded, the mean of the highest and lowest quoted selling prices of the Shares on the exchange on which the shares are listed, or if applicable, the mean of the highest and lowest quoted bid prices of the shares as furnished by the National Association of Security Dealers‘ automated quotation system, or electronic bulletin board, as of the most recent trading date, or, if applicable, the mean of the highest and lowest quoted bid prices of a share as stated by the Pink Sheets, as of the most recent trading date.

     I.    “Grant Agreement” means an agreement setting forth the terms of an award of Incentive Stock Options to an employee of Telemetrix which has entered into by Telemetrix and such employee.

     J.    “Incentive Stock Option” or “Option” means a stock option which complies with Section 422 of the Code and which is granted under this Plan to an employee of Telemetrix.

     K.    “Participant” means an individual selected by the Committee for an Incentive Stock Option award by the Committee in accordance with Section 5 of this Plan.

     L.    “Plan” means this Telemetrix 2006 Stock Option Plan as amended, or restated from time to time.

     M.    “1933 Act” shall mean the Securities Act of 1933, as amended.

     N.    “Share” means a share of Telemetrix's common stock, $.001 par value per share.

III.      Number of Shares

     Eighteen million (18,000,000) shares shall be available for grant under this Plan. If any Incentive Stock Option granted under the Plan shall terminate or expire for any reason without having been exercised in full, the unissued shares covered by such Incentive Stock Option shall again be available for grant under the Plan. The shares issued by the company under this Plan may be either issued shares or treasury shares.

IV.      Administration

     This Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. The Committee shall have full power and authority to: (a) prescribe, amend and rescind rules and procedures governing the administration of this Plan; (b) interpret the provisions of this Plan, and establish and interpret rules and procedures with respect to the operation of this Plan; (c) determine the eligibility of employees of Telemetrix and its subsidiaries to participate in this Plan in accordance with the standards set forth in this Plan; (d) determine, in accordance with the Plan and Section 422 of the Code, the terms of Incentive Stock Options granted to employees of Telemetrix and its subsidiaries; and (e) delegate certain other duties of the Committee to one or more agents to facilitate the administration of this Plan. Each action of the Committee which is within the scope of the authority delegated to the Committee shall be binding on all persons.

V.      Eligibility in Participation

     Incentive Stock Options may be granted only to employees of Telemetrix upon selection by the Committee, in its sole discretion. An employee who has been selected by the Committee for a grant of an Incentive Stock Option must, as a condition to receiving such grant, enter into a Grant Agreement with the company specifying the terms of such grant.

     Selection of an employee for an award shall not require the Committee to make another grant to such Participant at any other time during such Participant‘s employment with Telemetrix.

VI.      Incentive Stock Options

     A.    Committee Powers. The Committee shall have the right and power to grant, in accordance with this Plan, Incentive Stock Options on such terms and conditions as may be established by the Committee in accordance with this Plan in Section 422 of the Code on or prior to the date of grant of such Incentive Stock Option.

     B.    Exercise Price. The exercise price of an Incentive Stock Option shall be equal to the established fair market value of the shares at the time of grant; provided that the exercise price of an Incentive Stock Option granted to a holder of more than ten percent (10%) of the outstanding shares shall be one-hundred ten percent (110%) of the fair market value of the shares on the date of the grant.

     C.    Term. The term of the Incentive Stock Option granted under this Plan shall be established by the Committee at the date of grant and shall not exceed ten (10) years from the date of grant for all Incentive Stock Options; provided, however, in the case of an Incentive Stock Option with an exercise price set at one-hundred ten percent (110%) of fair market value in accordance with Paragraph 6B above, the term of such Incentive Stock Option shall not exceed five (5) years from the date of grant.

     D.    When Exercisable. An Incentive Stock Option granted under this Plan shall become exercisable upon such date or dates specified by the Committee, in its sole discretion, in the Grant Agreement relating to such Incentive Stock Option. To the extent required by Section 422 of the Code, the aggregate fair market value is determined as of the date of grant, of shares for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

     E.    Conditions Applicable to Exercise. An Incentive Stock Option may be exercised by a Participant upon the date or dates in accordance with the conditions specified in the Grant Agreement executed by such Participant which relates to such Incentive Stock Option. However, no Incentive Stock Option shall be exercised for a fraction of a share.

     F.    How to Exercise. To exercise an Incentive Stock Option, the Participant must deliver written notice to the Chief Financial Officer of Telemetrix or any other Telemetrix executive provided by the applicable Grant Agreement after the date such Incentive Stock Option becomes exercisable, but prior to the expiration of the term of such Incentive Stock Option or of the cancellation or forfeiture of such Incentive Stock Option.

     G.    Notice. Written notice delivered to Telemetrix by the Participant shall state the number of shares being purchased and must be accompanied by payment of the full purchase price of such shares. Method of payment for the shares for which the Incentive Stock Option are exercised shall be set forth in the Participant‘s Grant Agreement, and at the Committee‘s full discretion, and may include any or all of the following methods: (1) delivery of a personal check or money order payable to Telemetrix; (2) delivery of shares which may have been held by such Participant for at least six (6) months; (3) delivery by the Participant of a promissory note with recourse; and/or (4) if there is a public market for the shares, the delivery of a properly executed exercise notice, together with irrevocable instructions to a broker to promptly deliver to Telemetrix either sale proceeds of shares sold to pay the purchase price or the amount loaned by the broker to pay the purchase price.

     G.    Limitation on Transfer of Incentive Stock Options. No Incentive Stock Option granted under this Plan shall be transferable otherwise and by will or of the laws of descent and distribution, and any Incentive Stock Option granted under this Plan may be exercised during the lifetime of the person to whom Incentive Stock Option shall initially have been granted only by such person or by such person‘s guardian or legal representative.

VII.      Termination

     A.    Death, Disability or Termination of the Participant‘s Employment by Telemetrix Other Than for Cause. In the event of death or disability of the Participant, or termination of the Participant‘s employment by Telemetrix other than for cause, all vested Incentive Stock Options shall be exercisable for a period which shall not exceed the expiration date(s) of such Incentive Stock Options determined by the Committee and set forth in the applicable Grant Agreement(s) for the period permitted by Section 422 of the Code. All uninvested Incentive Stock Options may become exercisable to the extent determined by the Committee, in its sole discretion.

     B.    Voluntary Termination. In the event of a voluntary termination of employment by Participant, all unvested Incentive Stock Options shall be immediately forfeited by the Participant without any consideration.

     C.    Termination for Cause. In the event of termination for cause, all vested and unvested Incentive Stock Options shall be immediately forfeited by the Participant without any consideration.

     D.    Obligation to Enter into Voting Trust Agreement with Telemetrix. If a Participant determines employment with Telemetrix under Paragraph 7A, 7B or 7C above, and Telemetrix has not registered its shares under the 1933 Act, at the request of Telemetrix, such Participant shall be required to enter into a voting trust agreement with Telemetrix on such terms and conditions as may be determined by the Committee, in its sole discretion. In accordance with the voting trust agreement, such Participant shall give an authorized representative of Telemetrix an irrevocable right to exercise all voting and consent rights in connection with shares purchased upon exercise of Incentive Stock Options granted to such Participant under this Plan.

     The obligations set forth under this Paragraph 7D shall terminate on the date Telemetrix registers shares under the 1933 Act.

VIII.     Change of Control

     A.    Acceleration of Incentive Stock Options. Notwithstanding any provision of this Plan to the contrary, upon the occurrence of a change in control as defined in Paragraph 8B below, all unvested Incentive Stock Options outstanding under this Plan shall become fully exercisable as of the date of the change in control.

     B.    Definition of Change in Control. A change in control shall be deemed to have occurred on the earliest of the following dates: (i) the acquisition, other than from Telemetrix or with the approval of the Board of Directors, of fifty percent (50%) or more of either the then-outstanding shares or the combined voting power of then-outstanding voting securities of Telemetrix entitled to vote generally in the election of directors; (ii) approval by the stockholders of Telemetrix of the sale or other disposition of all or substantially all of Telemetrix‘s assets or a sale of all the outstanding shares of common stock of Telemetrix to an unaffiliated entity or individual; or (iii) liquidation or dissolution of Telemetrix.

IX.     No Right to Continued Employment

     Nothing in the Plan or any Grant Agreement shall confer upon any Participant any right to continue in the employment of Telemetrix or interfere in any way with the right of Telemetrix to terminate such Participant‘s employment at any time.

X.      Limitation on Rights to Shares

     No Participants shall have any rights as a shareholder to any shares subject to Incentive Stock Options until such Incentive Stock Options have been exercised.

XI.      Investment Representation and Legending of Share Certificates

     As a condition to receiving an Incentive Stock Option grant under the Plan, the Participant shall agree that, unless the shares subject to such Incentive Stock Options have been effectively registered under the 1933 Act, Telemetrix shall be under no obligation to issue shares covered by such Incentive Stock Options unless and until the following conditions have been met:

     A.    That Participant or any other individual who exercises such Incentive Stock Options on behalf of or as a result of a transfer from Participant, shall warrant to Telemetrix prior to receipt of the shares that such person(s) are acquiring such shares for their respective accounts for investment, and not with a view to, or for sale, in connection with, the distribution of any such shares.

     B.    Telemetrix shall have received an opinion of its counsel that shares may be issued upon such particular exercise and compliance with the 1933 Act without registration.

     All share certificates issued upon the exercise of an Incentive Stock Option shall be subject to such stock transfer orders or other restrictions as the Committee may deem advisable under the Plan; the rules, regulations or other requirements of the 1933 Act and the 1934 Act, the rules of any stock exchange upon which such shares are listed, or under applicable federal or state laws; and the Committee may have a legend placed on such share certificates to make appropriate references to such restrictions.

XII.      Adjustment of Shares

     In the event of any corporate change through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise which affects the character and amount of Telemetrix‘s shares prior to exercising any Incentive Stock Option granted under this Plan, in such Incentive Stock Options, to the extent not exercised, shall entitle a Participant holding such Incentive Stock Option to such number and kind of shares as such Participant would have been entitled to had such Participant actually owned the shares subject to such Incentive Stock Option at the time of such change. The Committee, in its full discretion, shall determine any adjustments necessary to ensure that the Incentive Stock Option after such changes is equivalent in value to such Incentive Stock Option prior to such change including, but not limited to, changes to the Incentive Stock Option exercise price where the number of shares covered by such Incentive Stock Option(s).

XIII.      Withholding Tax

     Whenever Telemetrix is required to issue shares upon exercise of Incentive Stock Option by a Participant, such Participant shall remit to Telemetrix an amount sufficient to satisfy any federal, state or local income and payroll tax withholding liability prior to the delivery of any certificate(s) for such shares. Upon approval by the Committee, in its sole discretion, any such liability may be satisfied prior to delivery of any certificate(s) by Participant electing to have Telemetrix withhold a number of shares equal in value to such liability, from the number of shares to be issued to such Participant.

XIV.      Termination of Amendment of Plan

     This Plan shall terminate on February 15, 2016, unless previously terminated by action of the holders of a majority of the shares outstanding. Upon termination, no additional Incentive Stock Option grant shall be made; however, outstanding Incentive Stock Options shall remain exercisable under the Plan in accordance with the terms of the applicable Grant Agreement(s).

     The Committee may amend the Plan without further approval of the holders of a majority of the shares outstanding provided that no amendment may materially and adversely affect any Incentive Stock Options previously issued unless the written consent of such affected Participant(s) is received prior to the approval of such proposed amendment.

XV.      Miscellaneous Provisions

     A.    Section headings used in this Plan are for convenience only and shall not be deemed to limited, characterize or affect in any way any provision of this Plan. All provisions in this Plan shall be construed as if no headings had been used in this Plan.

     B.    Severability. Whenever possible, each provision in this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or under other applicable law, then: (i) such provision shall be deemed amended to accomplish the objective of the provision as originally written to the fullest extent permitted by law, and (ii) all other provisions of this Plan shall remain in full force and effect.

     C.    No Strict Construction. No rule of strict construction shall be applied against Telemetrix, the Committee or any other person in the interpretation of any term of this Plan or any rule or procedure established by the Committee.

XVI. Governing Law

     All issues and questions concerning the construction, validity and enforcement of and interpretation of this Plan shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     Dated as of February 15, 2006.

Telemetrix Inc.

ATTACHMENT 2
December 31, 2005 Form 10-KSB

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-KSB

[X] ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
FOR THE FISCAL YEAR ENDED December 31, 2005
OR
[   ] TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934 FOR THE
TRANSITION PERIOD FROM ____ TO ____

COMMISSION FILE NUMBER 000-14724

TELEMETRIX INC.
(Name of small business issuer in its charter)

DELAWARE	470830931
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

7105 La Vista Place, Suite 100, Longmont, Colorado 80503
(Address of principal executive offices) (Zip Code)

303-652-3279
(Registrant‘s telephone number, including area code)

1225 Sage Street, Gering, Nebraska 6934, Fiscal Year Ended December 31, 2004
(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Securities registered under Section 12(b) of the Exchange Act: None

Securities registered under Section 12(g) of the Exchange Act: Common Stock, Par Value $0.001

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  [X]    No  [   ]

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  [X]

State issuer‘s revenues for its most recent fiscal year: $606,430.

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was sold, or the average bid and asked price of such common equity, as of a specified date within the past 60 days. (See definition of affiliate in Rule 12b-2 of the Exchange Act.) $499,993.64 as determined by the closing price of $0.02 on December 31, 2005.

Note: If determining whether a person is an affiliate will involve an unreasonable effort and expense, the issuer may calculate the aggregate market value of the common equity held by non-affiliates on the basis of reasonable assumptions, if the assumptions are stated.

(ISSUERS INVOLVED IN BANKRUPTCY PROCEEDINGS DURING THE PAST FIVE YEARS)

Check whether the issuer has filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.

Yes  [   ]    No  [   ]

(APPLICABLE ONLY TO CORPORATE REGISTRANTS)

State the number of shares outstanding of each of the issuer‘s classes of common equity, as of the latest practicable date. 24,999,682 shares of common stock outstanding as of April 30, 2006.

DOCUMENTS INCORPORATED BY REFERENCE

If the following documents are incorporated by reference, briefly describe them and identify the part of the Form 10-KSB (e.g., Part I, Part II, etc.) into which the document is incorporated: (1) any annual report to security holders; (2) any proxy or information statement; and (3) any prospectus for identification purposes (e.g., annual report to security holders for fiscal year ended December 24, 1990).

Transitional Small Business Disclosure Format (Check one):  Yes  [   ]    No  [X]

TELEMETRIX INC.

INDEX

2

PART I

ITEM 1. DESCRIPTION OF BUSINESS

GENERAL

Organizational History

Telemetrix Inc. was formed through a series of corporate combinations, as follows:

o

On January 2, 1999, Telemetrix Resource Group, Inc., a Colorado Corporation (“TRG, Inc.”), acquired Telemetrix Resource Group Limited (TRG Ltd.), a Nova Scotia corporation from Hartford Holdings Ltd., TRG Ltd.‘s sole shareholder, in accordance with a share exchange and plan of reorganization;

o

On March 22, 1999, Arnox Corporation (an inactive public corporation), TRG Inc. and Tracy Corporation II d/b/a Western Total Communication (“WTC”) executed a Plan of Reorganization, which contemplated a share exchange and reorganization transaction, which is referred to hereafter as “the combination”;

o

On April 5, 1999, the first phase of the combination occurred, whereby Arnox acquired 100% of the issued and outstanding common shares of TRG Inc. in exchange for 6,127,200 shares of Arnox‘s common stock;

o	Thereafter, Arnox‘s historical financial statements become those of TRG Ltd., as TRG Ltd.‘s operations were the ongoing operations of the combined companies;
o	On September 22, 1999, the final phase of the combination closed, whereby, we acquired 100% of the issued and outstanding common shares of WTC in exchange for 5,372,800 shares of Arnox‘s common stock;
o	Through these combinations, the stockholders of WTC and TRG, Inc. acquired a total of 11,500,000 shares of Arnox common stock (approximately 90%) and therefore acquired control of Arnox;
o

After the combination, the companies changed their names to reflect their complementary businesses, as follows: (a) Arnox became Telemetrix Inc.; (b) TRG Ltd. became Telemetrix Solutions, Inc.; and (c) WTC became known as Telemetrix Technologies; and

o	Tracy Corporation II, a Nebraska corporation, became our wholly owned subsidiary.

As of December 31, 2005 we have 24,999,682 shares of our common stock outstanding.

BUSINESS

Overview

We offer the following services:

o	Wireless paging services
o	Wireless Personal Communications Services
o

Wireless network access and specific rate plans for customers that use only the personal communications system short message service (SMS). This provides nationwide network short message service. This service is generally used by our customers for telemetry systems, which involve the use of remote devices for data collection and analysis

o	Hardware, software and network operator services solutions

Wireless Paging Service

We own and operate a wireless paging service. Wireless paging is a service that has been in use for over 20 years and is the service originally used by doctors and emergency personnel who were on call, before the common availability of wireless mobile phones. It consists of a small device that is usually attached to one‘s belt or carried in a person‘s pocket, and which makes a beeping notification sound and either displays a call back number or provides a voice message that has been left by the person accessing the paging device from a telephone. The general use of wireless paging service is declining, but paging hardware and service continue to be used in more specialized situations and are a lower priced alternative to a wireless mobile phone. Paging service revenue is decreasing on paging systems nationwide, as it is with the paging network that we operate. Our paging network provides coverage of portions of western Nebraska and southeastern Wyoming.

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Wireless Mobile Telephone Service

We also own and operate a wireless mobile telephone service. There are two major types of mobile telephone technology in use in the United States, Global System for Mobility (GSM) and Code Division Multiple Address (CDMA). Examples of wireless companies that use GSM are Cingular, Dobson Communications and T-Mobile. Examples of wireless companies that use CDMA are Sprint and Verizon. We currently use GSM technology.

Our wireless mobile telephone service provides local network coverage in western Nebraska and eastern Wyoming only. We have future plans of expanding the network service area to include a portion of Interstate Highway 80 which is in the southern part of our licensed area. We provide network roaming service for customers of T-Mobile, Cingular and Dobson Communications, when in our network coverage area. The income from providing this service is known as “roaming revenue”.

Nationwide network data access

There are a number of companies designing and manufacturing devices to collect data and report events, which has become known in the industry as Machine to Machine (M2M) communications. We were in the business of designing and marketing such devices. During the third quarter of 2002, we determined there would be an increasing amount of market competition by hardware companies with significant expertise and we determined that those companies were better positioned to capitalize on such business opportunities. We also determined that these companies would share the problem of obtaining an affordable data plan to support their hardware and software. Because we did not have existing distribution channels we determined our market opportunity for providing affordable nationwide data-only wireless service was greater than our market for application specific telemetry hardware and software. We created service plans for customers that needed service for their hardware and reporting devices. This presented the opportunity to enter endless vertical markets without specific research and development to produce specific hardware and software for those markets and removed the necessity to launch an extensive customer focused marketing program..

We currently provide nationwide GSM network access on a wholesale basis for hardware that communicates using the short message service (SMS). We activate Subscriber Identity Module (SIM) cards for telemetry and telematic applications, and have rate plans that do not include monthly voice service fees. We deliver nationwide GSM service through agreements with network roaming partners, primarily Cingular and T-Mobile. We issue SIM cards and provide service to send and receive messages to our SIM cards virtually anywhere in the United States. This service is necessary to make the M2M hardware operate.

SMS is simply a service which allows customers to send and receive text messages on their digital phones. Each message may be up to a maximum of 160 characters long. Telemetry and telematic customers use this message protocol to wirelessly communicate with their hardware devices.

Our immediate objective is to increase the amount of message traffic for delivery on the networks operated by our roaming partners and also increase the roaming traffic on our network from our roaming partners. The next objective is to integrate General Packet Radio Service (GPRS), into our data offering. GPRS is a GSM data transmission technique that transmits and receives data in packets at high speeds and is particularly suited for Internet access.

Hardware, software and network operator service solutions

Our company also provides mobile switching services and other essential wireless services to Wilkes Telephone and Electric Company. Wilkes is a small PCS wireless operator located in Washington, GA. The expertise and talent necessary to operate a small network is difficult to acquire. Through Telemetrix Wilkes is able to get the services necessary to operate their local transmitters and handle voice and data without the need for installation of expensive and complicated equipment. Telemetrix has connected the central office equipment located in Gering, Nebraska with the equipment operated by Wilkes and the local network operates as if the equipment were owned and operated by Wilkes This saves Wilkes a tremendous amount of time and expense in making their wireless network operational and also made their network profitable more quickly. Wilkes uses the Telemetrix Mobile Switching Center and also uses Telemetrix sources for financial settlement and billing, and has not had to spend time finding qualified and competent personnel to work on their technical network operational issues.

4

OUR BILLING PRACTICES

We charge our customers based on the following 3 billing levels:

o	Monthly pager service fees
o	Per month for wireless network access and per message for SMS
o	Professional services, which include billing and network services

DIVISIONS

We operate the following divisions:

o	Telemetry and Pager Services – Our Telemetry and Pager Services Division provides SMS and pager services
o	Network Services-We provide switching and other network services to customers

During the first nine months of 2004, we had a division which was called our Centregate Division. This operation was based in Atlanta, GA and was to market and support our carrier services market, including billing and network services. For a number of reasons, we determined it was not feasible to operate a remote office and staff and the agreements with those staff members were terminated in September, 2004.

GEOGRAPHIC MARKETS

Our primary geographic markets are the United States, Canada, and Mexico.

DISTRIBUTION AND MARKETING METHODS

o	Resellers/Agents – We have agreements with resellers and agents that purchase our services from our net price sheets and then resell the services at their retail prices to their customers; and
o

Internet Web Site- We get inquiries from our website and then work directly with prospective customers, vendors and application service providers and place qualified prospective customers on a trial service through our network.

FUTURE BUSINESS PLANS

Our future business plans during 2006, will include the following:

o	Expanding Reseller Program – We will attempt to expand our telemetry services related business by adding resellers that market such services.
o

Additional network services, including GPRS which will enhance the services available for sale to the existing customer base and which will also increase the amount of roaming revenue on the local network from our network roaming partners such as Cingular and T-Mobile.

o	Gaining full functionality of the billing system thereby increasing the number of services which will be available to Wilkes.

5

COST OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have no costs associated with environmental regulations related compliance and we do not anticipate any future costs associated with such compliance.

INTELLECTUAL PROPERTY RIGHTS

On January 11, 2000, the U.S. Patent and Trademark Office (“PTO”) issued the Company Patent No. 6,014,089 (the “089 Patent”), which is directed to an apparatus and method for transmitting data to and from a data collection device using the short message service functionality of the control channel of a personal communications system. We have been notified by the PTO that the 089 Patent has been withdrawn because we failed to make an annual maintenance payment due in January 2004. On February 10, 2006, the Company filed a petition with the PTO for reinstatement of this patent. On November 21, 2000, the PTO issued the Company Patent No. 6,150,955 (the “955 Patent”) which is directed to the use of a telemetry data system for monitoring certain digital packets associated with a digital communications control channel, the identification of certain packets, and the replacement of certain non-information bearing packets with packets that contain useful data and information. This patent will expire in the year 2017. On April 9, 2002, the PTO issued the Company Patent No. 6,369,719 (the “719 Patent”), which is directed to an apparatus and method for collecting and transmitting utility meter data and other information by means of a wireless network. The patent will expire in 2019.

TOWERS

As more fully detailed under Item 2, Description of Properties, we own, rent to others or rent from others certain tower sites in Wyoming and Nebraska. Twelve of these towers are used to support simple antennas which are used in our paging business.

Six of these tower sites are used in our PCS Network operation.

LICENSES

Our wholly owned subsidiary, Tracy Corporation II, holds the following Federal Communications Commission radio frequency licenses:

o

Personal Communications System (PCS) license, referred to by the Federal Communications Commission as a Basic Trading Area 411 license, for Scottsbluff, Nebraska. This license entitles us to operate a PCS wireless network in this area. The network is used to provide mobile telephone service to the local population and also persons from other PCS mobile telephone companies that are “roaming” in that area. Our business agreements with other PCS networks allow our customers to “roam” on those networks for voice service out of our coverage area.

o

18 Paging and Mobile Telephone licenses serving 18 locations in Western Nebraska, Eastern Wyoming, and Northeastern, Colorado which give us the exclusive right to use a one-way radio frequency to communicate with the paging devices of our customers for paging service. The licenses are not shared which gives our paging customers a higher level of interference free voice and digital paging service.

6

EMPLOYEES

Until July 31, 2005, we had three full-time direct or contract employees in our Gearing, Nebraska office. On August 1, 2005, the three full-time employees/contractors were replaced with a contract arrangement with Greenfly LLC which provides the following services:

o	Infrastructure Hardware Technician
o	Central Office Switch Technician
o	Management of our Gering facility

Beginning

in the second quarter of 2005, we had one part-time contract employee in our Gearing office performing general bookkeeping. Effective March and September, 2005, we had two contractor/consultants in our Longmont, Colorado office, as follows:

o	Financial Consultant
o	Engineering Consultant

The Atlanta office and operations were discontinued in September 2004 and these employees and contractors were dismissed. We have no employees that are members of labor unions. We also use the services of independent contractors and consultants.

COMPETITION

Competitive Business Conditions and Our Place in the Market

The markets for all of our services are increasingly competitive. Our competitors have substantially longer operating histories, greater name recognition, larger customer bases and greater financial and technical resources than us. Because we are financially and operationally smaller than our competitors, we will encounter difficulties in capturing market share. Our competitors are able to conduct extensive marketing campaigns and create more attractive pricing for their target markets than we are. In addition, we do not have an established brand name or reputation while our competitors have significantly greater brand recognition, customer bases, operating histories, and financial and other resources.

Some of our biggest competitors in the telemetry services market are:

o	Kore Wireless
o	Aeris
o	Cingular
o	T-Mobile

Some of our biggest competitors in the pager market are:

o	Wireless Telephone companies such as Alltel
o	Action Communications

Some of our biggest competitors in our billing systems market are:

o	RedKnee
o	Amdocs; and
o	Verisign

Our Plan to Compete

We plan to compete in the following ways:

o	Attempt to provide a superior level of customer care and service to developers of new and innovative technologies utilizing digital wireless communications systems.

7

o	Utilize attractive pricing plans that are not easily duplicated by larger wireless carriers.
o	Attempt to secure marketing agreements with primary vendors and service providers that bring new, innovative and advanced services to market.

GOVERNMENTAL REGULATION

Wireless telecommunications services are subject to significant regulation. We could become subject to additional regulatory requirements as our services grow. We are subject to regulations under the Communications Act of 1934, which includes the Telecommunications Act of 1996. The Federal Communications Commission (FCC) regulates the facilities and services we use to provide, originate, or terminate interstate or international communications. Our PCS and other wireless services require radio frequency licenses from the FCC or a contractual arrangement with a licensee. We have a PCS license, which was obtained in the C Block License Auctions. We also have paging facility licenses, which are used in the operation of the existing paging system. We maintain FCC licenses on all of the communication facilities. The PCS license is granted on a 10-year basis with an expectation of renewal at the end of that term. The paging licenses are granted on a 10-year basis also with a reasonable expectation of renewal.

Valley Bank and Trust Co., (“Valley Bank”) located in Scottsbluff, Nebraska, filed a Financing Statement and Security Agreement with the Secretary of State of Nebraska listing Tracy Corporation II as a debtor in March 1998 and which it extended on December 1, 2002. The Company is unaware of any debt owed to Valley Bank and Valley Bank has not provided any evidence of indebtedness of the Company or Tracy Corporation II. The Company has requested that Valley Bank file a termination statement with the Nebraska Secretary of State.

MATERIAL AGREEMENTS

Network Service Agreement with Wilkes Telephone and Electrical Company, Washington, GA.

We have an agreement dated January 16, 2004, with Wilkes, which is headquartered in Washington, GA. Under the agreement, we provide switching, SMS, roaming support, interconnection and carrier billing and certain settlement services to support Wilkes‘ provision of wireless services to its customers, including customers which use our network through roaming agreements which Wilkes has with other major wireless carriers. Under the agreement, Wilkes purchases certain of our infrastructure equipment and provides installation of the equipment, and testing and integration of the equipment with Wilkes‘ wireless cellular telephone system.

Reseller Agreement with Topp, Inc.

We have a March 31, 2004 reseller agreement with Topp, Inc. in which Topp, Inc. acts as our reseller and makes purchases from us allowing Topp, Inc. to market and sell access to and use of our PCS service.

Customer Master Agreement with Cerillion Technologies Limited

We have an April 13, 2003 agreement with Cerillion Technologies in which Cerillion agrees to supply us Cerillion‘s software, third party products and software support services for resale by us and for the exclusive purpose of supply billing services to certain organizations. We are not permitted under the agreement to assign or subcontract any rights or obligations under the agreement or appoint any agent to perform such obligations, except as otherwise permitted under the agreement. The agreement may be terminated by written notice if either party fails to observe or perform any material term or condition of the agreement and such breach continued for 30 days. Additionally, we are not permitted to use, reproduce, sublicense or otherwise deal in the software or the source code of the software or reverse engineer decompile or disassemble the software. We are required to use Cerillion‘s trademarks and trade names.

8

Master Purchase & License Agreement with Telos Technology

On October 22, 2003, we entered into a Master Purchase and License Agreement with Telos Technology (“Telos”) under which we purchased system infrastructure for a GSM network solution, including a wireless communications switch. Telos delivered the system in the first quarter of 2004, and we installed the system in the first quarter 2004. We also installed equipment necessary to provide network services to Wilkes under our agreement with Wilkes during the first quarter of 2004. During 2004, UTStarcom purchased Telos and merged Telos into its operations.

Stock Purchase Agreement with Tracy Broadcasting Corporation

We have a May 26, 2003 Stock Purchase Agreement with Tracy Broadcasting Corporation, which is solely owned by our former Chief Executive Officer, Michael Tracy. In this agreement, Tracy Broadcasting, which is identified as the “purchaser”, agreed to purchase 10,042,500 shares of our restricted common stock for a total purchase price of $401,700. A total of 6,523,496 of these shares were issued to Tracy Broadcasting Corporation in October, 2004.

Agreements and Loan Conversions

During October 2003, we entered into a loan agreement with Nyssen LP (“Nyssen”) through TowerGate Finance Ltd. (“TowerGate”) under which we would be able to borrow up to $2 million in the form of convertible notes. As of December 31, 2003, we had borrowed an aggregate of $350,000 under this loan agreement pursuant to convertible demand notes. The notes do not bear interest unless they are in default, in which case interest accrues at the rate of 12% per annum. The notes have a conversion feature which allows for conversion into the Company‘s common shares at $.04 per share. The Company challenged the loan agreement with Nyssen in the dispute described in Item 3 – Legal Proceedings. During the dispute, the Company suspended the conversion feature in the notes.

As of November 30, 2004, the Company entered into a settlement agreement with Nyssen, and reinstated the conversion rate. (See Item 3, Legal Proceedings.) The difference between the conversion price and the fair market value of the shares was charged to interest expense. As of November 30, 2004, we had borrowed an aggregate of $1,600,025 from Nyssen pursuant to the October 30, 2003, loan agreement and represented by the convertible demand notes. Pursuant to the settlement agreement, Nyssen agreed to convert the $1,600,025 in demand notes into our common shares at $.04 per share. Upon conversion, Nyssen will receive 40 million shares of our common stock. Under the settlement agreement, we agreed to issue TowerGate 20 million shares of common stock for non-cash compensation for financial services provided to the Company. The settlement agreement is subject to Delaware law.

As provided for in the November 30, 2004, settlement agreement, Tower Gate and Nyssen, its management and associates will invest an additional $300,000 in the Company, as follows:

1.	$100,000 at $.02 per share
2.	$200,000 at $.10 per share.

As of December 31, 2005, this lender advanced an aggregate of $690,000 for working capital. On June 30, 2005, this lender agreed to convert $300,000 of these advances into 7,000,000 shares of common stock as provided for in the November 30, 2004 Settlement Agreement. The balance of advances of $390,000 bear interest at 15% and are due on demand.

As provided for in the November 30, 2004, Settlement Agreement, Becker Capital Management LLC, a related party, its management and associates will invest an additional $300,000 in the Company, as follows:

1.	$200,000 at $.02 per share
2.	$100,000 at $.10 per share.

9

As of December 31, 2004 and 2005, this related party advanced an aggregate of $25,000 and $764,000 net of repayments to the Company for working capital. On June 30, 2005, this affiliate agreed to convert $300,000 of these advances into 11,000,000 shares of common stock as provided for in the November 30, 2004 Settlement Agreement. The balance of advances of $489,000 bear interest at 15% and are due on demand.

On February 3, 2003, the Company issued a note in the principal amount of $30,000 and bearing interest at 10% per annum, payable to Becker Capital Management, LLC, a related party. The note required three installment payments of $10,000 each on March 3, 2003, April 3, 2003, and May 3, 2003. The note provided for a penalty that in the event a payment was not received within five (5) days of each due date, the Company would be declared in default, and the holder would be entitled to receive shares of stock in the Company at $.11 per share, priced for the outstanding principal balance including interest owed at the time of default. Additionally, for each thirty (30) days beyond the due date the Company is in default on the note, the holder would be entitled to additional shares computed at the rate of 1/2 of the initial conversion rate. In the November 30, 2004, settlement agreement, the Company agreed to convert this note, plus accrued interest of $4,757, into 36,175,000 shares of the Company‘s common stock, at the par value of the common stock, or $.001 per share.

The Company acknowledges that all of the transactions contemplated in the November 30, 2004 settlement agreement, including the loan conversions of Nyssen, the shares issued to TowerGate, and the loan conversion of Becker Capital Management are subject to shareholder approval. The Company has not yet taken the appropriate action to seek shareholder approval but will do so at the earliest time practical. In April 2005, the Company made application with the FCC for approval of the share issuance to Nyssen and TowerGate and Becker Capital Management LLC described above. The application is currently pending with the FCC. The FCC is expected to act on the application after May 12, 2006.

The Company has outstanding notes payable to affiliates in the principal amount of $722,500, net of debt discount of $233,500, at December 31, 2005. Of these loans, $467,000 ($233,500 net of debt discount)) is convertible debt with interest at 10% per annum and is due on December 31, 2006 and is convertible at $0.02 per share. The remaining debt is a demand note at interest at 15% per annum and is due on demand.

During May 2003, the Company, through corporate resolution, agreed to convert existing corporate indebtedness of major shareholders and investors in the company into equity through an approved corporate exchange of non-issued common shares for notes and accrued interest aggregating $4,107,297. The conversion of debt to equity by those participating note holders would include the issuance of preferred and common shares of the Company. The Corporation‘s Amended Articles of Incorporation (“Articles”) authorizes the Corporation to issue up to 5,000,000 Preferred Shares, with a par value of $.001 (“Preferred Shares”) in one or more series at such price and in such number as authorized by the Board of Directors. The Articles also authorize the Board to prescribe the number, voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Shares. Accordingly, the Board of Directors designated 250,000 Preferred Shares as Series D Preferred Shares. In September 2004 a major shareholder received 6,523,496 shares of common stock for $260,940 of this debt conversion and the other persons and entities who had initially agreed to accept preferred shares agreed to accept common shares in lieu of the preferred shares.

During May 2003 in conjunction with the conversion of the notes and accrued interest the note holders forgave the issuance of an aggregate of 10,594,539 shares of common stock with an aggregate value of $3,233,978.

The Company has obligations to issue common shares at December 31, 2005 pursuant to the conversions of various loans and accrued interest as follows:

	Shares	Amount
Officers salary	6,479,479	$ 859,000
Loan incentive shares	6,055,762	719,947
Conversion of debt	47,000,000	6,300,000
Services	20,600,000	3,036,000
Conversion of related
party debt	75,948,445	9,572,607

	156,083,686	$20,487,554

10

Exchange Agreements

In 2003 we entered into exchange and conversion agreements with Hartford Holdings, Ionian Investments, Ltd., Ardara Investments, Ltd., WYSE Investments, Ltd., Michael L. Glaser, Becker Capital Management and Michael Tracy, all of which provide for the following:

o	The surrender of all certificates held by each of the entities representing 80% of the total amount of shares of common stock held;
o	In exchange for the surrender of the certificates, we shall exchange without further cost shares of our preferred stock at a ratio of 200 shares of common for each share of preferred;
o

Preferred shares will not be issued in fractional increments, therefore any fractional numbers of shares will be added to the number of common shares which will be issued as replacement shares for the shares surrendered.

Each entity has the option, on written notice to us, to have us register a number of shares set out in each of the separate agreements. Effective December 31, 2004, the Company and the major shareholders agreed that subject to an increase in the authorized capital of the Company, they would accept common shares in lieu of the preferred shares offered in the exchange agreements.

Office Lease Agreements

Our office lease agreements are summarized below under Item 2, Description of Properties.

ITEM 2. DESCRIPTION OF PROPERTIES

Nebraska Office Space:

Our wholly owned subsidiary, Tracy Corporation II, leases 4,800 square feet of office space at 1225 Sage Street in Gering, Nebraska from our former Chief Executive Officer, Michael Tracy, for $2,500 per month. The lease has a monthly lease payment of $1,860 plus estimated monthly expenses of $640.00 per month. This space is adequate for our needs. This lease expires on October 31, 2007.

Longmont Office Space

We have an office in Longmont, Colorado, in the office of Becker Capital Management, located at 7105 La Vista Place, Longmont, Colorado. This office is used for accounting and general and administrative functions. The monthly rent payment is $600 and the space is adequate for our needs. The office space is rented on a month-to-month basis.

Towers:

We own tower sites in the following locations:

o	Guernsey, Wyoming
o	Wheatland, Wyoming
o	Torrington, Wyoming
o	Henry, Nebraska

o	Gering, Nebraska
o	Bushnell, Nebraska

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o	Kimball, Nebraska
o	Sidney, Nebraska
o	Oshkosh, Nebraska
o	Minatare, Nebraska
o	Ogallala, Nebraska
o	Alliance, Nebraska

We rent tower sites in the following locations:

o	Douglas, Wyoming
o	Mitchell, Nebraska
o	Scottsbluff, Nebraska
o	Chadron, Nebraska
o	Dix, Nebraska
o	Sterling, Colorado

The leases and rental agreements pertaining to these tower sites are generally a five year term. Rental charges are based on a monthly rate calculated by the number of feet of tower space between the antenna location on the tower and the ground multiplied by a per foot rate, plus a monthly charge for equipment space within the building at the base of the tower site used to house equipment.

ITEM 3. LEGAL PROCEEDINGS

On April 12, 2006, Michael J. Tracy filed a complaint in the District Court for Scottsbluff County, Nebraska, against the Company, in Case No. CI-06-291. Mr. Tracy is the former CEO and Director of the Company. The Complaint alleges that the Company owes Mr. Tracy $3,378,129.42 as of April 1, 2006, including principal and interest for loans Mr. Tracy made to the Company at various times in 2001 and 2002. The loans are represented by demand notes. On May 26, 2003, Mr. Tracy and the Company entered into an agreement for the exchange and conversion of these notes for preferred stock of Telemetrix. The Complaint alleges that Telemetrix has failed to perform this agreement. The Company has meritorious defenses to the Complaint, and will vigorously defend this legal action. Additionally, the Company intends to pursue counterclaims against Mr. Tracy in connection with the Complaint.

On September 10, 2004, we filed a Complaint in the United States District Court in the Southern District of New York against Michael J. Tracy (“Tracy”), Michael L. Glaser (“Glaser”), and William W. Becker (“Becker”), in case number 04CV7255. The Complaint sought an award for compensatory damages and an injunction against Tracy, Glaser and Becker for breach of fiduciary duty, costs and expenses for litigation, including reasonable attorneys‘ fees, expert fees, and other disbursements, and against Tracy for conversion, and awarding us, as plaintiff, such other and further relief as may be deemed just and proper.

On September 16, 2004, we filed a complaint in the United States District Court for the District of Nebraska, in case number 7:04CV5020, against TowerGate and Nyssen. The Complaint alleged fraudulent misrepresentation against TowerGate, fraudulent concealment against Nyssen, breach of fiduciary duty against TowerGate, civil conspiracy against TowerGate and Nyssen, breach of contract against TowerGate, and breach of the covenant of good faith and fair dealing against TowerGate. The Complaint sought preliminary and permanent injunction, declaratory judgment and an accounting. The Complaint also requested a jury trial.

On December 10, 2004, we, Tracy, Glaser and Becker and our other majority shareholders, and TowerGate and Nyssen entered into a binding agreement dated as of November 30, 2004, in which the parties agreed to dismiss the above-described lawsuits, and settle the dispute between the Company and TowerGate and Nyssen, and the Company and Becker, Glaser and Tracy.

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The settlement agreement provides that the parties agree to put in place an interim board of directors consisting of William Becker as Chairman and interim Chief Executive Officer, Larry L. Becker, son of William Becker, and one of our substantial shareholders through Becker Capital Management, LLC, Piers Linney, CEO of TowerGate, and Matthew Hudson, who controls Nyssen, or his designee. In addition, the settlement agreement states that William Becker and Larry Becker and the entities which are affiliated (“the “Becker Entities”) with them and TowerGate/Nyssen have the right to appoint two directors, so long as either group individually, respectively, holds in excess of 25% of our common stock. Moreover, the agreement states that the Becker Entities and TowerGate/Nyssen shall be entitled, respectively, to appoint one director for as long as they hold in excess of 50% of our common stock and up to 25% of our common stock. Mr. William W. Becker is a Canadian citizen. Mr. Larry L. Becker is also a Canadian citizen. Messrs. Linney and Hudson are British subjects. TowerGate and Nyssen are formed under the laws of the United Kingdom.

The settlement agreement also provides that our majority shareholders and Glaser, together with the Becker Entities and TowerGate/Nyssen would vote all shares held by them to ensure that the Becker directors are always appointed in accordance with the agreement. Additionally, the agreement states that other directors will be appointed to the Board in due course and good faith on the basis that their appointment is in our best interest and in the best interest of our shareholders.

The agreement further provides that we will increase our authorized number of common voting shares of the company to 500,000,000, and that our majority shareholders agree to take all actions necessary and in accordance with applicable laws, statutes, rules and regulations to facilitate the increase in the issuance of our share capital.

Under the agreement we agreed to issue a new promissory note to Mr. Tracy or his affiliate for a loan he made to us of $467,000. The note will be due and payable in 24 months from December 31, 2004, and will bear simple interest at 10% per annum from December 31, 2004, until maturity. At maturity, Mr. Tracy or his affiliate may convert this note at his option into our common voting stock at $.02 per share.

The agreement also provides that since the Company requires immediate access to new financing to continue operations, Mr. William W. Becker and his affiliates (the “Becker Entities”) will invest $200,000 into the Company at $.02 per share, for 10,000,000 newly-issued common shares, and $100,000 into the Company for 1,000,000 newly-issued common shares, and Nyssen will invest $100,000 into the Company stock at $0.02 per share for 5,000,000 newly-issued common shares and $200,000 into the Company stock at $.10 per share for 2,000,000 newly-issued common shares. The parties agreed that future financing provided by the Becker Entities and Nyssen would be accomplished at $.10 per share of our common stock. Becker Capital Management, LLC has loaned the Company $300,000, pursuant to convertible promissory notes, in order to provide the Company with interim financing until we implement the settlement agreement. Mr. William Becker does not own any interest in Becker Capital Management, LLC. Nyssen has also loaned the Company $300,000, pursuant to convertible promissory notes in order to provide the Company with interim financing until we implement the settlement agreement.

The agreement further provides that we will establish a stock option plan with ten percent (10%) of our fully diluted share capital to incentivize the performance of our existing and new management

The settlement agreement provides that Delaware law shall apply. Delaware law requires approval of our shareholders to increase our authorized capital. Moreover, Delaware law will require shareholder approval of a stock option plan to incentivize the performance of our existing and new management. Additionally, the share issuances to Larry L. Becker, Nyssen, TowerGate and to Becker Capital Management, LLC require prior FCC approval. Accordingly, the Company‘s implementation of this settlement agreement in material respects is subject to compliance with Delaware law, including the approval of our shareholders, and prior approval of the FCC.

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Although the parties agreed to implement the agreement as soon as practical, the parties have only taken three actions to do so as of the date of this report. First, the Company dismissed its Complaint against Messrs Tracy, Becker and Glaser on December 15, 2004, dismissed its Complaint against TowerGate/Nyssen on December 20, 2004. Second, we filed an application with the FCC for approval of the stock conversion by Nyssen and TowerGate, and by Larry L. Becker. The application included a copy of the November 30, 2004, settlement agreement. Finally, we issued Tracy Broadcasting Corporation a promissory note for $467,000 for the $467,000 loan made to us. As provided in the settlement agreement, the note is due and payable on December 31, 2006, at maturity. Tracy Broadcasting Corporation may convert this loan at its option into our common stock at $.02 per share. The Company filed a Form 8-K on December 21, 2004, related to this litigation, in which the Company described the terms of the settlement agreement. The Company filed a copy of the settlement agreement in it‘s annual report form 10KSB for the fiscal year ended December 31, 2004, filed in January 12, 2006.

All parties to the settlement agreement are either beneficial owners of the Company‘s common stock, current or proposed members of the Company‘s management, and/or parties or affiliates of parties involved in litigation that gave rise to the settlement agreement.

In the settlement agreement, the parties agreed to undertake the following actions:

Elect a new Board of Directors;

Increase in the Company‘s authorized share capital;

Effect a material share issuance to the Becker Entities, Larry L. Becker and Nyssen;

Effect material share issuances to Nyssen and TowerGate; and

Establish a stock option plan to incentivize the performance of the Company‘s existing and new management.

If the Company and the parties implement the settlement agreement without complying with Delaware law, including obtaining shareholder approval and without FCC approval, the Company will be subject to the following unasserted claims, all of which would expose the Company to potential shareholder lawsuits and/or federal and state regulatory action:

Violation of Delaware law and our corporate bylaws. Delaware Corp. Code 144 states:

“Interested Director, Quorum

          A.    no contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organizations in which one or more of its directors or officers, or directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because any such director‘s or officer‘s votes are counted for such purpose, if:

               1.   The material facts as to the director‘s or officer‘s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee, in good faith, authorizes the contract or transaction by the affirmed votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               2.   The material facts as to the director‘s or officer‘s relationship or interest, and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or

               3.   The contract or transaction is fair to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee, or the shareholders.

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          B.   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes a contract or transaction.

If the Company fails to comply with the requirements of 8 Delaware Code 144 in effecting the material transactions contemplated by the settlement agreement, the Company will be subject to potential shareholder action. Additionally, under this section of the Delaware code, the settlement agreement could potentially be voided if the settlement agreement is not fair to the Company. The shareholders may consider an increase in the Company‘s authorized common stock to allow the Company may implement the provisions of the settlement agreement, including issuance of shares to the Becker Entities, Larry L. Becker, Nyssen and TowerGate, which includes members of management, beneficial owners or affiliates, and also the adoption of a stock option plan for the benefit of management unfair to the Company and its shareholders who are not parties to the settlement agreement.

Moreover, the issuance of the shares to the Company‘s management and beneficial owners described above, and as provided for in the settlement agreement, may be set aside under Delaware law if the Company fails to comply with the foregoing section of the Delaware corporate code.

Furthermore, the Company has a class of its securities registered pursuant to the Securities and Exchange Act of 1934 (the “1934 Act”). Accordingly, the Company must comply with Section 14 of the 1934 Act and its disclosure requirements in connection with the implementation of the settlement agreement. Therefore, the Company is required to file with the SEC either a proxy on Schedule 14-A, or an information statement to Schedule 14-C, before it can implement the settlement agreement. The Company is in the process of filing a proxy statement with the SEC in compliance with the 1934 Act and, upon approval, issue a proxy to its shareholders requesting a vote on the material transactions contemplated by the settlement agreement. The Company will exclude from such voting those shareholders who are determined under Delaware law not to be qualified to vote because they will derive a direct benefit from the transactions contemplated in the settlement agreement.

Violation of Federal Communications Act.

If the Company implements the Settlement Agreement without FCC approval the Company will be in violation of Section 310 (b) (4) of the Communications Act of 1934 for effecting a transfer of control of Telemetrix without obtaining prior FCC consent and will be subject to a revocation of it‘s FCC licenses and a payment of a fine or both.

The FCC is expected to act on the Company‘s application after May12, 2006.

Valley Bank and Trust Co., (“Valley Bank”) located in Scottsbluff, Nebraska, filed a Financing Statement and Security Agreement with the Secretary of State of Nebraska listing Tracy Corporation II as a debtor in March 1998 and extended on December 1, 2002. The Company is unaware of any debt owed to Valley Bank and Valley Bank has not provided any evidence of indebtedness of the Company or Tracy Corporation II. The Company has requested that Valley Bank file a termination statement with the Nebraska Secretary of State.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matter was submitted to a vote of security holders during the year ended December 31, 2005.

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Below is the market information pertaining to the range of the high and low bid information of our common stock for each quarter since our common stock has been quoted on the OTC Bulletin Board or the National Quotation Bureau‘s Pink Sheets. From April 2003 to present, our common stock has been quoted under the symbol TLXT on the National Quotation Bureau‘s Pink Sheets. From April 1999 to April 2003, our common stock was quoted on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

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2005	Low	High
Fourth Quarter	.02	.02
Third Quarter	.02	.04
Second Quarter	.02	.02
First Quarter	.02	.05
2004	Low	High
Fourth Quarter	.06	.38
Third Quarter	.10	.15
Second Quarter	.10	.44
First Quarter	.30	.50

The source of the above information is msn.com.

There is a limited trading market for our common stock. There is no assurance that a regular trading market for our common stock will develop, or if developed, will be sustained. A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Reports and Other Information to Shareholders

We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and other reports and information with the Securities and Exchange Commission. You may read and copy these reports and other information we file at the Securities and Exchange Commission‘s public reference rooms in Washington, D.C. Our filings are also available to the public from commercial document retrieval services and the Internet world wide website maintained by the Securities and Exchange Commission at www.sec.gov.

Holders

As of December 31, 2005, we had 248 holders of record of our common stock. We have one class of stock outstanding. We have no shares of our preferred stock outstanding. As of December 31, 2005, there were 4,157,365 shares of our stock held by non-affiliates and 20,842,317 shares of our stock held by affiliates.

Options.

We have 450,000 options outstanding to purchase 450,000 shares of our common stock.

Warrants

We do not have any outstanding warrants of our common stock..

Penny Stock Considerations.

Our shares are “penny stocks” as generally defined in the Securities Exchange Act of 1934 as equity securities with a price of less than $5.00. Our shares may be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” must make a special suitability determination regarding the purchaser and must receive the purchaser‘s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

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o

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

o	Disclose commissions payable to the broker-dealer and its registered representatives and current bid and offer quotations for the securities;
o

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer‘s account, the account‘s value and information regarding the limited market in penny stocks; and

o

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser‘s written agreement to the transaction, prior to conducting any penny stock transaction in the customer‘s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our stock, which may affect the ability of shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities if our securities become publicly traded. In addition, the liquidity for our securities may be adversely affected, with a corresponding decrease in the price of our securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Dividends.

We have not declared any cash dividends on our stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans.

Not applicable.

Recent Sales of Unregistered Securities.

Not applicable

Use of Proceeds from Registered Securities.

Not applicable

ITEM 6. MANAGEMENT‘S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

The following discussion should be read in conjunction with our financial statements and related notes appearing elsewhere in this Form 10-KSB and our Annual Report on Form 10-KSB for our fiscal year ended December 31, 2005. The terms “the Company,” “we,” “our” or “us” refer to Telemetrix Inc. This discussion contains forward-looking statements based on our current expectations, assumptions, and estimates. The words or phrases “believe,” “expect,” “may,” “anticipates” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties pertaining to our business, including: (a) our limited operating history and our history of losses make it difficult for you to evaluate our current and future business and our future financial results; (b) if we are unable to obtain additional financing, we will be unable to proceed with our operating plan; (c) even if we obtain additional debt or equity financing, the value of our common stock will be diluted; (d) we have negative cash flow from operations and an accumulated deficit that raises substantial doubt about our ability to continue as a going concern; (d) we are subject to substantial debt obligations of approximately $5 million, which may negatively affect our ability to grow; (e) whether we will keep pace with the rapid development of technology in the wireless communications services area; (f) whether our existing technology will become obsolete or too expensive to upgrade; (g) the wireless communications services area generally experiences a high rate of “churn” representing the rate of lost customers, and there is no assurance that we will not experience churn due to competitive forces and price competition; (h) should our business be subject to increasing government regulation, we will be subject to increasing costs; and (i) we are dependent upon third party providers, including roaming partners and wireless network companies through which we obtain our interconnections throughout North America and also international markets; should we lose the services of these third party providers, our operations may negatively affected, including interruptions in our service.

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Statements are made as of the filing of this Form 10-KSB with the Securities and Exchange Commission and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

OVERVIEW

Up until August 2002, our revenues were primarily generated from one way wireless communication (paging services) related income. Beginning in September 2002, we ceased research and development on telemetry related hardware products; instead, we began focusing on providing Global Systems for Mobile communications (GSM) network access for telemetry devices from third party providers actually providing access to the nationwide GSM network for short message service customers that use data and SMS to communicate with and control their telemetry and telematic hardware devices. At that time, we began conducting business in telemetry services, which consisted of SMS, including actual text messages transmitted to and from wireless modems, the sale of and service for subscriber identity module (SIM) cards, a cost per short message (SMS), and an activation fee for subscriber/customers.

Capital Expenditures and Requirements

During 2005, we made no significant capital expenditures. If we obtain adequate funding, we expect to make capital expenditures of $882,000 during 2006.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts. The estimates and assumptions are evaluated on an on-going basis and are based on historical experience and on various other factors that are believed to be reasonable. Estimates and assumptions include, but are not limited to, fixed asset lives, intangible assets, income taxes, and contingencies. We base our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. Our accounting for revenue recognition and stock compensation, which requires us to estimate the value of the shares issued, and the value of intangible assets requires us to continually assess whether such assets are impaired. Our critical accounting policies are outlined in our audited financial statements contained in our Form 10-KSB for the year ended December 31, 2005.

During our Fiscal Year 2005 period, our revenues were derived from the following:

o	$221,416 from our telemetry related services
o	$ 81,524 from our pager related services
o	$303,490 from our network services
o	Our revenues are dependent upon the following factors:
o

1.	Our ability to secure additional agreements for customers using our network for nationwide network access for SMS and data
2.	Our ability to secure additional agreements for network roaming services
3.	Our ability to hire and maintain contract engineers that will be able to install and maintain and support the equipment and software necessary for both our division services
4.	Demand for our services
5.	Individual economic conditions in our markets
6.	Our ability to market our services

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Years Ended December 31, 2005 and 2004

Consolidated Statement of Operations

Revenues. Revenues for the year ended December 31, 2005 decreased 7.4% to $606,430 from $654,688 for the same period in 2004. The decrease in our Revenues is primarily attributable to the following: Other revenues decreased by $141,962 or 39.1% to $221,416 compared to $363,378 during the comparable 2004 period primarily due to increased competition and pricing in short message providers. Although our pager related revenues increased by $11,354 or 16.2% to $81,524 during the year ended December 31, 2005 compared to $70,170 for the comparable 2004 period, we believe that during the year 2006 pager related revenues will decline since the North American pager market has declined due to the increasing usage of other wireless technology. Our Network services increased by $82,350 or 37.2% to $303,490 during the year ended December 31, 2005 compared to $221,140 during the comparable 2004 period due to increased voice traffic of our switch sharing partner. We will attempt to expand our revenues by marketing our network data access and generating associated revenues and through our wireless network services.

Cost of revenues. Cost of revenues currently consists primarily of pager equipment, equipment repairs, signaling charges, network technicians and base equipment. Cost of revenues increased from $328,947 to $456,723 for the year ended December 31, 2005, representing a 38.8% increase which represents 75.3% and 50.2% of the total revenues for the year ended December 31, 2005 and December 31, 2004, respectively. The increase in the Cost of revenue is attributable to high cost services providers related to our Network services revenue category which consists of service agreements with for signaling, billing and clearing functions.

Non-cash stock compensation. Non-cash stock compensation was $0 for 2005 as compared with $3,000,000 in 2004. The 2004 charge was related to the funding agreement described in Funding Agreements and Loan Conversions.

Selling, general and administrative expenses. Selling, general and administrative expenses decreased by $316,319 to $787,626 for the year ended December 31, 2005 from $1,103,945 for the year ended December 31, 2004. The decrease in our Selling, general and administrative expenses is mainly attributable to decreased staffing in the Atlanta office after September 2004.

Interest expense. Interest expense increased by $10,038 or 4.6% to $226,411 for the year ended December 31, 2005 from $216,373 for the year ended December 31, 2004. This increase is primarily due to increased finance charges on vendor payables. Non-cash interest expense decreased from $9,912,419 in 2004 to $233,500 in 2005. This decrease is the result of the conversion of debt into common shares at prices less than the fair market value in 2004.

Gain on the settlement of debt. The Gain on settlement of debt is due to the settlement of a vendor lawsuit.

Bad debts. Bad debt expense increased to $130,990 based on the allowance provided for Network service billings.

Net loss. Net loss for the year ended December 31, 2005 decreased by $12, 493,702 to ($1, 222,320) as compared to ($13,716,022) for the year ended December 31, 2004. The decrease in Net loss is primarily due to the conversion of debt into common shares at prices less than fair market value and non-cash stock compensation charged to earnings in 2004.

Net loss per share. The Net loss per share of common stock for the year ended December 31, 2005 was ($0.05) and ($0.70) for the year ended December 31, 2004. The decrease in net loss is primarily due to the conversion of debt into common shares at prices less than fair market value and non-cash stock compensation charged to earnings in 2004.

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Liquidity and Capital Resources December 31, 2004 and 2005.

Cash as of December 31, 2005 amounted to $115 as compared with $11,646 for the year ended December 31, 2004, a decrease of $11,531 or 99%. The cash balance of the company reflects the timing of advances received from investors on an as needed basis.

Net cash used in investing activities was $0 in 2005 as compared with ($758,900) in 2004 primarily from the purchase of property and equipment in 2004.

Net cash provided by financing activities increased to $1,250,996 in 2005 from $1,085,537 in 2004 primarily from increased funding from the Company investors.

We will continue to finance our operations mainly from loans from major shareholders and fundraising activities. We do not believe that our future cash flow from operations together with our current cash will be sufficient to finance our activities through the year 2006; therefore, we plan to raise money through a private placement to fund the implementation of an expanding operational plan.

We cannot continue to satisfy our current cash requirements for a period of twelve (12) months through our existing capital. We anticipate total estimated operating expenditures of approximately $800,000 (or $66,666 per month) over the next twelve (12) months, in the following areas:

o	Salaries and labor = $500,000 Network operating costs = $100,000
o	General and Administrative (exclusive of salaries) = $200,000
o	Capital Network Infrastructure = $882,000

Our current cash of $115 as of December 31, 2005 will satisfy our cash requirements for less than one day.

Accordingly, we will be unable to fund our expenses through our existing assets or cash unless we obtain adequate financing through traditional bank financing or a debt or equity offering; however, because we have limited revenues and a poor financial condition, we may be unsuccessful in obtaining such financing or the amount of the financing may be minimal and therefore inadequate to implement our business plans. In the event that we do not receive financing or our financing is inadequate, we may have to liquidate our business and undertake any or all of the following actions:

o	Significantly reduce, eliminate or curtail our business to reduce operating costs;
o	Sell, assign or otherwise dispose of our assets, if any, to raise cash or to settle claims by creditors;
o	Pay our liabilities in order of priority, if we have available cash to pay such liabilities;
o	If any cash remains after we satisfy amounts due to our creditors, distribute any remaining cash to our shareholders in an amount equal to the net market value of our net assets;
o	File a Certificate of Dissolution with the State of Delaware to dissolve our corporation and close our business;
o

Make the appropriate filings with the Securities and Exchange Commission so that we will no longer be required to file periodic and other required reports with the Securities and Exchange Commission, if, in fact, we are a reporting company at that time.

Based upon our current assets, however, we will not have the ability to distribute any cash to our shareholders.

If we are unable to satisfy our obligations and we qualify for protection under the U.S. Bankruptcy Code, we may voluntarily file for reorganization under Chapter 11 or liquidation under Chapter 7. Our creditors may also file a Chapter 7 or Chapter 11 bankruptcy action against us. If our creditors or we file for Chapter 7 or Chapter 11 bankruptcy, our creditors will take priority over our shareholders. If we fail to file for bankruptcy under Chapter 7 or Chapter 11 and we have creditors; such creditors may institute proceedings against us seeking forfeiture of our assets, if any.

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We do not know and cannot determine which, if any, of these actions we will be forced to take. If any of these foregoing events occur, our shareholders could lose their entire investment in our shares.

To date, we have funded our activities principally from loans from related parties and third parties.

Going Concern

The Company‘s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the year ended December 31, 2005, the Company incurred a net loss of $1,222,320 and has a working capital deficit of $4,839,024 and a stockholders‘ deficit of $24,649,255 at December 31, 2005.

The Company‘s ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company‘s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity and debt financing for its operations and is seeking to expand its operations. Failure to secure such financing may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Contractual Obligations And Commercial Commitments

We have no contractual obligations, including lease obligations, apart from agreements in the normal course of our business.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company‘s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non monetary Assets — an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company‘s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending September 30, 2007. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

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In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC‘s view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)‘s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term ‘conditional asset retirement obligation as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods‘ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

New pronouncements

SFAS 155 – ‘Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140‘

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This “Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
c.

Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
e.

Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

22

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 – ‘Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140‘

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity‘s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

ITEM 7. FINANCIAL STATEMENTS.

TELEMETRIX, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005

C O N T E N T S

23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholders and Board of Directors
Telemetrix, Inc.

We have audited the accompanying consolidated balance sheet of Telemetrix, Inc. as of December 31, 2005, and the related consolidated statements of operations, stockholders‘ (deficit) and cash flows for the years ended December 31, 2005, and 2004. These financial statements are the responsibility of the Company‘s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telemetrix, Inc. as of December 31, 2005, and results of its operations and its cash flows for the years ended December 31, 2005, and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a loss from operations and has working capital and stockholders‘ deficits. These factors raise substantial doubt about the Company‘s ability to continue as a going concern. Management‘s plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

Denver, Colorado
March 27, 2006

Telemetrix, Inc.
Consolidated Balance Sheet
December 31, 2005

Assets

Current assets:
Cash	$ 115
Accounts receivable, net of reserve of $130,990	200,565
Other current assets	15,000

Total current assets	215,680

Property and equipment, net	723,805

Other assets:
Licenses	73,852

Total Assets	$ 1,013,337

Liabilities and stockholders‘ (deficit)

Current liabilities:
Accounts payable	$ 1,765,998
Accrued expenses	664,863
Accounts payable and accrued expenses - affiliates	5,690
Convertible debentures	1,200,000
Notes payable - affiliates	722,500
Notes payable	390,000
Accrued Interest-related party	69,558
Accrued Interest	18,585
Current portion of long-term debt	217,510

Total current liabilities	5,054,704

Long-term debt	120,334

Unissuable common stock - 156,083,686 shares	20,487,554

Stockholders‘ (deficit):
Preferred stock, $.001 par value, 5,000,000 shares authorized
none issued or outstanding	—
Preferred stock, series D, $.001 par value, Convertible,
liquidation preferences $30 per share, 250,000 authorized	—
Common stock, $.001 par value,
25,000,000 shares authorized,
24,999,682 shares issued and outstanding	25,000
Paid in capital	52,165,737
Accumulated (deficit)	(76,839,992)

Total stockholders‘ (deficit)	(24,649,255)

Total liabilities and stockholders‘ (deficit)	$ 1,013,337

See the accompanying notes to the consolidated financial statements.

Telemetrix, Inc.
Consolidated Statements of Operations
Years Ended December 31, 2005 and 2004

	2005	2004
Revenue:
Pager	$ 81,524	$ 70,170
Network services	303,490	221,140
Other	221,416	363,378

Total revenue	606,430	654,688

Cost of revenue	456,723	328,947

Gross margin	149,707	325,741

Operating expenses:
Non-cash stock compensation - general and administrative	—	3,000,000
Selling, general and administrative expenses	787,626	1,103,945
Total operating expenses	787,626	4,103,945

(Loss) from operations	(637,919)	(3,778,204)

Other (income) expense:
Other income	—	780
Gain on the settlement of debt	(6,500)	—
Bad debts	130,990	—
Loss on the abandonment of foreign operations	—	(191,754)
Interest Expense - non-cash	233,500	9,912,419
Interest expense	226,411	216,373

Total other (income) expense	584,401	9,937,818

Net (loss)	$(1,222,320)	$(13,716,022)

Per share information - basic and fully diluted:
Weighted average shares outstanding	24,999,682	19,556,414

Net (loss) per share	$ (0.05)	$ (0.70)

See the accompanying notes to the consolidated financial statements.

Telemetrix, Inc.
Consolidated Statement of Stockholders‘ (Deficit)
Years Ended December 31, 2004 and 2005

	Common Stock	Additional Paid in	Deferred	Currency Translation	Accumulated
	Shares	Amount	Capital	Compensation	Adjustment	(Deficit)	Total
Balance at December 31, 2003	18,476,186	$18,477	$51,147,136	$(95,951)	$ 191,754	$(61,901,650)	$(10,640,234)

Common shares issued
for loan conversions	6,523,496	6,523	254,417	—	—	—	260,940
Contribution of related party loan	—	—	272,184	—	—	—	272,184
Beneficial conversion feature
of related party loans	—	—	492,000	—	—	—	492,000
Common shares subscribed	—
for services	—	—	—	—	—	—	—
Common shares subscribed for
for loan conversions and interest	—	—	—	—	—	—	—
Deferred compensation charged
to interest expense	—	—	—	95,951	—	—	95,951
Write off of currency translation
adjustment related to an
abandoned subsidiary	—	—	—	—	(191,754)	—	(191,754)
Net (loss) for the year	—	—	—	—	—	(13,716,022)	(13,716,022)

Balance at December 31, 2004	24,999,682	25,000	52,165,737	—	—	(75,617,672)	(23,426,935)

Net (loss) for the year	—	—	—	—	—	(1,222,320)	(1,222,320)

Balance at December 31, 2005	24,999,682	$25,000	$52,165,737	$ —	$ —	$(76,839,992)	$(24,649,255)

See the accompanying notes to the consolidated financial statements.

Telemetrix, Inc.
Consolidated Statements of Cash Flows
For the Year Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net loss	$(1,222,320)	$(13,716,022)
Adjustments to reconcile net (loss) to net cash (used in)
operating activities:
Depreciation and amortization	158,010	167,031
Accretion of beneficial conversion feature charged to interest	233,500	—
Bad Debts	130,990	—
Common stock subscriptions for services and other non-cash items
net of amount of deferred compensation	—	3,000,000
Common stock subscriptions for interest	—	9,912,419
Gain on the abandonment of foreign subsidiary	—	(191,754)
(Increase) decrease in accounts receivable	(295,594)	22,271
Decrease in other current assets	(14,067)	(933)
Increase (decrease) in accounts payable	(222,628)	412,494
Increase (decrease) in accrued expenses	(131,312)	231,242
Increase (decrease) in accrued interest	88,142	—
(Decrease) in customer deposits	—	(100,000)
Increase (decrease) in accounts payable and accrued expenses - affiliates	12,752	(86,550)

Total of adjustments	(40,207)	13,366,220

Net cash (used in) operating activities	(1,262,527)	(349,802)

Cash flows from investing activities:
Purchase of property and equipment	—	(758,900)

Net cash (used in) investing activities	—	(758,900)

Cash flows from financing activities:
Advances from affiliates	764,000	25,000
Proceeds from debt	690,000	1,250,000
Payments on long-term debt and notes	(203,004)	(189,463)

Net cash provided by financing activities	1,250,996	1,085,537

Net (decrease) in cash	(11,531)	(23,165)

Beginning - cash balance	11,646	34,811

Ending - cash balance	$ 115	$ 11,646

Supplemental cash flow information:
Cash paid for income taxes	$ —	$ —
Cash paid for interest	$ 49,853	$ —

Non cash investing and financing activities:
Conversion of related party notes to stock subscriptions	$ 300,000	$ 34,757

Conversion of notes to common stock subscriptions	$ 300,000	$ 260,940

Equipment deposits transferred to property and equipment	$ —	$ 101,000

Conversion of notes payable to common stock	$ —	$ 1,600,025

See the accompanying notes to the consolidated financial statements.

Telemetrix, Inc.
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Telemetrix Inc. (the “Company”) was formed through a series of corporate combinations. On January 2, 1999, Telemetrix Resource Group Inc., a Colorado Corporation (“TRG, Inc.”), acquired Telemetrix Resource Group Limited (TRG Ltd.), a Nova Scotia corporation from Hartford Holdings Ltd., TRG Ltd.‘s sole shareholder, pursuant to a share exchange and plan of reorganization. On March 22, 1999, Arnox Corporation (an inactive public corporation), TRG Inc. and Tracy Corporation II d/b/a Western Total Communication (“WTC”) executed a Plan of Reorganization, which contemplated a share exchange and reorganization transaction (the “Combination”). On April 5, 1999, the first phase of the combination occurred, whereby Arnox acquired 100% of the issued and outstanding common shares of TRG Inc. in exchange for 6,127,200 shares of Arnox‘s common stock. Arnox‘s historical financial statements become those of TRG Ltd., as TRG Ltd.‘s operations were the ongoing operations of the combined companies. All of the transactions comprising the Combination, with the exception of WTC, have been accounted for as reverse acquisitions and no goodwill has been recorded. On September 22, 1999, the final phase of the combination closed, whereby, the Company acquired 100% of the issued and outstanding common shares of WTC in exchange for 5,372,800 shares of Arnox‘s common stock. Through these combinations, the stockholders of WTC and TRG, Inc. acquired a total of 11,500,000 shares of Arnox common stock (approximately 90%) and therefore acquired control of Arnox. After the Combination, the companies changed their names to reflect their complementary businesses:

Arnox became Telemetrix, Inc.
TRG Ltd. Became Telemetrix Solutions, Inc.
WTC became Telemetrix Technologies, Inc.

The Company offers wireless paging service, personal communications services (“PCS”) service, PCS nationwide network access and services and technology to telecommunications carriers and other businesses.

Network access involves providing a source and means for telemetry and telematic companies and customers to use the nation wide PCS networks of major carriers for the transmission of data and messages which are necessary in the conduct of their business. Telemetrix provides the service as a “data only” offering through the roaming agreements which it has with other PCS carriers and operators in North America, including Mexico and Canada.

PCS carriers use the Company‘s technology to provide network services for their wireless customers. Telemetrix has the ability to use its infrastructure equipment located in Gering, Nebraska to provide switching and billing services for smaller carriers that would otherwise be unable to have access to these services.

Consolidation

The financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain items presented in the previous year‘s financial statements have been reclassified to conform to current year presentation.

Revenue Recognition

The Company recognizes paging and telemetry revenue, which consists of fees charged to subscribers, when services are provided. Revenue from the sale of paging equipment is recognized upon delivery to the customer.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectibility, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances.

Property and Equipment

Property and equipment is recorded at cost. Depreciation of assets is computed using the straight-line method over the following estimated useful lives.

Buildings and improvements	5 - 31.5 years
Office equipment	7 years
Computer equipment and software	5 - 7 years
Communication equipment	5 - 7 years
Vehicles	5 years
T-3000 equipment	5 years

Licenses

Licenses are capitalized and amortized over their estimated useful lives of 10 years and are stated net of amortization. Amortization charged to operations was $92,285 during 2004 and 2005.

Licenses consist of the following at December 31, 2005:

Licenses	$922,856
Less: accumulated amortization	849,004

$ 73,852

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable, notes payable and convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values. The carrying value of the Company‘s long-term debt approximated its fair value based on the current market conditions for similar debt instruments.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. The Company will measures the amount of any impairment based on the amount that the carrying value of the impaired assets exceed the undiscounted cash flows expected to result from the use and eventual disposal of the impaired assets. No impairment charges were considered necessary by management in 2004 and 2005.

Net Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards (“SFAS”) 128, “Earnings per Share.” Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Research and Development

Research and development costs are expensed as incurred.

Advertising Costs

Advertising costs are charged to expense as incurred. Advertising costs are included in selling, general and administrative expenses were $0 and $8,930 during 2005 and 2004.

Software Development Costs

Direct costs incurred in the development of software are capitalized once the preliminary project stage is complete, management has committed to funding the project and completion, and use of the software for its intended purpose are probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of 3 years. Costs associated with upgrades and enhancements that result in additional functionality are capitalized.

Segment Information

The Company follows SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”. Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Income Taxes

The Company follows SFAS 109 “Accounting for Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Debt with Detachable Warrants and/or Beneficial Conversion Feature

The Company accounts for the issuance of detachable stock purchase warrants in accordance with Accounting Principles Board Opinion 14 (“APB 14”), whereby it separately measures the fair value of the debt and the detachable warrants and allocates the proceeds from the debt on a pro-rata basis to each. The resulting discount from the fair value of the debt allocated to the warrants, which is accounted for as paid-in capital, is amortized over the estimated life of the debt.

In accordance with the provisions of Emerging Issues Task Force Issues 98-5 and 00-27, the Company allocates a portion of the proceeds received to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, for the detachable stock purchase warrants, the Company first allocates proceeds to the stock purchase warrants and the debt and then allocates the resulting debt proceeds between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt. The discount resulting from the beneficial conversion feature is amortized over the estimated life of the debt.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation.” The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, “Accounting for Stock Issued to Employees” (“APB 25”) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Foreign Currency Translation

The functional currency of one of the Company‘s subsidiaries is the applicable local currency. The translation from the applicable foreign currency to U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The gains and losses, net of applicable deferred income taxes, resulting from translation are included in stockholders‘ (deficit).

The Company‘s subsidiary located in Toronto, Canada ceased operations and activities as of March 31, 2002, and the balance of the currency translation adjustment of $191,754 was recorded in operations 2004.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company‘s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 “Exchanges of Non monetary Assets — an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company‘s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending September 30, 2007. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC‘s view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)‘s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term ‘conditional asset retirement obligation as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods‘ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

New pronouncements

SFAS 155 – ‘Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140‘

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

This Statement:

a.	Permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
c.

Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
e.

Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 – ‘Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140‘

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

1.	Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
2.	Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
3.	Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
4.

At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity‘s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

5.

Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 2. BASIS OF REPORTING

The Company‘s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a significant loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2005, and 2004, the Company incurred net losses of $1,222,320 and $13,716,022 and has a working capital deficit of $4,839,024 and a stockholders‘ deficit of $24,649,255 at December 31, 2005.

The Company‘s ability to continue as a going concern is contingent upon its ability to attain profitable operations and secure financing. In addition, the Company‘s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing equity and debt financing for its operations and is seeking to expand its operations. Failure to secure such financing may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005, consisted of the following:

Land	$ 13,301
Buildings	16,803
Vehicles	32,147
Furniture and office equipment	53,734
Computer equipment and software	354,382
Equipment	1,358,544

1,828,911
Accumulated depreciation and amortization	(1,105,106)

$ 723,805

Depreciation and amortization expense for the years ended December 31, 2005, and 2004, was $65,725 and $75,475.

NOTE 4. NOTES PAYABLE – RELATED PARTIES

The Company has outstanding notes payable to affiliates in the principal amount of $956,000 at December 31, 2005. During the years ended December 31, 2004 and 2005, the affiliates advanced additional funds of $25,000 and $464,000. The debt is convertible into common shares of the Company at $.02 per share.

The Company used the intrinsic value method to determine proceeds that should be allocated to the embedded beneficial conversion feature. As such, $492,000 was credited to additional paid in capital in 2004. The allocation of $467,000 will be amortized over 24 months commencing January 1, 2005, and the allocation of $25,000 was charged to interest expense during the year ended December 31, 2004.

Convertible debt – interest at 10% per annum, due on December 31, 2006	$ 467,000
Demand Notes – interest at 15% per annum, due on demand	489,000

956,000
Debt discount, less amortization of $258,500	(233,500)

$ 722,500

During May 2003, the Company, through corporate resolution, agreed to convert existing corporate indebtedness of major shareholders and investors in the company into equity through an approved corporate exchange of non-issued common shares for notes and accrued interest aggregating $4,107,297. The conversion of debt to equity by those participating note holders would include the issuance of preferred and common shares of the Company. The Corporation‘s Amended Articles of Incorporation (“Articles”) authorizes the Corporation to issue up to 5,000,000 Preferred Shares, with a par value of $.001 (“Preferred Shares”) in one or more series at such price and in such number as authorized by the Board of Directors. The Articles also authorize the Board to prescribe the number, voting powers, designations, preferences, limitations, restrictions and relative rights of each series of Preferred Shares. Accordingly, the Board of Directors designated 250,000 Preferred Shares as Series D Preferred Shares (see Note 8). In September 2004 a major shareholder received 6,523,496 shares of common stock for $260,940 of this debt conversion and the other persons and entities who had initially agreed to accept preferred shares agreed to accept common shares in lieu of the preferred shares.

The Company has recorded interest expense of $29,170 and $316,887 during the years ended December 31, 2004, and 2005. In addition to the stated interest rates through 2003 the Company has agreed to issue an aggregate of 16,650,301 shares of common stock as additional consideration for the loans. These shares have been valued at $3,951,927, which represents the fair market value of the shares on the dates of the loans. During 2004 $95,951 has been charged to operations related to these issuances. To date, with the exception of the 6,523,496 shares of common stock described above none of the shares have been issued (see Note 8).

On February 3, 2003, the Company issued a $30,000 term note with interest at 10% per annum payable to a related party which required three installment payments of $10,000 each on March 3, 2003, April 3, 2003 and May 3, 2003. The note provided a penalty that in the event a payment was not received, within 5 days of each due date, the Company would be declared in default. The holder of the note would then be entitled to receive shares of stock of the Company at $0.11 per share, for outstanding principal balance including interest. Additionally, for each 30 days beyond the due date, additional shares would be computed at the rate of 1/2 of the initial conversion rate. On November 30, 2004, the note plus $4,757 in accrued interest was converted into shares of stock of the Company, at par, with the holder to receive 36,175,000 shares of common stock. The difference in the share price of $.001 and the fair market value of the shares at the time of conversion was $5,391,493 which was charged to non-cash stock interest.

During 2005 an affiliate advanced an aggregate of $764,000 net of repayments to the Company for working capital. This affiliate agreed to convert $300,000 of these advances into 11,000,000 shares of common stock. The balance of the advances of $489,000 bear interest at 15% and are due on demand.

NOTE 5. NOTES PAYABLE

Convertible debentures – interest at 6.25% per annum, conversion feature allows the holder to use the debenture as payment for a like value of securities should the Company complete a
stock offering of $6,000,000 at January 1, 2001. Such an
offering was not completed. The debentures are currently
in default	$1,200,000

Note payable – Federal Communications Commission (C Block)
interest at 7% per annum. Interest payments only of $13,543 due on a quarterly basis through September 2002. Quarterly interest and principal payments of $55,875 beginning December 2002
until maturity at March 2007, secured by FCC license	315,634

Note payable – Federal Communications Commission (F Block)
interest at 7% per annum. Interest payments only of $1,163 due on a quarterly basis through April 1999. Quarterly interest
and principal payments of $2,975 beginning July 2001
until maturity at April 2007, secured by FCC license	22,210

1,537,844
Less: current portion	1,417,510

$ 120,334

Maturity of long term debt is as follows: 2006: $1,417,510; 2007: $120,334

NOTE 6. CONVERTIBLE DEBENTURES

During October 2003 the Company entered into a funding agreement with a third party whereby the Company would be able to borrow up to $2,000,000 in the form of convertible notes. As of December 31, 2003, the Company was advanced an aggregate of $350,000 pursuant to these demand notes. The notes do not bear interest unless in default in which case interest accrued at the rate of 12% per annum. The notes had a conversion feature which allowed for conversion into the Company‘s common shares at $.04 per share, which the Company suspended because of the dispute described in Note 9 with TowerGate and Nyssen. This conversion right was reinstated on November 30, 2004, upon the Company reaching a settlement agreement with TowerGate and Nyssen and the difference between the conversion price and the fair market value of the shares was charged to interest expense (see below).

As of November 30, 2004, the Company was advanced an aggregate of $1,600,025 pursuant to this funding agreement. Pursuant to an amended agreement dated November 30, 2004, the note holder converted the $1,600,025 demand note into common shares at $.04 per share receiving 40,000,000 shares of common stock. The difference between $.04 per share price and the fair market value of the shares at the time of conversion was $4,399,975 and this amount was charged to non-cash interest. In the same agreement, a entity related to this third party investor received 20,000,000 shares of common stock for non-cash stock compensation for services. The Company recorded a $3,000,000 charge to non-cash compensation.

Provided in the November 30, 2004 agreement, the note holder, its management and associates will invest an additional $300,000 as follows:

$100,000 at $0.02 per share $200,000 at $0.10 per share

Provided in the November 30, 2004 agreement, a related party, its management and associates will invest an additional $300,000 as follows:

$200,000 at $0.02 per share $100,000 at $0.10 per share

The parties described above advanced the $600,000 and agreed to convert these advances into common shares (see Note 8). In addition, the note holder advanced an additional $390,000 which bears interest at 15% per annum and is due on demand.

NOTE 7. INCOME TAXES

The Company accounts for income taxes under SFAS 109, which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

Income tax provision at
the federal statutory rate	34%
Effect of operating losses	(34)%

--

As of December 31, 2005, the Company has a net operating loss carry forward of approximately $48,000,000. This loss will be available to offset future taxable income. If not used, this carry forward will expire through 2025 subject to certain limitations resulting from a change in control. The deferred tax asset of approximately $16,000,000 relating to the operating loss carry forward has been fully reserved at December 31, 2005. The principal difference between the operating loss for income tax purposes and book purposes results from non cash stock compensation and interest.

NOTE 8. STOCKHOLDERS‘ (DEFICIT)

Preferred Stock

     1.    Rank. Series D Preferred Shares (“Series D Shares”) are senior to the Company‘s common shares (“Common Shares”), in priority for receiving distributions and for payment upon liquidation of the Company.

     2.    Preference. Each Series D Share has a liquidation preference of $30.00 plus all accrued but unpaid distributions (the “Preference”).

     3.    Conversion Rate. Upon a Conversion Event (see §8) the affected Series D Shares shall convert into Common Shares at the Conversion Rate. The “Conversion Rate” shall initially be two hundred (200) Common Share into one Series D Share but will automatically adjust:

3.1.

in the same manner as the Common Shares were adjusted in stock splits, share consolidations, stock dividends, recapitalizations, and similar changes to the Company‘s capitalization (“Recapitalization”). For example, if each Common Share was split into two recapitalized Common Shares then the Conversion Rate would become one Series D Share into four hundred recapitalized Common Shares);

3.2.

so that the percentage of the total Common Shares and securities convertible into Common Shares (collectively, “Share Equivalents”) represented by the Series D Shares owned by each Series D Holder (the “Series D Percentage”) does not change despite any issuance of Share Equivalents (excluding securities issued pursuant to an employee stock option plan) at a per-Share Equivalent price below the Preference.

Upon the occurrence of each adjustment of the Conversion Rate, the Company, at its expense, shall promptly compute such Conversion Rate adjustment and furnish each Series D Holder with a certificate stating the new Conversion Rate and explaining the facts underlying the Conversion Rate adjustment. The term ‘Common Equivalent Basis‘ means equally with the Common Shares as though the Series D Shares were converted into Common Shares at the then-applicable Conversion Rate.

     4.    Distributions. Each Series D Preferred Shareholder (a “Series D Holder”) shall participate in distributions on a Common Equivalent Basis.

     5.    Liquidation Preference. If the Company is liquidated, Series D Holders shall receive their entire Preference (i.e., $30.00 per Series D Share plus all accrued but unpaid distributions) before any distribution or payment is made on any junior capital stock (including the Common Shares). After receiving this Preference, Series D Holders will then participate in distribution of the Company‘s assets on a Common Equivalent Basis.

     6.    Voting Rights. Series D Shares shall vote as a separate voting group on the following matters:

6.1.	issuance of any Company capital stock senior to the Series D Shares in priority for receiving distributions, for payment of any liquidation preference and in redemption rights;

6.2.	alteration of the Preferences of the Series D Shares, including amendments to the Articles or Bylaws;

6.3.	liquidation, Recapitalization or similar corporate reorganization;

6.4.	loans, borrowings, debt, guarantees or similar obligations (“Debt”) by Company except when Company‘s aggregate Debt is below $3,000,000;

6.5.	transaction or associated transactions:

6.5.1. involving a merger, consolidation or similar transaction;

6.5.2. issuing or transferring more than 50% of the Company's voting stock;

6.5.3. selling all or substantially all Company assets;

when the resulting deemed value of the Common Shares would be less than $15.00 per Common Share;

6.6.	conversion of all Series D Shares into Common Shares pursuant to Section 8.4;

6.7.	transactions identified in Sections 7.4.2 & 7.4.6 after the aggregate Share Equivalents issued in such transactions exceeds $1 million; and

6.8.	when the Act requires voting as a separate voting group.

Each Series D Holder has the right to notice of all meetings of the Company‘s shareholders, to attend such meetings and to vote on a Common Equivalent Basis on all matters presented for vote by the Common Shares except for those specified in this Section.

     7.    Preemptive Rights. If the Company sells any Share Equivalents then each Series D Holder may prevent a reduction in its Series D Percentage after such sale (“Preemptive Right”) by purchasing a sufficient portion of such Share Equivalents.

7.1.

Company will notify each Series D Holder about the proposed sale of Share Equivalents, the terms, the proposed sale date and the amount the Series D Holder must pay to prevent reduction in its Series D Percentage (“Preemption Price”).

7.2.

To exercise its Preemptive Right, a Series D Holder must provide the Preemption Price to Company within 30 days after the notice of the proposed sale; otherwise a Series D Holder waives its Preemptive Right for that particular sale.

7.3.

Company will permit those Series D Holders exercising their Preemptive Right to exercise the Preemptive Right of those Series D Holders that do not exercise their Preemptive Right; such exercise shall be pro rata to the relative Series D Percentages of the exercising Series D Holders and payment must occur at least 10 days before the proposed date for the sale of the Share Equivalents.

7.4.	This Section does not apply to issuance‘s or sales of Share Equivalents:

7.4.1. pursuant to employee stock or option grants;
7.4.2. to strategic corporate partners;
7.4.3. for equipment financing;
7.4.4. to acquire another business;
7.4.5. in an underwritten public offering; or
7.4.6. in a transaction when the Company does not receive cash proceeds from such issuance or sale;

but Series D Holder approval is required pursuant to Section 6.8 after the aggregate Share Equivalents issued in transactions identified in Sections 7.4.2 & 7.4.6 exceeds $1 million.

7.5.

Company must notify the Series D Holders of any transaction listed in Section 6.4 or 6.5 (a “Combination”) and permit the Series D Holders collectively to purchase the Company (either by acquiring all Company capital stock or purchasing all or substantially all Company assets) at the deemed per-Common Share value proposed in the Combination. If any Series D Holder does not desire to purchase it‘s pro rata portion of Company capital stock or assets, then remaining Series D Holders may purchase that portion).

The Preemptive Rights shall apply again to a proposed sale of Share Equivalents if Company does not complete that proposed sale or Combination within 150 days after the initial notice given by Company.

     8.   Conversion Events. Upon any of the following events (“Conversion Events”):

8.1.	A Series D Holder requests conversion of any Series D Shares;

8.2.

Company completes an underwritten public offering of the Common Shares for gross proceeds of at least $5 million and the total Share Equivalents would have a deemed value of at least $10 million using the public offering price per Common Share; or

8.3.	a majority of the Series D Holders vote (pursuant to Section 6.7) to convert all Series D Shares;

then the affected Series D Shares will convert into Common Shares pursuant to Section 3.

     9.    Redemption. The Company may redeem the Series D Shares, in whole or in part, at the same time (a “Redemption Event”).

9.1.	Company elects to redeem only a portion of the Series D Preferred Shares.

9.2.	Company will notify each Series D Holder about the Redemption Event, the redemption terms and the Redemption Date (at least 30 days after the Redemption Event).

9.3.	Prior to the Redemption Date, a Series D Holder may convert any Series D Shares into Common Shares pursuant to Section 8.

9.4.	If Company redeems less than all Series D Shares outstanding on the Redemption Date then Company shall redeem such Series D Shares on a pro rata basis.

On the Redemption Date, the Company will pay the Preference for each redeemed Series D Share in immediately available funds to the associated Series D Holder.

     10.    Limited Issuance. After conversion or redemption of any Series D Share, such Series D Share shall not be available for re-issuance.

Common Stock

During May 2003 the Company agreed to issue 10,042,500 shares of common stock to an officer for the conversion of notes aggregating $401,700. The difference between the fair market value of the shares and the conversion price aggregating $1,104,675 had been charged to operations during the year. During the year ended December 31, 2004, the Company issued 6,523,496 of these common shares and reduced the stock subscription by $260,940.

During the year ended December 31, 2004, the Company recorded stock subscriptions for an aggregate of $14,426,250 for 96,175,000 shares of common stock. Of the $14,426,250, $3,000,000 for 20,000,000 shares of common stock is related to compensation and $6,000,000 for 40,000,000 shares of common stock are related to the conversion of debt and non-cash stock interest, described in Note 7. The remaining $5,426,250 for 36,175,000 shares of common stock relate to the conversion of the $30,000 note described in Note 4.

During the year ended December 31, 2005, the Company recorded stock subscriptions for an aggregate of $600,000 for 18,000,000 shares of common stock related to the conversion of $300,000 of notes payable and $300,000 of notes payable to an affiliate (see Note 5).

The Company has obligations to issue common shares at December 31, 2005, pursuant to the conversions of various loans and accrued interest, incentive shares, and services as follows:

	Shares	Amount
Officers salary	6,479,479	$ 859,000
Loan incentive shares	6,055,762	719,947
Conversion of debt	47,000,000	6,300,000
Services	20,600,000	3,036,000
Conversion of related
party debt	75,948,445	9,572,607

	156,083,686	$20,487,554

Stock-based Compensation

The Company has a stock option plan, which covers certain key management personnel. Options to purchase common shares may be granted at a price not less than fair market value on the date of the grant. Options may not be exercised prior to one year or after five years from the date of the grant. No options were granted during 2004 or 2005.

A summary of stock option and warrant activity is as follows:

	Number of shares	Weighted average exercise price
Balance at
December 31, 2003	1,081,250	$ 3.79
Granted	—
Exercised/Forfeited	(631,250)

Balance at
December 31, 2004	450,000	$ 3.79
Granted	—
Exercised/Forfeited	—

Balance at
December 31, 2005	450,000	$ 2.04

Exercisable at December 31, 2005	450,000

Weighted average remaining contractual life – 5 years
Weighted average fair value — $.40

NOTE 9. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases its office from an officer of the Company at a rate of $2,500 per month pursuant to a lease expiring in October 2007. Future minimum lease payments are as follows:

2006: $30,000 2007: $25,000

Rent expense for the years ended December 31, 2005 and 2004 including the above lease was $76,697 and $53,482.

Employment and Consulting Contracts

Effective on December 1, 2004, the Company entered into a consulting agreement with a former officer for a monthly fee of $10,000. The agreement may be cancelled upon 30 days notice by either party.

Litigation

On April 12, 2006, Michael J. Tracy filed a complaint in the District Court for Scottsbluff County, Nebraska, against the Company, in Case No. CI-06-291. Mr. Tracy is the former CEO and Director of the Company. The Complaint alleges that the Company owes Mr. Tracy $3,378,129.42 as of April 1, 2006, including principal and interest for loans Mr. Tracy made to the Company at various times in 2001 and 2002. The loans are represented by demand notes. On May 26, 2003, Mr. Tracy and the Company entered into an agreement for the exchange and conversion of these notes for preferred stock of Telemetrix. The Complaint alleges that Telemetrix has failed to perform this agreement. The Company has meritorious defenses to the Complaint, and will vigorously defend this legal action. Additionally, the Company intends to pursue counterclaims against Mr. Tracy in connection with the Complaint

On September 10, 2004, the Company filed a Complaint in the United States District Court in the Southern District of New York against Michael Tracy (“Tracy”), Michael L. Glaser (“Glaser”), and William W. Becker (“Becker”), in case number 04CV7255. The Complaint sought an award for compensatory damages, an injunction against Tracy, Glaser and Becker for breach of fiduciary duty, costs and expenses for litigation (except fees and other disbursements) including reasonable attorney‘s fees, and against Tracy for conversion, and such other and further relief as may be deemed just and proper.

On September 16, 2004, the Company filed a complaint in the United States District Court for the District of Nebraska, in case number 7:04CV5020, against TowerGate Finance, Ltd., (“TowerGate”) and Nyssen, LP (“Nyssen”). The Complaint alleges fraudulent misrepresentations against TowerGate, fraudulent concealment against Nyssen, breach of fiduciary duty against TowerGate, civil conspiracy against TowerGate and Nyssen, breach of contract against TowerGate, and breach of the covenant of good faith and fair dealings against TowerGate. The Complaint seeks preliminary and permanent injunction, declaratory judgment and an accounting. The Complaint also requests a jury trial.

On December 10, 2004, the Company, Tracy, Glaser and Becker and our other majority shareholders and TowerGate and Nyssen entered into a binding agreement (“Agreement”) dated as of November 30, 2004, in which the parties agreed to dismiss the above described lawsuits, and settle the dispute between them and between the Company and TowerGate and Nyssen. The agreement calls for the appointment of an interim board of directors and stipulated that so long as Becker and affiliated entities and TowerGate/Nyssen hold in excess of 25% of the outstanding voting common shares that they will be entitled to appoint two directors.

All parties to the Settlement Agreement are either beneficial owners of the Company‘s common stock, current or proposed members of the Company‘s management, and/or are parties or affiliates of parties involved in the Litigation that gave rise to the Settlement Agreement. Despite the filing of a December 21, 2004, Form 8-K related to this litigation, the Company has never disclosed the specific terms of the Settlement Agreement, including the relationships among the parties to the Settlement Agreement, whether and how the terms of the Settlement Agreement will be fulfilled and the existence and substance of potential violations of Delaware law and the Company‘s bylaws as a result of the terms contained in the Settlement Agreement.

In the Settlement Agreement, the parties agree that the parties will undertake the following actions:

Increase the Company‘s authorized share capital;
Effect material share issuances to Becker Capital Management;
Effect material share issuances to Nyssen LP and TowerGate Finance Limited; and
Adopt a stock option plan for the Company‘s existing and new management.

The Settlement Agreement gives rise to the following unasserted claims, all of which expose the Company to potential shareholder lawsuits or SEC regulatory actions. The Company is attempting to comply with all of the requirements of Delaware law and the SEC requirements, but there can be no assurance that it will be able to do so. In addition, FCC approval is required for certain of the share issuances and if this approval is not obtained by the Company there may be material negative impact on the Company‘s financial position and results of operations.

Violation of Delaware Law and Corporate Bylaws.
Section 144 of the Delaware Corporation Code states:

“Interested directors; Quorum” provides that any contract or transaction between the Company and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association or other organization in which 1 or more of its directors or officers, are directors or officers, or have a financial interest requires the approval of the contract and related transactions by: (a) a majority of the Company‘s disinterested directors; and (b) the Company‘s shareholders.

If the Company fails to comply with either requirement (a and b above), it is subject to shareholder action. Additionally, Section 144 provides that the Settlement Agreement could potentially be voided unless it is fair to the Company. The action of increasing the Company‘s authorized common stock so that it can issue large numbers of shares to the parties to the agreement, who are management, beneficial owners or affiliates, and also adopting a stock option plan for the benefit of management, may be considered unfair to the Company‘s shareholders who are not party to the agreement.

The issuances of significant shares (described above) to the Company‘s management and beneficial owners as provided for in the Settlement Agreement may be set aside under Delaware Corporation Law. Section 161 imposes limitations on directors‘ power to issue authorized shares. Any new stock issuance, such as those provided for in the Settlement Agreement, is subject to the statutory requirements regarding quality and quantity of consideration to be received for the shares. The foregoing actions may require the vote of disinterested shareholders pursuant to Delaware Corporate Code Section 144 because all of the parties to the Settlement Agreement are either the Company‘s directors and/or beneficial owners, and/or all are interested directors and/or interested shareholders.

The Company‘s bylaws and Delaware corporation law require that directors be elected at any annual meeting of Shareholders.

Because the Company has a class of securities registered pursuant to the Securities Exchange Act of 1934 (“Exchange Act”), the Company must comply with Exchange Act Section 14 disclosure requirements. The Company is required to file a Proxy Statement on Form 14A or an Information Statement on Schedule 14C and will be prohibited from taking the actions set forth in the Settlement Agreement until twenty days after the filing of the Proxy or of its Definitive Information Statement (see Note 10).

The Company is also involved in various legal actions arising in the normal course of business management believes that such matters will not have a material effect upon the financial position of the Company.

Valley Bank and Trust Co., (“Valley Bank”) located in Scottsbluff, Nebraska, filed a Financing Statement and Security Agreement with the Secretary of State of Nebraska listing Tracy Corporation II as a debtor in March 1998 and extended on December 1, 2002. The Company is unaware of any debt owed to Valley Bank and Valley Bank has not provided any evidence of indebtedness of the Company or Tracy Corporation II. The Company has requested that Valley Bank file a termination statement with the Nebraska Secretary of State.

Other

The Company has agreed to issue certain common shares to various related parties. As of December 31, 2005, the Company does not have sufficient authorized shares to affect these issuances.

On or about September 10, 2001, the company filed a Form S-8 Registration Statement under the Securities Act of 1933 registering 375,000 shares of common stock to be issued in accordance with a consulting agreement. On September 21, 2001, the Company issued the 375,000 shares of common stock. The Company received and acted in reasonable reliance upon legal advice and guidance from legal counsel at the time regarding the issuance, however, it has been recently advised that certain investor relations related services that were to be provided are prohibited under Regulation S-8. As such, the issuance of the 375,000 shares of common stock may have violated the registration provisions of the federal securities laws, specifically Section 5 of the Securities Act of 1933.

Subsequent to December 31, 2004, the Company made application with the FCC for approval of the shares to be issued to Becker, Nyssen, TowerGate and Becker Capital Management LLC per the settlement agreement described in the Litigation section above. The application is currently pending.

NOTE 10. CONCENTRATIONS

During the year ended December 31, 2005, one customer accounted for approximately 46% of total revenue. At December 31, 2005, $150,000 (net of a reserve of $130,990) was due from this customer which was paid in April 2006,

NOTE 11. SUBSEQUENT EVENTS

During February 2006 the Company filed a preliminary Proxy Statement Form 14A to obtain shareholder approval of the actions described in Note 9, and has tentatively scheduled a shareholders meeting for May 1, 2006.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE.

Not applicable

ITEM 8A. CONTROLS AND PROCEDURES.

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the Company‘s Exchange Acts reports is recorded, processed and summarized and is reported within the time periods specified in the SEC‘s rules and forms, and that such information is accumulated and communicated to the Company‘s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure control procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

As of the date of this report, the Company‘s management, including the President (principal executive officer) and Chief Financial Officer, carried out an evaluation of the effectiveness of the design and operation of the Company‘s disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon the evaluation, the Company‘s President (principal executive officer) and Chief Financial Officer concluded that the Company‘s disclosure controls and procedures are effective in timely alerting them to material information required to be included in the Company‘s periodic SEC filings. There have been no significant changes in the Company‘s internal controls or in other factors, which could significantly affect internal controls subsequent to the date the Company‘s management carried out its evaluation.

There have been no significant changes in the Company‘s internal controls or in other factors that could significantly affect the internal controls subsequent to the date the Company completed its evaluation.

Part III.

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT.

Directors and Executive Officers: Our Directors may appoint new directors and elect officers at regular meetings with proper notification. Our shareholders elect our directors at each annual general meeting. Directors hold office until their successors have been elected and qualified or until death, resignation or removal. Our Officers are appointed by our Board of Directors. Our directors and executive officers are as follows:

Name	Age	Position	Term of Office
William Becker	74	Chairman of the Board	Until resignation
		Chief Executive Officer	Or removal
		Chief Financial Officer

Gary Brown	54	Secretary and Treasurer	Until resignation
		And Director	Or removal

Michael Tracy	59	Former President	Resigned
		Former Chief Executive
		Officer, Former Acting
		Chief Financial Officer,
		Former Director

Michael L. Glaser	65	Former Secretary and	Resigned
		Director

24

William Becker has been our Chairman of the Board from March 30, 1999 to April 15, 2004 and since September 3, 2004. Mr. Becker was also a Director of the Company from April 15, 2004 to September 3, 2004. From March 1996 to June 1999 and then from September 1999 to present, Mr. Becker was the Chairman of the Board of: (a) the Becker Group of Companies, a investment and venture capital firm, based in Grand Cayman, and (b) TeleHub Communications, a research and development located in Gurnee, Illinois.

Gary Brown has been Secretary and Treasurer since September 16, 2004 and has been a Director since October 9, 2004. Mr. Brown is Executive Vice President of Global Sales of Global Sales Operations for Tekelec Inc., a manufacturer of next generation switching systems, STP, and communication applications worldwide. From December 2001 to October 2003, Mr. Brown served as Chief Operating Officer of Metro-Optics, also a manufacturer of telecommunications switching systems. Mr. Brown has more than 30 years experience in the telecommunications industry.

Michael Tracy was a Director from April 1999 until November 30, 2004. He held the positions of President and CEO from December 1999 to April 14, 2004 and from September 16, 2004 to November 30, 2004. He also held the position of Acting Chief Financial Officer in 2003 and from September 16, 2004 to November 30, 2004. From 1982 through July 31, 2005, Mr. Tracy has been President of Tracy Corporation II, dba Western Total Communications, a wholly-owned subsidiary of Telemetrix, and also dba Telemetrix Technologies, and the entity that holds a license issued by the Federal Communications Commission authorizing it to provide wireless personal communication services and paging services in Gering, Nebraska.

Michael L. Glaser was our Secretary and Director from April 1999 until April 14, 2004. Mr. Glaser has been an attorney with the law firm of Shughart Thomson & Kilroy, P.C. since January 2003. From January 1996 through December 2002, Mr. Glaser was a director and shareholder of the law firm of Lottner Rubin Fishman & Saul, P.C. located in Denver. Mr. Glaser received a BA from George Washington University in 1961 and a Juris Doctor Degree from George Washington University School of Law in 1965.

SIGNIFICANT EMPLOYEES

None

FAMILY RELATIONSHIPS

There are no other family relationships among our officers, directors, promoters, or persons nominated for such positions.

LEGAL PROCEEDINGS

William Becker, a Director and our former Chairman of the Board, was the Chairman of TeleHub Communications Corporation from March 1996 through June 1999 and then from September 1999 to the present. On October 27, 1999, a TeleHub subsidiary petitioned for reorganization under the U.S. Bankruptcy Code. At that time, that subsidiary owed its parent corporation, TeleHub Communications Corporation approximately $606,000 for billing and consulting services. Given the status of this bankruptcy case, TeleHub Communications Corporation has reserved for the entire amount owed and does not expect to receive any payment.

Apart from the above matter, no officer, director, or persons nominated for such positions, promoter or significant employee has been involved in legal proceedings that would be material to an evaluation of our management.

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

      1.     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

      2.     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

25

      3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

      4. being found by a court of competent jurisdiction (in a civil action),the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

COMMITTEE OF THE BOARD OF DIRECTORS

We presently do not have an audit committee, compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various such committees during the current fiscal year. Currently, our Board of Directors makes decisions regarding compensation, our audit, the appointment of auditors, and the inclusion of financial statements in our periodic reports.

AUDIT COMMITTEE FINANCIAL EXPERT

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive.

CODE OF ETHICS

We have not yet adopted a corporate code of ethics. Our board of directors is considering establishing, over the next year, a code of ethics to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.

ITEM 10. EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation received for services rendered to it during the current year and the years ended December 31, 2005 and 2004, and 2003 respectively.

SUMMARY COMPENSATION CHART

	Annual Compensation			Long Term Compensation
Name & Position	Year	Salary $	Bonus $	Other $	Restricted Stock Awards	Options $	Payouts $	All Other Compensation
Michael J. Tracy*	2005	70,000	0	0	0	0	0	0
Former Chief Executive	2004	70,000	0	0	0	0	0	0
Officer	2003	300,000	0	0	0	0	0	0

Geoffrey Girdler**	2005	0	0	0	0	0	0	0
Former Chief Executive	2004	150,000	0	0	0	0	0	0
Officer

Richard Dineley***	2005	0	0	0	0	0	0	0
Former President	2004	200,000	0	0	0	0	0	0

o

*In 2005, Mr. Tracy received consulting fees of $10,000 per month until July 31, 2005. Fifty percent of this compensation was deferred and is currently due. From August 1, 2005 through December 31, 2005, Greenfly, LLC, a wholly owned LLC of Mr. Tracy received $24,000 per month as a services arrangement in which Greenfly supplied the employees that maintain our switch and radio access network. In October 2004 Mr. Tracy‘s employment with the company ended. During 2003, Mr. Tracy, our Chief Executive Officer, agreed to accept a total of 2,729,942 shares of our common stock in lieu of his $300,000 salary. These shares were valued at prices ranging from $0.06 to $0.036. To date, none of these shares have been issued.

26

o	** Mr. Girdler‘s position with the Company was through September 16, 2004.

o	*** Mr. Dineley‘s position with the Company was from June 17, 2004

OPTION/SAR GRANTS 2005

Name and Principle Position	Number of Securities Underlying Options	% of Total Options Granted to Employees in 2005 (1)	Exercise Price	Expiration Date
Michael Tracy, Former (President,	0	0	Not Applicable	Not Applicable
Chief Executive Officer, Acting Chief
Financial Officer, Chief Accounting
Officer, Director)

William W. Becker Chairman of the Board	0	0	Not Applicable	Not Applicable

Michael L. Glaser Former Secretary and	0	0	Not Applicable	Not Applicable
Former Director

TOTAL	0	100%

     (1)    There were no Options/SAR Grants in 2005, the last completed fiscal year.

AGGREGATE OPTIONS/SAR EXERCISES IN 2005 AND FISCAL YEAR END OPTIONS/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Michael Tracy,	Not Applicable	Not Applicable	150,000 / 0	Not Applicable
Former (President, Chief
Executive Officer, Acting Chief
Financial Officer, Chief
Accounting Officer, Director)

William W. Becker Director,	Not Applicable	Not Applicable	150,000 / 0	Not Applicable
Former Chairman of the Board

Michael L. Glaser Former	Not Applicable	Not Applicable	150,000 / 0	Not Applicable
Secretary and Former Director

There were no in-the-money exercisable options or SARs at the end of the fiscal year.

Board Compensation

Mr. Becker and Mr. Brown did not receive any compensation for services as members of the Board of Directors in 2005.

27

Mr. Patrick Kealy received $12,310 in compensation in 2004 for his service as Chairman of the Board from April 15, 2004 through September 3, 2004. No other Directors receive any compensation for their services as directors, although some Directors are reimbursed for reasonable expenses incurred in attending board or committee meetings.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following tables set forth the ownership as of December 31, 2005: (a) by each person known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (b) by each of our directors, by all executive officers and our directors as a group.

To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted. Other than the November 30, 2004 Agreement discussed in Note 7 of the Audited Financial Statements, there are not any pending or anticipated arrangements that may cause a change in our control.

Security Ownership of Beneficial Owners:

Title of Class	Name & Address	Amount		Nature	Percentage
Common	William W. Becker Chairman of	6,273,763	(1)	Direct	25.10%
	the Board and Acting CEO Park			And In-direct
	Lane West Bay Road Georgetown,
	Grand Cayman British West
	Indies

Common	Gary R. Brown	2,000	(2)	Direct	< 1%
	Director, Secretary and
	Treasurer
	211 Long Canyon Ct.
	Richardson, TX

Common	Michael J. Tracy Former Chief	11,409,000	(3)	Direct And	45.64%
	Executive Officer and Director			Indirect
	721 East 38th Street
	Scottsbluff, Nebraska 69361

Common	Vintage Investments Ltd. P.O	1,725,000	(4)	Direct	6.90%
	box 1787, One Capital Place
	Second Floor, Georgetown,
	Grand Cayman Island, B.W.I.

Common	Michael L. Glaser Former	1,432,554	(5)	Direct	5.73%
	Secretary and Director
	2324 S. Jackson
	Denver, Colorado 80210

Total		20,842,317			83.37%

(1)

William W. Becker‘s beneficial ownership of 6,273,763 shares of our common stock is composed of: (a) 4,136,263 shares held in the name of Hartford Holding Ltd., a wholly owned company of William Becker; (b) 87,500 shares that he individually owns; (c) 50,000 shares that are owned by his wife, Christine Becker; (d) 2,000,000 shares held in the name of the following entities located at c/o The Harbour Trust Co. Ltd, One Capital Place, P.O. Box 1787, Cayman Islands, British West Indies, in which William W. Becker has voting over such shares: (i) 750,000 shares owned by Adara Investment, Ltd. A trust that is maintained for the benefit of one of William Becker‘s (son/grandson) ;(ii) 500,000 shares owned by Wyse Investments, Ltd., a Trust that is maintained for the benefit of one of William Becker‘s (son/grandson); (iii) 750,000 shares owned by Ionian Investments, Ltd., a trust that is maintained for the benefit of one of William Becker‘s (son/grandson).

(2)	Gary R. Brown owns 2,000 shares of our stock individually

28

(3)	Michael J. Tracy owns 4,885,504 shares personally and 6,523,496 shares in the name of Tracy Broadcasting Corporation, a wholly owned corporation of Michael Tracy.

(4)	Vintage Investments Ltd. and owns the shares directly. Marguerite Laura Becker, the former wife of William W. Becker, is the beneficial owner of Vintage Investments Ltd.

(5)

Michael L. Glaser‘s ownership of 1,432,554 shares of our common stock is composed of: (a) 816,533 shares owned by Michael L. Glaser individually; (b) 12,500 shares owned jointly by Michael L. Glaser and his wife, Catherine M. Glaser; and (c) 603,521 shares in the name of Michael L. Glaser IRA Rollover.

SECURITY OWNERSHIP OF MANAGEMENT:

Title of Class	Name & Address	Amount	Nature	Percentage
Common	William W. Becker Chairman of the	6,273,763 (1)	Direct	25.10%
	Board, Acting CEO Park Lane West		And Indirect
	Bay Road Georgetown, Grand Cayman
	British West Indies

Common	Gary R. Brown	2,000 (2)	Direct	< 1.0%
	Director, Secretary and Treasurer
	211 Long Canyon Ct. Richardson, TX

Total		6,273,763		25.10%

(1)

William W. Becker‘s beneficial ownership of 6,273,763 shares of our common stock is composed of: (a) 4,136,263 shares held in the name of Hartford Holding Ltd., a wholly owned company of William Becker; (b) 87,500 shares that he individually owns; (c) 50,000 shares that are owned by his wife, Christine Becker; (d) 2,000,000 shares held in the name of the following entities located at c/o The Harbour Trust Co. Ltd, One Capital Place, P.O. Box 1787, Cayman Islands, British West Indies, in which William W. Becker has voting over such shares: (i) 750,000 shares owned by Adara Investment, Ltd. A trust that is maintained for the benefit of one of William Becker‘s (son/grandson);(ii)500,000 shares owned by Wyse Investments, Ltd./ a Trust that is maintained for the benefit of one of William Becker‘s (son/grandson); (iii) 750,000 shares owned by Ionian Investments, Ltd., a trust that is maintained for the benefit of one of William Becker‘s (son/grandson).

(2)	Gary R. Brown owns 2,000 shares of our stock individually

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Our wholly owned subsidiary, Tracy Corporation II, leases 4,800 square feet of office space at our executive offices, 1225 Sage Street in Gering, Nebraska from our Former Chief Executive Officer, Michael Tracy, for a monthly lease payment of $1,860 plus building expenses. The total payment is expected to be $2,500 per month. Michael Tracy owns the building where our offices are located.

We have an office in Longmont, Colorado, in the office of Becker Capital Management, located at 7105 La Vista Place, Longmont, Colorado. This office is used for accounting and general and administrative functions and is $600 per month on a month-to-month basis plus expenses. The Company paid Becker Capital Management $15,636 for reimbursement of expenses at Becker Capital Management‘s offices.

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ITEM 13. EXHIBITS AND REPORTS ON FORMS 8-K.

(a) Exhibits

Exhibit
Number                                           Description

31	Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

We hereby incorporate the following additional documents by reference: (a) our annual report on Form 10-KSB for the year ended December 31, 2003 which was filed on June 9, 2004; and (b) our quarterly reports on Form 10-QSB for the quarters ended: March 31, 2004 which was filed on August 4, 2004, June 30, 2004 and September 30, 2004 were filed on December 16, 2005.

(b) Reports on Form 8-K

June 14, 2004 filed on July 2, 2004 September 10, 2004 filed on September 14, 2004 September 16, 2004 filed on September 23, 2004 December 21, 2004 filed on December 21, 2004

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees

The aggregate fees billed and estimated unbilled for the fiscal year ended December 31, 2005 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements Included in our Form 10-KSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were $35,000.

The aggregate fees billed for the fiscal year ended December 31, 2004 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our Form 10-KSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were $35,000.

Other fees:

Audit-Related Fees
None.

Tax Fees
$4,500.00

All Other Fees
None.

30

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Telemetrix Inc.
By /s/ William Becker	April 30, 2006
William Becker, Chief Executive Officer
(Principal Executive Officer)

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By /s/ William Becker	April 30, 2006
William Becker, Chairman
By /s/ Gary Brown
Gary Brown, Director	April 30, 2006

31

ATTACHMENT 3
Settlement Agreement

Binding agreement between the undersigned shareholders of
Telemetrix, Inc.

Definitions

Michael Glaser	“MG”
Michael Tracy	“MT”
MT and MT entities owning shares	“MT Ents”
Nyssen LP	“Nyssen”
Tower Gate Finance Limited	“TGF”
WB, LB and Becker entities owning shares	“Becker Ents”
together defined as	“the Shareholders”
William Becker	“WB”
Larry Becker	“LB”
Telemetrix, Inc.	“TLXT” or “the Company”
Matthew Hudson	“MH”
Piers Linney	“PL”

1.      Shareholder Agreement Terms

1.1      Parties

The parties shall be those shareholders that sign below, who are intended to be Becker Ents, MG, MT Ents, Nyssen, TLXT, and TGF. Where applicable, the parties agree to disclose all of their direct and indirect interests in the share capital of the Company. If any party does not sign, the agreement shall be binding amongst those that have signed, but any provisions relating to any party or party that has not signed shall not be binding between the signing parties and shall remain open for negotiation.

1.2      Board Structure

Interim board: Becker Ents, MG and MT hereby agree to vote to put in place the following interim board (the Interim Board”) upon, if it is required, approval of foreign ownership by the Federal Communications Commission. The parties agree that WB shall act as interim CEO until a full time CEO is hired. However the Chairman or CEO shall not have a costing vote, or any more influence than any other board member. Hence the four man board need to agree all matters by majority.

WB (Chairman and interim CEO)
LB
PL
MH

This board structure shall be put in place for TLXT and all subsidiary companies.

Ongoing board Becker Ents shall have the right to appoint two directors at any time (initially being WB and LB) and Nyssen/TGF shall have the right to appoint two directors at any time (initially being PL and MH) (together the “Investor Directors”) for as long as either group individually and respectively holds in excess of 25% of the common stock of the Company )calculated on an as-converted basis including conversion of any outstanding debt in the company where the conversion price is known). Each group shall be entitled respectively to appoint only one director for as long as they hold in excess of 15% of the common stock and up to 25% of the common stock. For the first 12 months and provided Becker Ents or Nyssen/TGF hold more than 25% of the common stock of the Company, either Becker Ents or Nyssen/TGF shall have the right to request that their two directors represent at least 50% of the board.

This provision in the paragraph above relating to board composition, shall relate to TLXT and all of its subsidiaries, provided that the qualification percentages shall be calculated by reference to holdings of common shares in TLXT.

Becker Ents, MT, MG, Nyssen and TGF hereby agree to vote all shares held by them to ensure that the Investor Directors are always appointed in accordance with this agreement if Becker Ents or Nyssen and TGF wish to have appointees on the board.

The above agreement as to the appointment of Investor Directors shall cease as regards a group once either Becker Ents or Nyssen/TGF respectively, ceases to hold in excess of 15% of common stock in the Company.

However, the right to appoint Investor Directors shall not cease prior to the conversions mentioned below taking place and the funding of the loans set forth in section 3 below.

As well as the Investor Directors, other directors will be appointed in due course in good faith on the basis that their appointment is in the best interests of the Company.

1.3      Increasing Authorised Share Capital

Authorised Share Capital: Upon approval of foreign ownership by the Federal Communications Commission, if Section 310(b) limits apply, Nyssen and TGF shall request that the board resolves to convert amounts owed as follows:

Nyssen:	$1.6M to be converted at $0.04 per share into 40M new shares
TGF:	$0.8M fee converted at $0.04 per share into 20M new shares
LB:	$36,175 at $0.001 (par) in accordance with LB‘s loan note

LB will receive 36,175,000 common shares on conversion of his loan note.

All MT Ents interests, except his $467,000 loan note, shall aggregate to no more than 42,594,678 common shares. MT Ents will be given a new note for $467,000 which will provide that the maturity date shall be fore twenty four (24) months from December 31, 2004 and that if the loan is not repaid by such date, as the option of the holder it may he converted into equity at $0.02 per share. The loan note shall bear simple interest at 10% per annum from December 31, 2004.

MG and Becker Ents agree that all of their preferred shares (if issued) shall be converted into common shares at equal value and the each shall request that the board takes action to effect such conversions. MT agrees that any shares issued to MT Ents without board approval shall be cancelled immediately.

MT is owed $55,850 for expenses, back rent on building, tower site and edgar filings through December 31, 2004. MT agrees to accept this being paid off by the Company at the rate of $5,000 per month. Other than these amounts each of the parties agree that no other amounts are due to them and to the extent that there is anything is owed to them by the Company it is hereby waived by the parties.

1.5      Ligation and disputes

Any litigation or proposed litigation between the parties will cease immediately. Telemetrix shall dismiss its complaint against Nyssen/TGF without prejudice forthwith. Telemetrix shall dismiss its complaint against MT, WB and MG without prejudice forthwith. On completion of the conversions and issues of shares as set out in this agreement to Nyssen and TGF, Nyssen agrees to assign/transfer ownership of the Telos switch back to the Company.

2.      Interim Board Matters

The Interim Board shall consider and if thought fit approve:

2.1      Management Team and Employees

That the status of each employee is to be reviewed by WB who shall make recommendations to the board and the employment status of all employees that are to be retained is to be confirmed by letter as soon as possible.

That management required to service existing contracts or to close potential contracts shall be retained to ensure that revenues are pursued.

The board shall be asked to ensure that a clear and unequivocal operational management and reporting structure in place.

That the board shall confirm in writing to each of Kealy, Dineley, Girdler, Hull, Sullivan (and any other employees connected to them) that, other than in respect to any theft or financial fraud, that any current or proposed claims against them are dropped by the Company and will not be pursued in the future.

That the board shall confirm in writing to MT that, other than in respect of theft or fraud, all current claims against him are dropped and all claims relating to actions prior to the date of this agreement which may be considered in the future are waived in full and will not be prosecuted by or on behalf of the Company, in exchange for which immediately upon signing this agreement, MT agrees to resign as an employee of the company and an officer thereof. The new board shall agree consultancy terms with MT in so far as his services are required on an ongoing basis. PL shall be appointed to the board until FCC approval (if required) is granted in respect of the appointment of the Interim Board as set our in Section 1.2 of this agreement.

WB agrees not to vote on any board decisions without Nyssen‘s consent until the Interim Board set out in Section 1.2 has been duly appointed, following, if it is required, approval of foreign ownership by the Federal Communication Commission.

MT Ents agree that, other than in respect of theft or fraud, all current claims against Nyssen, TGF, TLXt and its subsidiaries (other than the $467,000 note and the $55,850 expenses due to MT from TLXT as set out above in Section 1.4) are dropped and all claims relating to actions prior to the date of this agreement which may be considered in the future against the above or Becker Ents are waived in full and will not be prosecuted.

The parties agree that Shareholders or directors can be remunerated for their time and efforts as the board may determine from time to time.

2.2      Insurance

That the Company be immediately required to put in place appropriate insurance to protect directors and officers.

2.3      Board Meeting Frequency

That the board shall meet (in person or by telephone) every month when the performance of the business against the business plan (see below) shall be reviewed.

2.4      Option Scheme

That an option scheme of 10% of the fully diluted share capital shall be put in place as soon as possible to incentivise existing and new management.

2.5      Business Location

That, in due course and cost permitting, all business activities and assets are to be migrated to a location agreed to by the board. The interim board shall also decide where the corporate headquarters are to be located.

The Company‘s board or its representatives will notify MT and Tracy Broadcasting within 10 days of the date of signing of this agreement if it wishes to accept the terms of the lease(s) or rental agreements relating to the properties owned by MT or MT Ents as set out in the paragraph below. It is noted that as of the time of this agreement, the Company is in default of all existing lease agreements for non-payment, the proper notification of cancellation have been received by the Company and the Company is now operating on a month to month rental basis. Further the board understands that the Company had been notified to vacate the property as of December 31, 2004 and that MT or MT Ents are under no obligation to enter into any further agreements with the Company or extend existing month to month agreements past December 31, 2004.

However, as per Section 1.4 of the Agreement, the Company has agreed to repayment of MT and MT Ents outstanding expenses and back rents. Based on this Agreement, MT (or MT Ents as the case may be) hereby agrees to extend the tower agreement ($1,500 per month non-inclusive) and rental on the current office building in Nebraska ($3,000 per month non-inclusive) on a month by month basis with a thirty day notice provided by the Company to cancel to 31st December 2005 assuming the payments are made on a timely basis.

2.6      Bank Accounts

That the main bank account shall be held near to the headquarters location. Other account (i.e. Nebraska) will be held for as long as they are required.

That the bank mandate is reviewed and approved by the new board and that payments over (or a series of connected payments amount to) $25,000 shall require board approval.

2.7      Business Plan and Reporting

The Shareholders shall request that the board and management prepare a business plan, including financials against which performance shall be measured on a monthly basis. This shall be done with the assistance of TGF.

The business plan shall be reviewed every 3 months by the board and TGF although performance shall be reviewed each month at board meetings.

2.8      FCC/SEC Approvals

That the board shall immediately take advice on the required FCC/SEC filings and/or authorities required to effect the contents of this agreement and shall immediately seek any consents that are required.

That appropriate announcements are made to the market immediately and in due course once the reorganisation has taken place.

That all SEC/FCC filings shall be brought up to date and that, importantly, a filing is made with the SEC detailing the fact that the disputes have been settled.

2.9      Balance Sheet

That the internal accountant, CFO and, if necessary, auditors be requested to provide a detailed report on the balance sheet so that it can be cleaned up.

3.       Ongoing Financing and Final Share Capital

TLXT requires immediate access to new finance to avoid insolvency. It will then require further financing until the business is profitable and its accounts are cleaned up before a new equity financing can be attempted. Nyssen and Becker Ents shall be under no obligation to invest any sum whilst MT is a director of the Company.

3.1      Emergency Financing

On the agreement to legally binding documentation, including appropriate shareholder resolutions and filings, WB and his affiliates shall provide $200,000 of emergency new finance at 2 cents per share, equating to a further issue of 10,000,000 common shares. Nyssen agrees to provide $100,000 of emergency funding at 2 cents per share resulting in the issue of a further 5,000,000 common shares and $100,000 at 10 cents per share resulting in the issue of 1,000,000 common shares.

3.2      Medium Term Financing

The Shareholders shall propose to the board that it should see whether it can refinance the Telos switch. However, the parties agree that due to the company‘s financial state (and recent SEC filings) this may prove to be difficult.

Provided that the conversions, share issuances, board changes and other matters set out in this agreement are completed and there is a business case agreed by the board, Nyssen shall invest a further $100,000 at 10 cents per share resulting in the issue of 1,000,000 common shares and WB Ents shall also invest a further $100,000 at 10 cents per share resulting in the issue of 1,000,000 common shares.

It shall be proposed to the board in due course that is should consider whether any additional funding shall be sought from third party equity sources or from Nyssen or WB Ents.

3.3      Final Share Capital

Following completion of the matters in this agreement, the parties agree that the share capital shall be as follows:

Telemetrix Share Structure

Debt Conversion:	LB converts existing debt at $.00l cents per share as per terms of $30,000 note.
Immediate Financing -	Becker Group invests $200,000 @ $.02 cents per share.
Nyssen Group invests $100,000 @ $.02 cents per share and
$100,000 @ $.10 centers per share.
Medium Term Financing -	Nyssen & Becker Group invests $200,000 @ $.10 cents per share as part of offering.
Additional Financing -	Next round raised on 3rd party financing @ $.10 per share or higher alternatively continued financing from Becker and Nyssen Group
@ $.10 per share or higher.

Investors	Share Number before debt conv	% ownership before debt conv	Share Number after debt conv	$ Invested	Additional Shares	Total Share Number	% ownership
William Becker	7,824,504	6.21%	7,824,504
WB Funding @ $0.00				$200,000	10,000,000
WB Funding @ $0.10				$100,000	1,000,000	___________
						18,824,504	10.44%

Michael Tracy	42,594,678	33.79%	42,594,678			42,594,678	23.63%
Larry Becker	5,521,332	4.38%	5,521,332
LB Debt $34.5K @ 0.1 cents			36,175,000			__________
						41,696,332	23.13%

Michael Glaser	6,791,754	5.39%	6,791,754			6,791,754	3.77%
Nyssen Group	60,000,000	47.60%	60,000,000
Nyssen Funding @ $0.00				$100,000	5,000,000
Nyssen Funding @ $0.10				$200,000	2,000,000	___________
						67,000,000	37.17%

Other	3,326,100	2.64%	3,326,100			3,326,100	1.85%

Total Shares	126,058,368	100.00%	162,233,358	$600,000	18,000,000	180,233,368	100.00%

The parties agree to work together in good faith to effect the above structure as soon as possible.

4.      Other Matters

4.1      Immediate Contract Recovery Plan

The Shareholders shall recommend to the board that it shall review all pending contracts and ensure that resources are available to secure profitable contracts, especially the Flash contract.

The Shareholders shall recommend to the board that current and outgoing employees may be incentivised to get the Flash contract signed.

The parties shall work together in good faith to secure the existing customer contracts. The parties also agree to investigate a customer relationship or merger with Skypatrol and recommend that the board does so too.

4.2      Timing

The parties agree to work in good faith to execute the above matters as soon as possible and to seek the agreement of all intended parties, including Becker, Nyssen, TGF, MG and MT Ents. Assuming that the interim board changes will not require a shareholder vote, the interim board is to be appointed within two days of execution of this agreement.

The board shall review all legal costs of the parties and agree what proportion the company will pay.

Delaware State Law shall apply to this agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: 30th November 2004

Agreed to by:

/s/ William Becker	/s/ Christine Becker
William Becker	Christine Becker

/s/ William Becker	/s/ William Becker
President	Its Authorized Representative
Hartford Holdings	Wyse Investments Ltd.

/s/ Larry Becker	/s/ Larry Becker
Larry Becker	Larry Becker
Its Authorized Representative
BGCI Investments Inc.

/s/ Larry Becker	/s/ S. Alan Milgate
Larry Becker	S. Alan Milgate
Its Authorized Representative	Its Authorized Representative
Becker Capital Management LLC	Vintage Investments Ltd

/s/ S. Alan Milgate	/s/ S. Alan Milgate
S. Alan Milgate	S. Alan Milgate
Its Authorized Representative	Its Authorized Representative
Ionian Investments	Ardara Investments Ltd.
For and on behalf of Bluejay	For and on behalf of Bluejay
Investments, Ltd., Director	Investments, Ltd., Director

/s/ Mathew Hudson	/s/ Piers Linney
Mathew Hudson	Piers Linney
As director of Nyssen Limited	For and on behalf of
Being the GP of Nyssen LLP	Tower Gate Finance Limited

/s/ Michael Glaser	/s/ William Becker
Michael Glaser	William Becker
Telemetrix Inc.
Its Authorized Representative

/s/ Michael Tracy	/s/ Michael Tracy
Michael Tracy	Michael Tracy
For and on behalf of
Tracy Broadcasting Corporation